Exhibit 10.1

Published CUSIP Number: [                      ]

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 23, 2013,

among

SPX CORPORATION,

The Foreign Subsidiary Borrowers Party Hereto,

The Lenders Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent,

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,

as Foreign Trade Facility Agent,

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent for Revolving Commitments, the Term Loan A
and the Delayed Draw Term Loan A

BANK OF AMERICA, N.A.,

as Syndication Agent for Foreign Credit Commitments

HSBC BANK USA, N.A.,

THE BANK OF NOVA SCOTIA,

JPMORGAN CHASE BANK, N.A.,

COMMERZBANK AKTIENGESELLSCHAFT,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NEW YORK BRANCH

And

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers for Revolving Commitments, the Term Loan A
and the Delayed Draw Term Loan A

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,

as Joint Lead Arrangers for Foreign Credit Commitments

[Cover Page Continues]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,

DEUTSCHE BANK SECURITIES INC.,

HSBC SECURITIES (USA) INC.,

THE BANK OF NOVA SCOTIA,

J.P. MORGAN SECURITIES LLC,

COMMERZBANK AKTIENGESELLSCHAFT,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NEW YORK BRANCH

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Joint Book Managers

i

SCHEDULES:

1.1A	Commitments
1.1B	Material Subsidiaries
1.1C	Foreign Credit Instrument Requirements
1.1D	Additional Currencies
2.6(g)	Obligations of Foreign Issuing Lenders
2.6(k)	Procedures for Release of Foreign Credit Instruments
2.6(m)	Form of Agreement for Joint Signature Foreign Credit Instruments
2.6(r)	Reports
2.23	Foreign Subsidiary Borrowers
3.4	Disclosed Matters
3.12	Subsidiaries
3.16	UCC Filing Jurisdictions

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Closing Certificate
C	Form of Assignment and Assumption
D	Form of Exemption Certificate
E	Form of Borrowing Subsidiary Agreement
F	Form of Borrowing Subsidiary Termination
G	Form of Incremental Facility Activation Notice
H	Form of New Lender Supplement
I	Form of Utilization Request
J	Form of Domestic Revolving Note
K	Form of Global Revolving Note
L	Form of Term A Note
M	Form of Delayed Draw Term A Note
N	Form of Swingline Note
O	Form of Incremental Term Note
P	Form of Compliance Certificate
Q	Form of Foreign Issuing Lender Joinder Agreement
R	Form of UK Tax Certification

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 23, 2013, among SPX CORPORATION, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers (as hereinafter defined) party hereto, the Lenders party hereto, DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as Foreign Trade Facility Agent, and BANK OF AMERICA, N.A., as Administrative Agent.

WHEREAS, credit facilities have been established in favor of the Parent Borrower and affiliated borrowers pursuant to the terms of the Existing Credit Agreement (as hereinafter defined);

WHEREAS, the Parent Borrower has requested certain modifications to and extension of the credit facilities provided pursuant to the Existing Credit Agreement;

WHEREAS, the Lenders have agreed to the requested modifications and extensions on the terms and conditions provided herein; and

WHEREAS, this Agreement is given in amendment to, restatement of and substitution for the Existing Credit Agreement.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR”:  when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acknowledgement and Consent”:  an acknowledgement and consent provided by the issuer of Capital Stock as Collateral pursuant to the Guarantee and Collateral Agreement.

“Act”:  as defined in Section 9.15.

“Additional Commitment Lender”:  as defined in Section 2.6(b)(iii).

“Additional Domestic Revolving Commitment Lender”: as defined in Section 2.1(c)(iii).

“Additional Global Revolving Commitment Lender”: as defined in Section 2.1(d)(iii).

“Additional Foreign Issuing Lender”:  as defined in Section 2.6(b)(iv).

“Adjusted LIBO Rate”:  with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the LIBO Reserve Percentage.

“Administrative Agent”:  Bank of America, in its capacity as administrative agent for the Lenders hereunder; it being understood that matters concerning Foreign Credit Instruments will be administered by Deutsche Bank (the “Foreign Trade Facility Agent”) and therefore all notices concerning such Foreign Credit Instruments will be required to be given at the Foreign Trade Administrative Office.

“Administrative Agent’s Office”:  with respect to any currency, the Administrative Agent’s address as set forth in Section 9.1(b) with respect to such currency or such other address with respect to such currency as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders.

“Administrative Questionnaire”:  an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Payment Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender in favor of customers of the Parent Borrower or any of its Subsidiaries or Joint Ventures for the purpose of securing the obligation to refund advance payments made by such customers in the case contractual obligations vis-à-vis such customers are not fulfilled.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affirmation Agreement”:  that certain Affirmation Agreement dated as of the Effective Date pursuant to which each of the parties to each Security Document and each Borrowing Subsidiary Agreement, respectively, affirm their obligations under each of the foregoing to which it is a party, respectively, with respect to the Obligations under this Agreement.

“Agent Parties”:  as defined in Section 9.1.

“Agents”:  the Administrative Agent and the Foreign Trade Facility Agent, and “Agent” means any one of them.

“Agreement”:  this Amended and Restated Credit Agreement.

“Alternate Base Rate”:  for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the LIBO Rate plus 1.0%  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Alternative Currency”:  each of Euro, Sterling, each of the currencies of the countries specified on Schedule 1.1D and any other currency that is freely available, freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market; provided that such currency is reasonably acceptable to the Administrative Agent and the applicable Issuing Lender or Incremental Term Lender, as applicable.

“Alternative Currency LC Exposure”:  at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of obligations under all Alternative Currency Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not yet been reimbursed at such time.

“Alternative Currency Letter of Credit”:  a Letter of Credit denominated in an Alternative Currency.

“Applicable Percentage”:  with respect to any Lender, (a) with respect to such Lender’s Domestic Revolving Commitment at any time, the percentage of the total Domestic Revolving Commitments represented by such Lender’s Domestic Revolving Commitment, (b) with respect to such Lender’s Global Revolving Commitment at any time, the percentage of the total Global Revolving Commitments represented by such Lender’s Global Revolving Commitment, (c) with respect to such Lender’s Foreign Credit Commitment at any time, the percentage of the total Foreign Credit Commitments represented by such Lender’s Foreign Credit Commitment, (d) with respect to such Lender’s portion of the outstanding Term Loan A at any time, the percentage of the outstanding principal amount of the Term Loan A held by such Lender at such time, (e) with respect to such Lender’s Delayed Draw Term Loan A Commitment at any time during the Delayed Draw Term Loan A Availability Period, the percentage of the aggregate Delayed Draw Term Loan A Commitments represented by such Lender’s Delayed Draw Term Loan A Commitment at such time, and (f) with respect to such Lender’s portion of the outstanding Delayed Draw Term Loan A at any time, the percentage of the outstanding principal amount of the Delayed Draw Term Loan A held by such Lender at such time.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1A or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable.  If (w) the Domestic Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Domestic Revolving Commitments most recently in effect, giving effect to any assignments, (x) the Global Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Global Revolving Commitments most recently in effect, giving effect to any assignments, (y) the Foreign Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Foreign Credit Commitments most recently in effect, giving effect to any assignments or (z) the Delayed Draw Term Loan A Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Delayed Draw Term Loan A Commitments most recently in effect, giving effect to any assignments.  In the case when a Defaulting Lender shall exist, the “Applicable Percentage” shall be determined in accordance with Section 2.24(a)(iv).

“Applicable Rate”:  (a) with respect to any Loans (other than Incremental Term Loans), Delayed Draw Term Loan Commitment Fees, Domestic Revolving Commitment Fees, Global Revolving Commitment Fees, Letter of Credit Fees, Foreign Credit Instrument Fees and Foreign Credit Commitment Fees for any day, the applicable rate per annum set forth below in the applicable grid, based upon the Consolidated Leverage Ratio as of the most recent Determination Date:

Pricing Tier	Consolidated Leverage Ratio	Domestic Revolving Commitment Fee and Delayed Draw Term Loan A Commitment Fee	Global Revolving Commitment Fee	Letter of Credit Fee	Foreign Credit Commitment Fee and Bilateral Foreign Credit Commitment Fee	Foreign Credit Instrument Fee and Bilateral Foreign Credit Instrument Fee	Eurocurrency Loans	ABR Loans
1	< 1.0 to 1.0	0.225%	0.225%	1.250%	0.225%	0.750%	1.250%	0.250%
2	> 1.0 to 1.0 but < 1.5 to 1.0	0.250%	0.250%	1.375%	0.250%	0.800%	1.375%	0.375%
3	> 1.5 to 1.0 but < 2.0 to 1.0	0.275%	0.275%	1.500%	0.275%	0.875%	1.500%	0.500%
4	> 2.0 to 1.0 but < 3.0 to 1.0	0.300%	0.300%	1.750%	0.300%	1.000%	1.750%	0.750%
5	> 3.0 to 1.0	0.350%	0.350%	2.000%	0.350%	1.250%	2.000%	1.000%

(b)                                 for any Incremental Term Loans, such per annum rates as shall be agreed to by the Parent Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Facility Activation Notice and (c) for Bilateral Foreign Credit Instruments and Bilateral Joint Signature Foreign Credit Instruments for any day, the applicable rate per annum set forth above in the applicable grid, based upon the Consolidated Leverage Ratio as of the most recent Determination Date (or such other rate as may be agreed in writing from time to time between the Parent Borrower and the applicable Bilateral Foreign Issuing Lender).

For purposes of the foregoing, (a) the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower’s fiscal year based upon the Parent Borrower’s consolidated financial statements delivered pursuant to Section 5.1(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (i) Pricing Tier 5 shall apply at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders, if a Compliance Certificate is not delivered when due in accordance with Section 5.1(a) or (b), Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.1(a) or (b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate.  The Applicable Rate in effect from the Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 5.1(b) for the fiscal quarter ending March 31, 2014 shall be determined based upon Pricing Tier 4.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.15(f).

“Applicable Time”:  with respect to any borrowings and payments in any Qualified Global Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund”:  any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Swap”:  the exchange by the Parent Borrower or a Subsidiary of any portion of its assets for other assets which, or Capital Stock of a Person all or substantially all of the assets of which, are of a type used in the business of the Parent Borrower and its Subsidiaries or in a related business, or a combination of any such assets or Capital Stock of such a Person and cash or Permitted Investments; provided that in the case of any such exchange involving the exchange of assets having an aggregate fair market value in excess of $100,000,000, either (a) the board of directors of the Parent Borrower or (b) the chief financial officer of the Parent Borrower shall have determined in good faith that the aggregate fair market value of the assets and other consideration received in connection therewith shall at least equal the aggregate fair market value of the assets so exchanged.

“Assignee Group”:  two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.4(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Assumption Agreement”:  an assumption entered into by an additional grantor pursuant to Section 5.11(a) and accepted by the Administrative Agent, in substantially the form of Annex 2 to the Guarantee and Collateral Agreement.

“Attributable Debt”:  in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the Parent Borrower or the relevant Subsidiary, as lessee, for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Bank of America”:  Bank of America, N.A. and its successors.

“Bilateral Foreign Credit Commitment Fee”: as defined in Section 2.6(p)(i)(B).

“Bilateral Foreign Credit Instrument”:  a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a General Purpose Guarantee or a Counter-Guarantee, in each case issued by a Bilateral Foreign Issuing Lender pursuant to the terms hereof.

“Bilateral Foreign Credit Instrument Fee”: as defined in Section 2.6(p)(ii)(B).

“Bilateral Foreign Credit Instrument Issuing Commitment”:  with respect to each Bilateral Foreign Issuing Lender, the commitment of such Bilateral Foreign Issuing Lender to issue Bilateral Foreign Credit Instruments, as such commitment may be changed from time to time pursuant to this Agreement.  The amount of each Bilateral Foreign Issuing Lender’s Bilateral Foreign Credit Instrument Issuing Commitment as of the Effective Date is set forth on Schedule 1.1A.  The aggregate principal amount of the Bilateral Foreign Credit Instrument Issuing Commitments as of the Effective Date is TWO HUNDRED MILLION DOLLARS ($200,000,000).

“Bilateral Foreign Credit Reimbursement Obligation”:  the obligation of each relevant Borrower to reimburse the relevant Bilateral Foreign Issuing Lender pursuant to Section 2.6(h) for Foreign Credit Disbursements with respect to Bilateral Foreign Credit Instruments.

“Bilateral Foreign Issuing Lender”:  (a) a Lender with a Bilateral Foreign Credit Instrument Issuing Commitment or with Foreign Trade Exposure related to Bilateral Foreign Credit Instruments and (b) a Person that has had its Bilateral Foreign Credit Instrument Issuing Commitment terminated at the election of the Parent Borrower pursuant to the terms of Section 2.6(b)(i) but that has issued prior to such termination Bilateral Foreign Credit Instruments and/or Bilateral Joint Signature Foreign Credit Instruments pursuant to Section 2.6 that continue to remain outstanding following such termination (for which it has not received a Counter-Guarantee at the election of the Parent Borrower in its sole discretion as credit support for such Bilateral Foreign Credit Instruments and/or Bilateral Joint Signature Foreign Credit Instruments).

“Bilateral Foreign Trade Facility”:  as defined in the definition of Facility.

“Bilateral Joint Signature Foreign Credit Instrument”:  a Bilateral Foreign Credit Instrument issued by two or more Bilateral Foreign Issuing Lenders acting as several debtors in accordance with Section 2.6(m).

“Board”:  the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials”: as defined in Section 5.1.

“Borrowers”:  the collective reference to the Parent Borrower and the Foreign Subsidiary Borrowers.

“Borrowing”:  (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request”:  a request by the relevant Borrower for a Borrowing in accordance with Section 2.3.

“Borrowing Subsidiary Agreement”:  (a) each of (i) that certain Borrowing Subsidiary Agreement dated as of June 30, 2011 among SPX Cooling Technologies GmbH, the Parent Borrower, the Foreign Trade Facility Agent and the Administrative Agent, (ii) that certain Borrowing Subsidiary Agreement dated as of June 30, 2011 among Balcke-Dürr GmbH, the Parent Borrower, the Foreign Trade Facility Agent and the Administrative Agent, (iii) that certain Borrowing Subsidiary Agreement dated as of June 30, 2011 among SPX Flow Technology Crawley Limited, the Parent Borrower, the Foreign Trade Facility Agent and the Administrative Agent, (iv) that certain Borrowing Subsidiary Agreement dated as of October 5, 2011 among SPX Clyde UK Limited, the Parent Borrower, the Global Revolving Lenders and the Administrative Agent and (v) that certain Borrowing Subsidiary Agreement dated as of October 13, 2011 among SPX Clyde UK Limited, the Parent Borrower, the Lenders with Foreign Credit Commitments, the Foreign Trade Facility Agent and the Administrative Agent and (b) each other Borrowing Subsidiary Agreement delivered after the Effective Date, substantially in the form of Exhibit E.

“Borrowing Subsidiary Termination”:  a Borrowing Subsidiary Termination, substantially in the form of Exhibit F.

“Business Day”:  any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact generally closed in, New York City, with respect to Obligations denominated in Dollars and: (a) if such day relates to any interest rate settings as to a Eurocurrency Loans denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market, (b) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day, (c) if such day relates to any interest rate settings as to a

Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency, (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency, (e) with respect to the issuance of any Foreign Credit Instrument by a Foreign Issuing Lender, such day is also a day on which banks are open for general business at the Foreign Trade Administrative Office and the Lending Office of such Foreign Issuing Lender, (f) with respect to any Utilization Reduction Notice given by a Foreign Issuing Lender, such day is also a day on which banks are open for general business at the Lending Office of such Foreign Issuing Lender, (g) with respect to any calculation of the Dollar Equivalent pursuant to Section 2.6(n), the distribution of reports pursuant to Section 2.6(r) and the determination of a Rebasing Date, such day is also a day on which banks are open for general business at the Foreign Trade Administrative Office and (h) in all other cases with respect to the Foreign Trade Facility, such day is also a day on which banks are open for general business in Düsseldorf.

“Calculation Date”:  (a) with respect to any Loan, each of the following:  (i) each date of a Borrowing of a Eurocurrency Loan denominated in a Qualified Global Currency, (ii) each date of a continuation of a Eurocurrency Loan denominated in a Qualified Global Currency pursuant to Section 2.3 and/or Section 2.8, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Lender under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender shall determine or the Required Lenders shall require.

“Capital Lease Obligations”:  with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock”:  shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Cash Cover”:  as defined in Section 2.6(o)(iv).

“Change in Law”:  (a) the adoption of any law, rule or regulation after June 30, 2011 (or, with respect to any Person that becomes a Lender after June 30, 2011, after the date that such Person becomes a Lender), (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after June 30, 2011 (or, with respect to any Person that becomes a Lender after June 30, 2011, after the date that such Person becomes a Lender) or (c) compliance by any Lender, Issuing Lender or Foreign Issuing Lender (or, for purposes of Section 2.17(b), by any lending office of such Lender, Issuing Lender or Foreign Issuing Lender or by such Person’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after June 30, 2011 (or, with respect to any Person that becomes a Lender, Issuing Lender or Foreign Issuing Lender after June 30, 2011, after the date that such Person becomes a Lender, Issuing Lender or Foreign Issuing Lender, as applicable); provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case referred to in clause (i) or (ii) be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control”:  (a) the acquisition of ownership, directly or indirectly, beneficially, by any “person” or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Capital Stock representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Capital Stock of the Parent Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Borrower by Persons who were neither (i) nominated by the board of directors of the Parent Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a “Change of Control” (or any comparable concept) as defined in any Subordinated Debt Documents or any Other Permitted Debt Documents.

“Chinese Loan Facility”:  a working capital facility provided to certain Chinese Subsidiaries of the Parent Borrower by one or more lenders.

“Class”:  when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Global Revolving Loans, the Term Loan A, the Delayed Draw Term Loan A, Incremental Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Domestic Revolving Commitment, a Global Revolving Commitment, a Bilateral Foreign Credit Instrument Issuing Commitment, a Participation Foreign Credit Instrument Issuing Commitment, Foreign Credit Commitment, a Term Loan A Commitment, a Delayed Draw Term Loan A Commitment or an Incremental Term Loan Commitment.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Date”:  each date on which, pursuant to Section 5.1, the Parent Borrower delivers annual financial statements in respect of its fiscal year or quarterly financial statements in respect of the second quarter of its fiscal year.

“Commercial Lifetime”:  with respect to any Foreign Credit Instrument that does not provide for a specific expiration date, the period from the date of issuance thereof until the expected maturity of such Foreign Credit Instrument as indicated by the relevant Borrower in its reasonable discretion in the relevant Utilization Request determined on the basis of the lifetime of the underlying obligations.

“Commitment”:  a Domestic Revolving Commitment, a Global Revolving Commitment, the Term Loan A Commitment, the Delayed Draw Term Loan A Commitment, an Incremental Term Loan Commitment, a Bilateral Foreign Credit Instrument Issuing Commitment, a Participation Foreign Credit Instrument Issuing Commitment, a Foreign Credit Commitment or any combination thereof (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.

“Compliance Certificate”:  as defined in Section 5.1(c).

“Consideration”:  in connection with any acquisition or Investment, the consideration paid by the Parent Borrower or any of its Subsidiaries in connection therewith (including consideration in the form of issuance of Capital Stock of the Parent Borrower or any Subsidiary and assumption of Indebtedness but excluding, for the purposes of any calculation made pursuant to Section 6.5, consideration in the form of issuance of Capital Stock of the Parent Borrower).

“Consolidated EBITDA”:  for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other premiums, fees and charges associated with Indebtedness or any Qualified Receivables Transaction or European Securitization, whether in connection with the Incurrence, prepayment, redemption, termination or wind-down thereof or otherwise associated with Indebtedness or any Qualified Receivables Transaction or European Securitization (including the Loans and net costs under Hedging Agreements), (c) depreciation and amortization expense, (d) amortization or write-off of intangibles (including goodwill) and organization costs, (e) any extraordinary or non-recurring non-cash expenses or non-cash losses; provided that in the event that the Parent Borrower or any of its Subsidiaries makes any cash payment in respect of any such extraordinary or non-recurring non-cash expense, such cash payment shall be deducted from Consolidated EBITDA in the period in which such cash payment is made, (f) losses on Dispositions of assets outside of the ordinary course of business, (g) extraordinary or non-recurring cash charges resulting from restructuring, severance, plant-closings, integration and other non-recurring events; provided that the amounts referred to in this clause (g) shall not, in the aggregate exceed the sum of (i) $50,000,000 in the fiscal year ending December 31, 2013, $75,000,000 in the fiscal year ending December 31, 2014, $100,000,000 in the fiscal year ending December 31, 2015, $125,000,000 in the fiscal year ending December 31, 2016 and $150,000,000 in the fiscal year ending December 31, 2017 (provided that such cap per fiscal year shall be increased by $25,000,000 for each fiscal year thereafter) plus (ii) the cumulative unused amount of permitted add-backs to Consolidated EBITDA pursuant to this clause (g) from prior years (including for purposes of the fiscal year ending December 31, 2013, any unused amount for permitted add-backs in the fiscal year ended December 31, 2012 pursuant to clause (g) of the definition of Consolidated EBITDA under the Existing Credit Agreement), provided that such unused amounts carried forward for purposes of this clause (g) shall not exceed $175,000,000 in the aggregate during the term of this Agreement since the Effective Date, (h) non-cash compensation expenses and related charges, including non-cash expenses or charges arising from the contribution, sale or other use of stock or stock appreciation or tracking rights, the granting of stock options, the granting of stock appreciation or tracking rights, the granting of restricted stock or restricted stock units and arrangements similar to any of the foregoing (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation or tracking rights, restricted stock or restricted stock units or similar arrangements), (i) any loss recorded in connection with the designation of a discontinued operation (exclusive of its operating loss), (j) any loss realized upon the sale or other disposition of any Capital Stock of any Person, (k) any increase in the cost of sales or other write-offs or other increased costs resulting from purchase accounting in relation to any acquisitions net of taxes and (l) any expense attributable to pension plans and/or post-retirement medical plans to the extent such expense exceeds service cost and amortization of prior service costs /credits attributable to pension plans and/or post-retirement medical plans and minus, without duplication, to the extent included in the statement of such Consolidated Net Income for such period, (a) any extraordinary or non-recurring non-cash income or non-cash gains, (b) gains on Dispositions of assets outside of the ordinary course of business, (c) any gain recorded in connection with the designation of a discontinued operation (exclusive of its operating income), (d) any gain realized upon the sale or other disposition of any Capital Stock of any Person and (e) any income attributable to pension plans and/or post-retirement medical plans to the extent such income exceeds service cost and amortization of prior service costs/credits attributable to pension plans and/or post-retirement medical plans..

For the purposes of determining Consolidated EBITDA for any period, the cumulative effect of any change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded.  For the purposes of determining Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Parent Borrower or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), without giving effect (unless permitted for pro forma financial statements prepared in accordance with Regulation S-X) to cost savings.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person and (b) involves Consideration in excess of $25,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (a) involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Subsidiary and (b) yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $25,000,000.  Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for any period, the amount of Consolidated EBITDA attributable to Non-Subsidiary Joint Ventures for such period in excess of the amount of distributions made by such Non-Subsidiary Joint Ventures to the Parent Borrower or any of its Subsidiaries during such period shall not exceed ten (10%) percent of total Consolidated EBITDA for such period.

“Consolidated Interest Coverage Ratio”:  as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters of the Parent Borrower most recently ended to (b) Consolidated Interest Expense for the period of four fiscal quarters of the Parent Borrower most recently ended.

“Consolidated Interest Expense”:  for any period, the sum of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Parent Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent Borrower and its Subsidiaries (including net cash costs or net cash income under Hedging Agreements in respect of such Indebtedness to the extent such net cash costs or net cash income, as the case may be, are allocable to such period in accordance with GAAP), (b) total dividend payments made by the Parent Borrower or any of its Subsidiaries to any Person (other than the Parent Borrower or any Wholly Owned Subsidiary Guarantor) during such period in respect of preferred Capital Stock and (c) to the extent not otherwise included in “interest expense” (or any like caption) on a consolidated income statement of the Parent Borrower and its Subsidiaries for such period, any other discounts, fees and expenses comparable to or in the nature of interest under any Qualified Receivables Transaction or any European Securitization; provided that, notwithstanding the foregoing, in no event shall any of the following constitute “Consolidated Interest Expense”:  (i) premiums or fees paid by the Parent Borrower or its Subsidiaries in connection with the prepayment or redemption of Indebtedness, (ii) any net cash costs or any net cash income, as the case may be, of the Parent Borrower or its Subsidiaries in connection with termination or wind-down of any Hedging Agreement or (iii) all commissions, discounts and other fees and charges owed by the Parent Borrower or any of its Subsidiaries with respect to Foreign Credit Instruments, letters of credit, bank undertakings and analogous instruments and bankers’ acceptance financing.

“Consolidated Leverage Ratio”:  as of any date of determination, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for the period of four fiscal quarters of the Parent Borrower most recently ended.

“Consolidated Net Income”:  for any period, the consolidated net income (or loss) of the Parent Borrower, its Subsidiaries and its Non-Subsidiary Joint Ventures, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or Non-Subsidiary Joint Venture of the Parent Borrower or is merged into or consolidated with the Parent Borrower or any of its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary or a Non-Subsidiary Joint Venture of the Parent Borrower) in which the Parent Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent Borrower or such Subsidiary in the form of dividends or similar distributions; provided further that, solely for purposes of calculating Consolidated Net Income pursuant to clause (e)(i)(B)(II) of Section 6.8, there shall be excluded (i) (A) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Parent Borrower or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise Disposed of in the ordinary course of business, (B) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss) and (C) any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (ii) any extraordinary gain or loss, (iii) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application), (iv) any restructuring or special charges appearing on the face of the statement of operations of the Parent Borrower, (v) any non-cash compensation expenses and related charges, including non-cash expenses or charges arising from the contribution, sale or other use of stock or stock appreciation or tracking rights, the granting of stock options, the granting of stock appreciation or tracking rights, the granting of restricted stock or restricted stock units and arrangements similar to any of the foregoing (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation or tracking rights, restricted stock or restricted stock units or similar arrangements), (vi) any increase in the cost of sales or other write-offs or other increased costs resulting from purchase accounting in relation to any acquisitions net of taxes, (vii) any expense attributable to pension plans and/or post-retirement medical plans to the extent such expense exceeds service cost and amortization of prior service costs /credits attributable to pension plans and/or post-retirement medical plans, and (viii) any income attributable to pension plans and/or post-retirement medical plans to the extent such income exceeds service cost and amortization of prior service costs/credits attributable to pension plans and/or post-retirement medical plans.

“Consolidated Senior Secured Leverage Ratio”:  as of any date of determination, the ratio of (a) Consolidated Total Debt on such day that is secured by a Lien (including the Obligations that are secured by Collateral) to (b) Consolidated EBITDA for the period of four fiscal quarters of the Parent Borrower most recently ended; provided that the proceeds from any increase in Revolving Commitments or any Incremental Term Loan pursuant to Section 2.1(b) shall not be included in the calculation of Consolidated Total Debt for purposes of determining the Consolidated Senior Secured Leverage Ratio.

“Consolidated Total Debt”:  at any date, the sum of (a) the aggregate principal amount of all Indebtedness of the Parent Borrower and its Subsidiaries at such date (excluding the face amount of undrawn letters of credit, bank undertakings or analogous instruments, and bankers’ acceptance financing, in each case whether or not issued under this Agreement, and other Foreign Credit Instruments), determined on a consolidated basis in accordance with GAAP, calculated net of the amount of cash and cash equivalents, in excess of $50,000,000, that would (in conformity with GAAP) be set forth on a consolidated balance sheet of the Parent Borrower and its Subsidiaries for such date, plus (b) without duplication of amounts included in clause (a) above, an amount equal to the aggregate amount of Receivables Transaction Attributed Indebtedness associated with any Qualified Receivables Transaction and/or European Securitization which is outstanding at such date.  For the avoidance of doubt, if the proceeds of any Incremental Term Loan are maintained with the Administrative Agent, such cash proceeds shall be netted against Consolidated Total Debt in accordance herewith, subject to the $50,000,000 aggregate floor specified above.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Counter-Guarantee”:  (a) a customary standby letter of credit, bank guarantee or surety (each in compliance with the Mandatory Requirements) issued by a Foreign Issuing Lender as credit support for an Indirect Foreign Credit Instrument issued by an Indirect Foreign Issuing Lender or (b) a customary standby letter of credit, bank guarantee or surety (each in compliance with the Mandatory Requirements) issued by a Foreign Issuing Lender as credit support for a standby letter of credit, bank guarantee or surety issued by itself or another financial institution (including one of such Foreign Issuing Lender’s domestic or foreign branches or affiliates).

“Daily Report”:  as defined in Section 2.6(r).

“DB Direct Internet Agreement”:  collectively, (i) the db direct internet agreement, dated November 15, 2005, between the Parent Borrower and the Foreign Trade Facility Agent regarding the use of the db-direct internet communication facility, as such agreement may be amended, modified or otherwise supplemented or replaced from time to time and (ii) any other agreement between the Parent Borrower and the Foreign Trade Facility Agent regarding any replacement communication facility for such db-direct internet communication facility, as such other agreement may be amended, modified or otherwise supplemented or replaced from time to time.

“DBSI”:  Deutsche Bank Securities Inc, in its capacity as a joint lead arranger and a joint book manager.

“Default”:  any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender”:  subject to Section 2.24(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, participations in respect of Letters of Credit, Swingline Loans, Participation Foreign Credit Instruments and/or Participation Joint Signature Foreign Credit Instruments, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Parent Borrower, the Administrative Agent or the Foreign Trade Facility Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Foreign Trade Facility Agent, to confirm in a manner satisfactory to the Administrative Agent or the Foreign Trade Facility Agent that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States (or similar debtor relief laws of the United States or other applicable jurisdictions), (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority; provided, further, that such ownership interest by a Governmental Authority does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.

“Delayed Draw Term Loan A”:  as defined in Section 2.1(f).

“Delayed Draw Term Loan A Availability Period”:  the period from and including the Effective Date to but excluding the earlier of the date that is one hundred eighty (180) days after the Effective Date and the date of termination of the Delayed Draw Term Loan A Commitments.

“Delayed Draw Term Loan A Commitment Fee”:  as defined in Section 2.14(c).

“Delayed Draw Term Loan A Commitments”:  as to each Lender, its obligation to make a portion of the Delayed Draw Term Loan A to the Parent Borrower pursuant to Section 2.1(f), in the principal amount set forth opposite such Lender’s name on Schedule 1.1A, as such amounts may be adjusted from time to time in accordance with this Agreement.  The aggregate principal amount of the Delayed Draw Term Loan A Commitments of all of the Lenders in effect on the Effective Date is ONE HUNDRED MILLION DOLLARS ($100,000,000).

“Delayed Draw Term Loan A Lenders”:  each Lender with a Delayed Draw Term Loan A Commitment or an outstanding portion of the Delayed Draw Term Loan A.

“Delayed Draw Term A Note” as defined in Section 2.10(d)(iv).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date”:  each date that is two Business Days after any Calculation Date.

“Deutsche Bank”:  Deutsche Bank AG Deutschlandgeschäft Branch and its successors.

“Deutsche Bank Fee Letters”:  the letter agreement, dated December 16, 2013 among the Parent Borrower, Deutsche Bank, Deutsche Bank AG New York Branch, and DBSI, as amended, and the letter agreement, dated December 16, 2013 between the Parent Borrower and Deutsche Bank, as amended.

“Disclosed Matters”:  the matters disclosed in Schedule 3.4.

“Disclosure Letter”:  that certain disclosure letter dated as of the Effective Date, executed and delivered on or prior to the Effective Date by the Parent Borrower to the Administrative Agent, for the benefit of the Lenders.

“Discontinued Businesses”:  the businesses designated by the Parent Borrower as discontinued business in the third quarter of the fiscal year ending December 31, 2013.

“Dispensable Requirements”:  the requirements under Part B of Schedule 1.1C.

“Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, contribution to a joint venture or other disposition thereof.  “Dispose” and “Disposed of” have meanings correlative thereto.

“Dollar Equivalent”:  on any date of determination, (a) for the purposes of determining compliance with Article VI or the existence of an Event of Default under Article VII (other than for the purpose of determining amounts outstanding hereunder, in which case clause (b) below shall govern), with respect to any amount denominated in a currency other than Dollars, the equivalent in Dollars of such amount, determined in good faith by the Parent Borrower in a manner consistent with the way such amount is or would be reflected on the Parent Borrower’s audited consolidated financial statements for the fiscal year in which such determination is made, (b) with respect to any amount hereunder denominated in an Alternative Currency or a Qualified Global Currency, the amount of Dollars that may be purchased with such amount of such currency at the Exchange Rate (determined as of the most recent Calculation Date by the Administrative Agent) with respect to such currency, (c) with respect to the amount of any Foreign Credit Disbursement denominated in a Permitted Currency or in another currency permitted under Section 2.6(g)(vii), the amount of Dollars that are required to purchase such amount of such currency at the Exchange Rate (determined by the applicable Foreign Issuing Lender) with respect to such currency, and (d) with respect to any calculation hereunder by the Foreign Trade Facility Agent of the amount of Dollars equivalent to any amount denominated in another currency, the amount of Dollars calculated by the Foreign Trade Facility Agent in accordance with the applicable exchange rate provided in Section 2.6(n).

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Revolving Availability Period”:  the period from and including the Effective Date to but excluding the earlier of the Domestic Revolving Maturity Date (as such date may be extended pursuant to Section 2.1(c)(i)) and the date of termination of the Domestic Revolving Commitments.

“Domestic Revolving Commitment”:  with respect to each Lender, the commitment, if any, of such Lender to make Domestic Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be changed from time to time pursuant to this Agreement.  The amount of each Lender’s Domestic Revolving Commitment as of the Effective Date is set forth on Schedule 1.1A, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Domestic Revolving Commitment, as applicable.  The aggregate amount of the Domestic Revolving Commitments is THREE HUNDRED MILLION DOLLARS ($300,000,000) as of the Effective Date.

“Domestic Revolving Commitment Fee”:  as defined in Section 2.14(a).

“Domestic Revolving Exposure”:  with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Domestic Revolving Loans, LC Exposure and Swingline Exposure at such time.

“Domestic Revolving Extension Acceptance Notice”: as defined in Section 2.1(c)(i).

“Domestic Revolving Extension Date”: as defined in Section 2.1(c)(i).

“Domestic Revolving Extension Notice”: as defined in Section 2.1(c)(i).

“Domestic Revolving Facility”:  as defined in the definition of Facility.

“Domestic Revolving Lender”:  a Lender with a Domestic Revolving Commitment or with Domestic Revolving Exposure.

“Domestic Revolving Loan”:  a Loan made pursuant to Section 2.1(a)(i).

“Domestic Revolving Maturity Date”:  December 23, 2018 (as such date may be extended pursuant to Section 2.1(c)).

“Domestic Revolving Note”: as defined in Section 2.10(d)(i).

“Domestic Revolving Notice Date”: as defined in Section 2.1(c)(i).

“Domestic Subsidiary”:  any Subsidiary other than a Foreign Subsidiary.

“Effective Date”: the date on which the conditions precedent set forth in Section 4.1 shall be satisfied, which date is December 23, 2013.

“Eligible Assignee”: any Person that meets the requirements to be an assignee under Section 9.4(b)(iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.4(b)).

“Emerson JV”:  EGS LLC.

“EMU”:  Economic and Monetary Union as contemplated in the Treaty.

“Environmental Laws”:  all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters (to the extent relating to exposure to Hazardous Materials).

“Environmental Liability”:  any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”:  any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”:  (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the determination that a Plan is in “at risk status” as defined in Section 430 of the Code; (c) the filing pursuant to Section 412(c) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent

Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro”:  the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty.

“Eurocurrency”:  when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“European Securitization”: any transaction or series of transactions that may be entered into by the Parent Borrower or any Subsidiary pursuant to which the Parent Borrower or any Subsidiary may sell, convey or otherwise transfer to a Receivables Entity or any other Person, or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Parent Borrower or any Subsidiary, and any assets related thereto including all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables.

“Events of Default”:  as defined in Article VII.

“Excess Amount”:  as defined in Section 2.6(o)(i).

“Exchange Rate”:  on any day, (a) with respect to any Alternative Currency or Qualified Global Currency, the rate at which such Alternative Currency or Qualified Global Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., New York time, on such day on the applicable Reuters World Spot Page, as determined by the Administrative Agent or (b) with respect to any Permitted Currency or other currency for a Foreign Credit Instrument permitted under Section 2.6(g)(vii), the rate at which such Permitted Currency or other currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. Düsseldorf, Germany time, on such day on the applicable Reuters World Spot Page, as determined by the applicable Foreign Issuing Lender.  In the event that any such rate does not appear on any Reuters World Spot Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent or the applicable Foreign Issuing Lender, in consultation with the Parent Borrower for such purpose or, at the discretion of the Administrative Agent or the applicable Foreign Issuing Lender, in consultation with the Parent Borrower, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent or the applicable Foreign Issuing Lender, in the market where its foreign currency exchange operations in respect of such Alternative Currency, Qualified Global Currency or Permitted Currency or other currency are then being conducted, at or about 11:00 a.m., local time, on such day for the purchase of the applicable Alternative Currency, Qualified Global Currency or Permitted Currency or other currency for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or the applicable Foreign Issuing Lender may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 9.18 and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Agreements for which such Guarantee or security interest becomes illegal.

“Excluded Taxes”:  with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of any Borrowing by the Parent Borrower or any Foreign Subsidiary Borrower (other than any Foreign Subsidiary Borrower that becomes a Borrower hereunder after the Effective Date), with respect to any Lender (other than an assignee pursuant to a request by a Borrower under Section 2.21(b)), any withholding tax imposed by the jurisdiction in which such Borrower is located that is (i) imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or (ii) attributable to such Lender’s failure to comply with Section 2.19(e), Section 2.19(f) or 2.19(i), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.19(a) (d) withholding taxes imposed other than (i) any withholding taxes with respect to SPX Process Equipment Pty. Ltd. and DBT Technologies (Proprietary) Limited excluded from clause (c) above, (ii) as a result of an addition of a Foreign Subsidiary Borrower after the Effective Date or (iii) as a result of a Change in Law and (e) any withholding Taxes imposed on any amount payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements under FATCA to establish that such payment is exempt from withholding under FATCA.

“Exempt Deposit Accounts” shall mean (i) deposit accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Parent Borrower to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Loan Parties, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts.

“Existing Credit Agreement”:  the Credit Agreement dated as of June 30, 2011, as amended by that certain First Amendment to Credit Agreement dated as of October 5, 2011, as further amended by that Second Amendment to Credit Agreement dated as of May 8, 2013 and as further amended, supplemented or otherwise modified until the Effective Date, among the Parent Borrower, the Foreign

Subsidiary Borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent.

“Existing Foreign Credit Instruments”:  any standby letter of credit, bank guarantee, surety or other foreign credit instrument which is issued by a Foreign Issuing Lender prior to the Effective Date.

“Existing Letters of Credit”:  any standby letter of credit which is issued by an Issuing Lender prior to the Effective Date.

“Extended Domestic Revolving Maturity Date”: as defined in Section 2.1(c)(i).

“Extended Foreign Trade Maturity Date”:  as defined in Section 2.6(b)(i).

“Extended Global Revolving Maturity Date”: as defined in Section 2.1(d)(i).

“Extension Acceptance Notice”:  as defined in Section 2.6(b)(i).

“Extension Date”:  as defined in Section 2.6(b)(i).

“Extension Notice”:  as defined in Section 2.6(b)(i).

“Face Amount”:  with respect to any Foreign Credit Instrument or Letter of Credit, the principal face amount of such Foreign Credit Instrument or Letter of Credit in Dollars or, as the case may be, any other currency in which such Foreign Credit Instrument or Letter of Credit has been issued, such amount representing the maximum liability of the applicable Foreign Issuing Lender under such Foreign Credit Instrument or the applicable Issuing Lender under such Letter of Credit which may only be increased by fees and interest payable with respect to the secured obligation if, and to the extent, so provided for under the terms of such Foreign Credit Instrument or such Letter of Credit.

“Facility”:  each of (a) the Domestic Revolving Commitments and the Domestic Revolving Loans made hereunder (the “Domestic Revolving Facility”), (b) the Global Revolving Commitments and the Global Revolving Loans made hereunder (the “Global Revolving Facility”), (c) the Participation Foreign Credit Instrument Issuing Commitments, the Foreign Credit Commitments, the Participation Foreign Credit Instruments issued hereunder and the Existing Foreign Credit Instruments governed hereby (the “Foreign Trade Facility”), (d) the Bilateral Foreign Credit Instrument Issuing Commitments, the Bilateral Joint Signature Foreign Credit Instruments and the Bilateral Foreign Credit Instruments governed hereby (the “Bilateral Foreign Trade Facility”), (e) the Term Loan A made hereunder, (f) the Delayed Draw Term Loan A Commitments and the Delayed Draw Term Loan A made hereunder and (g) the Incremental Term Loans (the “Incremental Term Loan Facility”).

“FATCA”:  Sections 1471 through 1474 of the Code, as of June 30, 2011 (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate”:  for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.

“Fee Letter”:  the letter agreement, dated December 4, 2013, among the Parent Borrower, Bank of America and MLPFS.

“Financial Officer”:  the chief financial officer, principal accounting officer, treasurer or controller of the Parent Borrower.

“Foreign Credit Commitment”:  with respect to each Lender, the obligation of such Lender to purchase participations in each Participation Foreign Credit Instrument hereunder, as such obligation may be changed from time to time pursuant to this Agreement.  The amount of each Lender’s Foreign Credit Commitment as of the Effective Date is set forth on Schedule 1.1A, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Foreign Credit Commitment, as applicable.  The aggregate amount of the Foreign Credit Commitments is EIGHT HUNDRED MILLION DOLLARS ($800,000,000) as of the Effective Date.

“Foreign Credit Commitment Fee”:  as defined in Section 2.6(p)(i)(A).

“Foreign Credit Disbursement”:  as defined in Section 2.6(h)(i).

“Foreign Credit Exposure”:  at any time, the sum of (a) the aggregate outstanding amount of all Foreign Credit Instruments at such time plus (b) the aggregate principal amount of all Participation Foreign Credit Disbursements that have not yet been reimbursed by or on behalf of the relevant Borrower at such time.  With respect to the Participation Foreign Credit Instruments, the Foreign Credit Exposure of any Lender with a Foreign Credit Commitment at any time shall be its Applicable Percentage of the total Foreign Credit Exposure with respect to such Participation Foreign Credit Instruments at such time.

“Foreign Credit Fronting Fee”:  as defined in Section 2.6(p)(iii).

“Foreign Credit Handling Fee”:  as defined in Section 2.6(p)(iv).

“Foreign Credit Instrument”:  a Bilateral Foreign Credit Instrument or a Participation Foreign Credit Instrument.

“Foreign Credit Instrument Assuming Person”: as defined in Section 2.6(a)(ii).

“Foreign Credit Instrument Fee”:  as defined in Section 2.6(p)(ii).

“Foreign Credit Instrument Requirements”:  the Dispensable Requirements and the Mandatory Requirements.

“Foreign Issuing Lender”:  a Bilateral Foreign Issuing Lender or a Participation Foreign Issuing Lender.

“Foreign Issuing Lender Joinder Agreement”:  a joinder agreement, substantially in the form of Exhibit Q, executed and delivered in accordance with the provisions of Section 2.6(t).

“Foreign Subsidiary”:  any Subsidiary (a) that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia or (b) that is a Foreign Subsidiary Holdco.

“Foreign Subsidiary Borrower”:  (a) with respect to the Global Revolving Facility, any Foreign Subsidiary of the Parent Borrower designated as a Foreign Subsidiary Borrower by the Parent Borrower pursuant to Section 2.23(a) that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section and (b) with respect to the Foreign Trade Facility, any Foreign Subsidiary of the Parent Borrower designated as a Foreign Subsidiary Borrower by the Parent Borrower pursuant to Section 2.23(b) that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.  Part A of Schedule 2.23(1) sets forth a list of the Foreign Subsidiary Borrowers under the Global Revolving Facility as of the Effective Date, and Part B of Schedule 2.23 sets forth a list of the Foreign Subsidiary Borrowers under the Foreign Trade Facility as of the Effective Date.

“Foreign Subsidiary Holdco”:  any Domestic Subsidiary that has no material assets other than the Capital Stock of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such Capital Stock.

“Foreign Subsidiary Opinion”:  with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent (and, with respect to any Foreign Subsidiary Borrower under the Foreign Trade Facility, the Foreign Trade Facility Agent) and the Lenders in form and substance reasonably satisfactory to the Administrative Agent (and, with respect to any Foreign Subsidiary Borrower under the Foreign Trade Facility, the Foreign Trade Facility Agent).

“Foreign Trade Administrative Office”:  the office of the Foreign Trade Facility Agent located at Trade Center, Königsalle 45 — 47, 40212 Düsseldorf, Germany, or such other office as may be designated by the Foreign Trade Facility Agent by written notice to the Parent Borrower, the Administrative Agent and the Lenders.

“Foreign Trade Exposure”:  with respect to any Foreign Issuing Lender at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of such Foreign Issuing Lender’s obligations in respect of all Foreign Credit Instruments issued by it at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all Foreign Credit Disbursements made by such Foreign Issuing Lender that have not yet been reimbursed by or on behalf of the relevant Borrower at such time.

“Foreign Trade Facility”:  as defined in the definition of Facility.

“Foreign Trade Facility Agent”:  as defined in the definition of Administrative Agent.

“Foreign Trade Maturity Date”:  December 23, 2018, as such date may be extended pursuant to Section 2.6(b).

“Fronting Exposure”:  at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders with Domestic Revolving Commitments or cash collateralized in accordance with the terms hereof, (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders with Domestic Revolving Commitments or cash collateralized in accordance with the terms hereof and (c) with respect to any Participation Foreign Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding Foreign Credit

(1)  To include SPX Clyde UK Limited, SPX Cooling Technologies GmbH, Balcke-Dürr GmbH and SPX Flow Technology Crawley Limited.

Exposure other than Foreign Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders with Foreign Credit Commitments or cash collateralized in accordance with the terms hereof.

“Fund”:  any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP”:  generally accepted accounting principles in the United States of America.

“General Purpose Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender for the purpose of supporting any obligations of the Parent Borrower or any of its Subsidiaries or Joint Ventures, other than (a) Advance Payment Guarantees, (b) Warranty Guarantees, (c) Performance Guarantees, (d) Tender Guarantees and (e) any other customary standby letter of credit, bank guarantee or surety issued to secure obligations which are recognized as Indebtedness, save customs guarantees, guarantees for rental payments and for the benefit of tax authorities and guarantees used as collateral in connection with court proceedings.

“Global Revolving Availability Period”:  the period from and including the Effective Date to but excluding the earlier of the Global Revolving Maturity Date (as such date may be extended pursuant to Section 2.1(d)(i)) and the date of termination of the Global Revolving Commitments.

“Global Revolving Commitment”:  with respect to each Lender, the commitment, if any, of such Lender to make Global Revolving Loans hereunder, as such commitment may be changed from time to time pursuant to this Agreement.  The amount of each Lender’s Global Revolving Commitment as of the Effective Date is set forth on Schedule 1.1A, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Global Revolving Commitment, as applicable.  The aggregate amount of the Global Revolving Commitments is TWO HUNDRED MILLION DOLLARS ($200,000,000) as of the Effective Date.

“Global Revolving Commitment Fee”:  as defined in Section 2.14(a).

“Global Revolving Exposure”:  with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of such Lender’s Global Revolving Loans at such time that are denominated in Dollars plus (b) the Dollar Equivalent at such time of the aggregate outstanding principal amount of such Lender’s Global Revolving Loans at such time that are denominated in Qualified Global Currencies.

“Global Revolving Extension Date”: as defined in Section 2.1(d)(i).

“Global Revolving Extension Acceptance Notice”: as defined in Section 2.1(d)(i).

“Global Revolving Extension Notice”: as defined in Section 2.1(d)(i).

“Global Revolving Facility”:  as defined in the definition of Facility.

“Global Revolving Lender”:  a Lender with a Global Revolving Commitment or with Global Revolving Exposure.

“Global Revolving Loan”:  a Loan made pursuant to Section 2.1(a)(ii).

“Global Revolving Maturity Date”: December 23, 2018 (as such date may be extended pursuant to Section 2.1(d)).

“Global Revolving Note”: as defined in Section 2.10(d)(ii).

“Global Revolving Notice Date”: as defined in Section 2.1(d)(i).

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any European central bank or other similar agency, authority or regulatory body), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee:  with respect to any Person (the “guarantor”), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, supplier, purchaser or customer arrangements in the ordinary course of business, Standard Receivables Undertakings or “comfort” letters delivered to auditors in connection with statutory audits.

“Guarantee and Collateral Agreement”:  that certain Guarantee and Collateral Agreement dated as of June 30, 2011 executed and delivered by the Parent Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, as amended pursuant to that certain First Amendment to Guaranty and Collateral Agreement dated as of October 5, 2011 by and among the Grantors (as defined in the Guarantee and Collateral Agreement) party thereto and the Administrative Agent and as may be further amended, supplemented or otherwise modified from time to time.

“Hazardous Materials”:  all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as “hazardous” or “toxic” pursuant to any Environmental Law.

“Hedging Agreement”:  any interest rate agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price swap or hedging arrangement or option.

“Incremental Facility Activation Notice”:  a notice substantially in the form of Exhibit G together with such changes to such form as may be agreed to by the applicable Borrower and the Lenders party to such notice.

“Incremental Term Lenders”:  each Lender with an outstanding Incremental Term Loan.

“Incremental Term Loan Facility”:  as defined in the definition of Facility.

“Incremental Term Loan Maturity Date”:  with respect to the Incremental Term Loans to be made pursuant to any Incremental Facility Activation Notice, the maturity date specified in such Incremental Facility Activation Notice, which shall be a date no earlier than the earlier of (a) the Domestic Revolving Maturity Date and (b) the Global Revolving Maturity Date in effect prior to the delivery of such Incremental Facility Activation Notice.

“Incremental Term Loans”:  as defined in Section 2.1(b).

“Incremental Term Note”: as defined in Section 2.10(d)(vi).

“Incur”:  as defined in Section 6.2.  “Incurrence” and “Incurred” shall have correlative meanings.

“Indebtedness”:  with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and representing extensions of credit, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than current trade payables Incurred in the ordinary course of business and payable in accordance with customary practices), (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than (i) current trade payables or liabilities for deferred payment for services to employees and former employees, in each case Incurred in the ordinary course of business and payable in accordance with customary practices and (ii) unsecured Payables Programs in respect of current trade payables Incurred in the ordinary course of business, so long as the aggregate amount at any time outstanding that is owed in respect of such Payables Programs does not exceed an amount equal to the current trade payables so financed plus interest (or equivalent), yield, indemnities, fees and expenses in connection therewith), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all preferred and/or redeemable Capital Stock of any Subsidiary of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the latest maturity date for any Loans or any Facility hereunder, (k) Receivables Transaction Attributed Indebtedness and (l) solely for the purposes of Section 6.2, all obligations of such Person in respect of Hedging Agreements.  The Indebtedness of any Person (i) shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) shall exclude customer deposits in the ordinary course of business.

“Indemnified Taxes”:  Taxes other than Excluded Taxes.

“Indemnitees”:  as defined in Section 9.3(b).

“Indirect Foreign Credit Instrument”:  as defined in Section 2.6(g)(iv).

“Indirect Foreign Issuing Lender”:  as defined in Section 2.6(g)(iv).

“Information”:  as defined in Section 9.11.

“Information Memorandum”:  the Confidential Information Memorandum, dated December 2013, relating to the Parent Borrower and the Facilities.

“Interest Election Request”:  a request by the relevant Borrower to convert or continue Borrowing of Domestic Revolving Loans or Global Revolving Loans or the Term Loan A Borrowing, Delayed Draw Term Loan A Borrowing or Incremental Term Loan Borrowing in accordance with Section 2.8.

“Interest Payment Date”:  (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the Domestic Revolving Maturity Date, the Global Revolving Maturity Date, the Term Loan A Maturity Date or any Incremental Term Loan Maturity Date, as applicable; and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to such Loan and the Domestic Revolving Maturity Date, the Global Revolving Maturity Date, the Term Loan A Maturity Date or any Incremental Term Loan Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period”:  with respect to any Eurocurrency Loan, the period commencing on the date such Eurocurrency Loan is disbursed or converted to or continued as a Eurocurrency Loan and ending on the date one, two, three or six months thereafter, as selected by the Parent Borrower in its Borrowing Request, or twelve months thereafter, as requested by the Parent Borrower and consented to by all of the Lenders in the Facility pursuant to which such Eurocurrency Loan is made, provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing;

(c)                                  no Interest Period with respect to any Global Revolving Loan shall extend beyond the Global Revolving Maturity Date;

(d)                                 no Interest Period with respect to any Domestic Revolving Loan shall extend beyond the Domestic Revolving Maturity Date;

(e)                                  no Interest Period with respect to any Incremental Term Loan shall extend beyond the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan; and

(f)                                   no Interest Period with respect to the Term Loan A or the Delayed Draw Term Loan A shall extend beyond the Term Loan A Maturity Date.

“Investments”:  as defined in Section 6.5.

“Issuing Lender”:  as the context may require, (a) Bank of America, with respect to Letters of Credit issued by it, (b) any other Domestic Revolving Lender that becomes an Issuing Lender pursuant to Section 2.5(1), with respect to Letters of Credit issued by it, and (c) any Domestic Revolving Lender that has issued an Existing Letter of Credit, with respect to such Existing Letter of Credit and, in each case its successors in such capacity as provided in Section 2.5(i).  Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Foreign Issuing Lenders”:  as defined in Section 2.6(m)(i).

“Joint Foreign Trade Facility Agent”:  as defined in Section 2.6(m)(ii).

“Joint Signature Foreign Credit Instrument”:  a Bilateral Joint Signature Foreign Credit Instrument or a Participation Joint Signature Foreign Credit Instrument.

“Joint Venture”: any joint venture in which the Parent Borrower or any of its Subsidiaries owns directly or indirectly at least 40% of the Capital Stock.

“Judgment Currency”:  as defined in Section 9.14(a).

“Judgment Currency Conversion Rate”:  as defined in Section 9.14(a).

“LC Disbursement”:  a payment made by the applicable Issuing Lender pursuant to a Letter of Credit.

“LC Exposure”:  at any time, the sum of (a) the aggregate outstanding amount of all Letters of Credit that are denominated in Dollars at such time plus (b) the aggregate principal amount of all LC Disbursements that are denominated in Dollars that have not yet been reimbursed by or on behalf of the relevant Borrower at such time plus (c) the Alternative Currency LC Exposure at such time.  The LC Exposure of any Domestic Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders”:  the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to a New Lender Supplement or an Incremental Facility Activation Notice and any other Person that hall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes each Domestic Revolving Lender, each Global Revolving Lender, each Term Loan A Lender, each Delayed Draw Term Loan A Lender, each Incremental Term Lender, the Swingline Lender, each Issuing Lender, each Lender with a Foreign Credit Commitment and each Foreign Issuing Lender.

“Lending Office”:  with respect to any Foreign Issuing Lender, the office designated by such Foreign Issuing Lender by written notice to the Foreign Trade Facility Agent, the Administrative Agent and the relevant Borrower.

“Letter of Credit”:  any standby letter of credit (other than a Foreign Credit Instrument) issued pursuant to this Agreement, including the Existing Letters of Credit.

“Letter of Credit Assuming Person”: as defined in Section 2.5(a).

“Letter of Credit Cash Cover”: as defined in Section 2.5(c).

“Letter of Credit Fee”: as defined in Section 2.14(b)(i).

“LIBO Rate”:  (a)                                               for any Interest Period with respect to a LIBO Rate Loan:

(i)                                     denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;

(ii)                                  denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)                               denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iv)                              denominated in New Zealand Dollars, the rate per annum equal to the Bank Bill Reference Bid Rate (“BKBM”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:45 a.m. (Auckland, New Zealand time) on the Rate Determination Date with a term equivalent to such Interest Period;

(v)                                 denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate (“STIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Stockholm, Sweden time) on the Rate Determination Date with a term equivalent to such Interest Period;

(vi)                              denominated in Danish Krone, the rate per annum equal to the Copenhagen Interbank Offered Rate (“CIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Copenhagen, Denmark time) on the Rate Determination Date with a term equivalent to such Interest Period;

(vii)                           with respect to any credit extension denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders; and

(b)                                 for any interest rate calculation with respect to an ABR Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“LIBO Reserve Percentage”:  for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board or any other central banking or financial regulatory authority for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The LIBO Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the LIBO Reserve Percentage.

“LIBOR Quoted Currency” means Dollars, Euro, Sterling, Yen and Swiss Franc, in each case as long as there is a published LIBOR rate with respect thereto.

“Lien”:  with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan”:  any loan made by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, each of the Security Documents, each Note, each Incremental Facility Activation Notice, each Borrowing Subsidiary Agreement, the Affirmation Agreement, each Borrowing Subsidiary Termination, the Fee Letter and the Deutsche Bank Fee Letter.

“Loan Parties”:  the Borrowers and the Subsidiary Guarantors.

“Long Term Letters of Credit”:  the Existing Letters of Credit with expiry dates after the Domestic Revolving Maturity Date.

“Losses”: as defined in Section 9.3(b).

“Mandatory Requirements”:  the requirements under Part A of Schedule 1.1C.

“Material Adverse Effect”:  a material adverse change in or a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness”:  Indebtedness (other than the Loans, Letters of Credit and Foreign Credit Instruments), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary”:  (a) any Subsidiary listed on Schedule 1.1B as a Material Subsidiary and (b) any other Subsidiary of the Parent Borrower created or acquired after the Effective Date that is (i) either a Domestic Subsidiary or a Foreign Subsidiary that is directly owned by the Parent Borrower or a Subsidiary Guarantor, and (ii) that, together with its Subsidiaries, has aggregate assets (excluding assets that would be eliminated upon consolidation in accordance with GAAP), at the time of determination, in excess of $50,000,000.

“MLPFS”:  Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as a joint lead arranger and a joint book manager.

“Moody’s”:  Moody’s Investors Service, Inc.

“Multiemployer Plan”:  a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds”:  with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a casualty or a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a condemnation or similar proceeding), the amount of all payments required to be made by the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) or to pay any other Contractual Obligation secured by such asset or otherwise subject to mandatory prepayment or repayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Subsidiaries (including all taxes paid in connection with the repatriation of the Net Proceeds of a Disposition), and (iv) the amount of any reserves established by the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower).

“New Lender Supplement”:  a supplement substantially in the form of Exhibit H.

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Non-Subsidiary Joint Venture”: any joint venture of the Parent Borrower or any of its Subsidiaries which is not a Subsidiary of the Parent Borrower or any of its Subsidiaries.

“Non-U.S. Lender”:  as defined in Section 2.19(e).

“Note” or “Notes”:   the Domestic Revolving Notes, the Global Revolving Notes, the Term A Notes, the Delayed Draw Term A Notes, the Swingline Note and/or the Incremental Term Notes, individually or collectively, as appropriate.

“Notice Date”:  as defined in Section 2.6(b)(i).

“Obligation Currency”:  as defined in Section 9.14(a).

“Obligations”:  the collective reference to the unpaid principal of and interest (and premium, if any) on the Loans, Reimbursement Obligations, Bilateral Foreign Credit Reimbursement Obligations and Participation Foreign Credit Reimbursement Obligations and all other obligations and liabilities of the Borrowers (including interest accruing at the then applicable rate provided herein after the maturity of the Loans, Reimbursement Obligations, Bilateral Foreign Credit Reimbursement Obligations and Participation Foreign Credit Reimbursement Obligations and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower or any Subsidiary Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender (or, in the case of any Hedging Agreement of any Borrower or any Subsidiary Guarantor or any Specified Cash Management Agreement, any Lender or any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter Incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Hedging Agreement of any Borrower or any Subsidiary Guarantor with any Lender or Affiliate of a Lender or Specified Cash Management Agreement with any Lender or any Affiliate of any Lender, in each case whether on account of principal, interest, premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Agent or to any Lender that are required to be paid by any Borrower or any Subsidiary Guarantor pursuant to the terms of any of the foregoing agreements); provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Foreign Credit Instrument Account Party”: as defined in Section 2.6(a).

“Original Foreign Credit Instrument Agreements”: as defined in Section 2.6(a).

“Original Letter of Credit Account Party”: as defined in Section 2.5(a).

“Original Letter of Credit Agreements”: as defined in Section 2.5(a).

“Other Permitted Debt”:  any unsecured Indebtedness Incurred by the Parent Borrower as permitted by Section 6.2(1).

“Other Permitted Debt Documents”:  all indentures, instruments, agreements and other documents evidencing or governing Other Permitted Debt or providing for any Guarantee or other right in respect thereof.

“Other Taxes”:  any and all present or future stamp or documentary taxes or any other excise charges or similar levies arising from the execution, delivery or enforcement of any Loan Document.

“Parent Borrower”:  as defined in the preamble.

“Participant”:  as defined in Section 9.4(e).

“Participant Register”: as defined in Section 9.4(k).

“Participating Member State”:  each state so described in any EMU legislation.

“Participation Foreign Credit Disbursement”: a payment made by a Participation Foreign Issuing Lender pursuant to a Participation Foreign Credit Instrument.

“Participation Foreign Credit Instrument”:  a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a General Purpose Guarantee or a Counter-Guarantee, in each case issued by a Participation Foreign Issuing Lender pursuant to the terms hereof or an Existing Foreign Credit Instrument.

“Participation Foreign Credit Instrument Issuing Commitment”:  with respect to each Participation Foreign Issuing Lender, the commitment of such Participation Foreign Issuing Lender to issue Participation Foreign Credit Instruments, as such commitment may be changed from time to time pursuant to this Agreement.  The amount of each Participation Foreign Issuing Lender’s Participation Foreign Credit Instrument Issuing Commitment as of the Effective Date is set forth on Schedule 1.1A.  The aggregate principal amount of the Participation Foreign Credit Instrument Issuing Commitments as of the Effective Date is EIGHT HUNDRED MILLION DOLLARS ($800,000,000).

“Participation Foreign Credit Reimbursement Obligation”:  the obligation of each relevant Borrower to reimburse the relevant Participation Foreign Issuing Lender pursuant to Section 2.6(h) for Participation Foreign Credit Disbursements.

“Participation Foreign Issuing Lender”:  (a) a Lender with a Participation Foreign Credit Instrument Issuing Commitment or with Foreign Trade Exposure related to Participation Foreign Credit Instruments, (b) a Person that has had its Participation Foreign Credit Instrument Issuing Commitment terminated at the election of the Parent Borrower pursuant to the terms of Section 2.9 but that has issued prior to such termination Participation Foreign Credit Instruments and/or Participation Joint Signature Foreign Credit Instruments pursuant to Section 2.6 that continue to remain outstanding following such termination (for which it has not received a Counter-Guarantee at the election of the Parent Borrower in its sole discretion as credit support for such Participation Foreign Credit Instruments and/or Participation Joint Signature Foreign Credit Instruments), (c) any other Lender with a Foreign Credit Commitment that becomes a Participation Foreign Issuing Lender pursuant to Section 2.6(t), with respect to Participation Foreign Credit Instruments issued by it, and (d) with respect to those Existing Foreign Credit Instruments, the Lender designated as the issuer of any such Existing Foreign Credit Instrument.

“Participation Joint Signature Foreign Credit Instrument”:  a Participation Foreign Credit Instrument issued by two or more Participation Foreign Issuing Lenders acting as several debtors in accordance with Section 2.6(m).

“Payables Programs”:  payables programs established to enable the Parent Borrower or any Subsidiary to purchase goods and services from vendors.

“PBGC”:  the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender in favor of customers of the Parent Borrower, any of its Subsidiaries or any of its Joint Ventures for the purpose of supporting the fulfillment of such parties’ performance obligations under any construction, service or similar agreement.

“Permitted Acquisition”:  any acquisition by the Parent Borrower or any Subsidiary of all or substantially all of the Capital Stock of, or all or substantially all of the assets of, or of a business, unit or division of, any Person (including any related Investment in any Subsidiary in order to provide all or any portion of the Consideration for such acquisition); provided that (a) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (as demonstrated, in the case of any acquisition for which the aggregate Consideration is greater than or equal to $100,000,000, in a certificate of a Financial Officer delivered to the Administrative Agent prior to the consummation of such acquisition); provided that with respect to any computation for any acquisition of any Person, all terms of an accounting or financial nature with respect to such Person and its Subsidiaries shall be construed in accordance with the financial standards applicable to such Person and its Subsidiaries, as in effect at the time of such acquisition; (b) no Specified Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (c) substantially all of the property so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired) is useful in the business of the general type conducted by the Parent Borrower and its Subsidiaries on the Effective Date or businesses reasonably related thereto, (d) the Capital Stock so acquired (other than any Capital Stock that is not required by Section 5.11 to become Collateral) shall constitute and become Collateral as and when required by Section 5.11, (e) if the Ratings Event shall have occurred, substantially all of the property other than Capital Stock so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired when such Person becomes a direct or indirect Wholly Owned Subsidiary of the Parent Borrower in accordance with clause (f), below, but excluding any assets to the extent such assets are not required by Section 5.11 to become Collateral) shall constitute and become Collateral, (f) any Person whose Capital Stock is directly or indirectly acquired shall be, after giving effect to such acquisition, (i) with respect to any such Person that is a Domestic Subsidiary, within six (6) months of such acquisition, a direct or indirect Wholly Owned Subsidiary of the Parent Borrower, and (ii) with respect to any such Person that is a Foreign Subsidiary, within eighteen (18) months of such acquisition at least 80% of the Capital Stock of such Foreign Subsidiary shall be owned directly or indirectly by the Parent Borrower, and (g) any such acquisition shall have been approved by the board of directors or comparable governing body of the relevant Person (unless such relevant Person is a majority owned Subsidiary prior to such acquisition).

“Permitted Currencies”:  Dollars, Sterling and Euros.

“Permitted Encumbrances”:  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.5; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity, release and appeal bonds, performance or warranty bonds and other obligations of a like nature, and guarantees or reimbursement or related obligations thereof, in each case in the ordinary course of business; (e) deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements; (f) judgment (including pre-judgment attachment) Liens not giving rise to an Event of Default; (g) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the Board or other applicable Governmental Authority and (ii) such deposit account is not intended by the Parent Borrower or any Subsidiary to provide collateral to the depositary institution; (h) Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Parent Borrower and any Subsidiary in the ordinary course of business; (i) customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder; (j) easements, leases, subleases, ground leases, zoning restrictions, building codes, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary; and (k) customary unperfected Liens Incurred in the ordinary course of business that secure current trade payables Incurred in the ordinary course of business and payable in accordance with customary practices; provided that such Liens encumber only the assets related to such current trade payables.  Notwithstanding the foregoing, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments”:  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, credit ratings from S&P or from Moody’s of at least “A-2” or “P-2”, respectively; (c) investments in certificates of deposit, banker’s acceptances, overnight bank deposits, eurodollar time deposits and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the laws of the relevant local jurisdiction or any OECD country or any political subdivision thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and cash pooling arrangements among Foreign Subsidiaries (sometimes intermediated by a commercial bank); (d) marketable general obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s; (e) repurchase agreements with a term of not more than 30 days for securities described in clause (a), (c) or (d) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (f) interests in any investment company or money market fund which invests substantially all of its assets in instruments of the type specified in clauses (a) through (e) above; and (g) in the case of Foreign Subsidiaries (other than any Foreign Subsidiary Holdco), substantially similar Investments to those set forth in clauses (a) through (f) above denominated in foreign currencies; provided that references to the United States of America (or any agency, instrumentality or State thereof) shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either S&P or Moody’s.

“Permitted Maturity”:  (i) with respect to any Participation Foreign Credit Instrument, a maximum tenor of 60 months following the respective issuance date (which (x) in the case of any Participation Foreign Credit Instrument that is rolled into this Agreement in accordance with the provisions hereof, shall be the date of such roll-in, and (y) in the case of any extension of any Participation Foreign Credit Instrument, shall be the date of the amendment providing for such extension); provided that (a) not more than 33 1/3% of the total Participation Foreign Credit Instrument Issuing Commitments may be used for Participation Foreign Credit Instruments with a tenor of 48 months or more and (b) no Participation Foreign Credit Instrument may have a maximum tenor that is more than 36 months after the then effective Foreign Trade Maturity Date.  For purposes of this definition, “tenor” shall mean the period remaining from time to time until the maturity of the relevant Participation Foreign Credit Instrument determined on the basis of the expiration date specified in the relevant Foreign Credit Instrument in accordance with Section 2.6(c)(iv), or, in the absence of such specific expiration date, the remaining Commercial Lifetime and (ii) with respect to any Bilateral Foreign Credit Instrument, the tenor agreed to by the applicable Borrower and the applicable Bilateral Foreign Issuing Lender.

“Person”:  any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”:  any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or Section 430 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 5.1.

“Prepayment Event”:

(a)                                 any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by paragraph (a), (b), (c), (d), (f) or (g) of Section 6.6) that yields aggregate gross proceeds to the Parent Borrower or any of the Subsidiary Guarantors (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $25,000,000; or

(b)                                 any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of the Parent Borrower or any Subsidiary Guarantor that yields Net Proceeds in excess of $10,000,000; or

(c)                                  the Incurrence by the Parent Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.2;

provided, however, notwithstanding anything to the contrary in the foregoing, that, any Disposition of all or any portion of the Emerson JV, the Thermal Business or any of the Discontinued Businesses shall not be considered a “Prepayment Event” hereunder.

“Public Lender”:  as defined in Section 5.1.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualified at such time as an “eligible contract participant” under the Commodity

Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Foreign Global Currency”:  any Qualified Global Currency other than Dollars borrowed in the United States of America.

“Qualified Global Currency”:  (a) Sterling, Euros, Dollars and each of the currencies of the countries specified on Schedule 1.1D and (b) any other eurocurrency designated by the Parent Borrower with the consent of the Administrative Agent and each Global Revolving Lender.

“Qualified Global Currency Borrowing”:  any Borrowing comprised of Qualified Global Currency Loans.

“Qualified Global Currency Loan”:  any Loan denominated in a Qualified Global Currency.

“Qualified Receivables Transaction”:  any transaction or series of transactions that may be entered into by the Parent Borrower or any Subsidiary pursuant to which the Parent Borrower or any Subsidiary may sell, convey or otherwise transfer to a Receivables Entity or any other Person, or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Parent Borrower or any Subsidiary, and any assets related thereto including all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Ratings Event”:  as defined in Section 5.11(b).

“Rebasing Date”:  as defined in Section 2.6(o)(i).

“Receivable”:  a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, a “payment intangible” or an “instrument” under the UCC as in effect in the State of New York and any “supporting obligations” (as so defined) of such items.

“Receivables Entity”:  either (a) any Subsidiary or (b) another Person to which the Parent Borrower or any Subsidiary transfers Receivables and related assets, in either case which engages in no activities other than in connection with the financing of Receivables:

(i)                                     no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(A)                               is guaranteed by the Parent Borrower or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings);

(B)                               is recourse to or obligates the Parent Borrower or any Subsidiary in any way other than pursuant to Standard Receivables Undertakings; or

(C)                               subjects any property or asset of the Parent Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Receivables Undertakings;

(ii)                                  with which neither the Parent Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a purchase money note or Qualified Receivables Transaction permitted by Section 6.6(c) or European Securitization permitted by Section 6.6(d)) other than (A) on terms, taken as a whole, not materially less favorable to the Parent Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower or (B) for the payment of fees in the ordinary course of business in connection with servicing Receivables; and

(iii)                               to which neither the Parent Borrower nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Transaction Attributed Indebtedness”:  (a) in the case of any Receivables securitization (including any Qualified Receivables Transaction or any European Securitization Transaction, but excluding any sale or factoring of Receivables), the amount of obligations outstanding under the legal documents entered into as part of such Receivables securitization on any date of determination that would be characterized as principal if such Receivables securitization were structured as a secured lending transaction rather than as a purchase and (b) in the case of any sale or factoring of Receivables, the cash purchase price paid by the buyer in connection with its purchase of Receivables (including any bills of exchange) less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Parent Borrower (provided that if such method of calculation is not applicable to such sale or factoring of Receivables, the amount of Receivables Transaction Attributed Indebtedness associated therewith shall be determined in a manner mutually acceptable to the Parent Borrower and the Administrative Agent).

“Reference Period”:  as defined in the definition of Consolidated EBITDA.

“Refinanced Term Loans”:  as defined in Section 9.2(c)(i).

“Register”:  as defined in Section 9.4(c).

“Reimbursement Obligation”:  the obligation of each relevant Borrower to reimburse the applicable Issuing Lender pursuant to Section 2.5 for amounts drawn under Letters of Credit.

“Reinvestment Net Proceeds”: as defined in Section 2.12(b).

“Related Parties”:  with respect to any specified Person, such Person’s Affiliates and the respective directors, general or managing partners, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Release Date”:  as defined in Section 9.13(a).

“Replacement Term Loans”:  as defined in Section 9.2(c)(i).

“Required Lenders”:  at any time, Lenders holding in the aggregate more than 50% of the sum (without duplication) of unfunded Revolving Commitments, unfunded Delayed Draw Term Loan A Commitments, unfunded Foreign Credit Commitments, outstanding Loans, participations in outstanding Letters of Credit, participations in outstanding Participation Foreign Credit Instruments, participations in Reimbursement Obligations, participations in Participation Foreign Credit Reimbursement Obligations, Bilateral Foreign Credit Instruments and Bilateral Foreign Credit Reimbursement Obligations; provided that the Commitments of, and the portion of the aggregate outstanding amount of all Loans, LC Exposure and Foreign Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”:  as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party.

“Restricted Payment”:  any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of the Parent Borrower or any Subsidiary or any option, warrant or other right (other than convertible or exchangeable debt securities) to acquire any such Capital Stock of the Parent Borrower or any Subsidiary.

“Revolving Commitments”:  the aggregate of the Domestic Revolving Commitments and the Global Revolving Commitments.

“S&P”:  Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw Hill Companies, Inc., and any successor thereto.

“Sale/Leaseback Transaction”:  as defined in Section 6.7.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, as applicable to the respective Lenders or Borrowers.

“Security Documents”:  the Guarantee and Collateral Agreement, each Acknowledgement and Consent, each Assumption Agreement and any other security documents granting a Lien on any property of any Person to secure the obligations of any Loan Party under any Loan Document.

“Senior Note Indenture”:  the Indenture entered into by the Parent Borrower in connection with the issuance of the Senior Notes, together with all supplemental indentures, instruments, agreements and other documents entered into by the Parent Borrower in connection therewith so long as the foregoing do not increase the aggregate principal amount of Senior Notes outstanding thereunder.

“Senior Notes”:  the collective reference to (a) the 7.625% senior notes due 2014 of the Parent Borrower having an aggregate initial principal amount of $500,000,000 and (b) the 6.875% senior notes due 2017 of the Parent Borrower having an aggregate initial principal amount of $600,000,000.

“Specified Cash Management Agreement”:  (a) any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Parent Borrower or any Subsidiary Guarantor and any Lender or Affiliate thereof, existing on the Effective Date and (b) any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Parent Borrower or any Subsidiary Guarantor and any Lender or Affiliate thereof, which has been designated by the Parent Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery of such agreement by the Parent Borrower or such Subsidiary Guarantor, as a “Specified Cash Management Agreement”.

“Specified Default”:  an Event of Default pursuant to paragraph (a), (b), (f), (g), (h), (i), (j), (k), (l), (m), (o) or (p) of Article VII.

“Specified Indebtedness”:  (a) any Indebtedness Incurred as permitted by Section 6.2(g), (h) or (k), and (b) any secured Indebtedness Incurred as permitted by Section 6.2(j) or (q).

“Specified Loan Party”: as defined in Section 9.18.

“Standard Receivables Undertakings”:  representations, warranties, covenants and indemnities entered into by the Parent Borrower or any Subsidiary which are reasonably customary in sale, factoring or securitization of Receivables transactions.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Debt”:  any Indebtedness Incurred by the Parent Borrower as permitted by Section 6.2(b).

“Subordinated Debt Documents”:  all indentures, instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

“Subsidiary”:  with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Guarantor”:  any Subsidiary that has guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement.  For the avoidance of doubt, no Foreign Subsidiary, Subsidiary of a Foreign Subsidiary, or Receivables Entity shall be, or shall be required to become, a Subsidiary Guarantor.

“Swap Obligation” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure”:  at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender”:  Bank of America, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan”:  a Loan made pursuant to Section 2.4.

“Swingline Note”: as defined in Section 2.10(d)(v).

“TARGET Day”:  any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes”:  any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender in favor of (actual or prospective) counterparties of the Parent Borrower or any of its Subsidiaries or any of its Joint Ventures for the purpose of securing the obligations assumed under any tender, for construction work or other services.

“Term A Note”:  as defined in Section 2.10(d)(iii).

“Term Loan A”:  as defined in Section 2.1(e).

“Term Loan A Commitment”:  as to each Lender, its portion of the Term Loan A made to the Parent Borrower pursuant to Section 2.1(e), in the principal amount set forth opposite such Lender’s name on Schedule 1.1A.  The aggregate principal amount of the Term Loan A Commitments of all of the Lenders as in effect on the Effective Date is FOUR HUNDRED SEVENTY-FIVE MILLION DOLLARS ($475,000,000).

“Term Loan A Lenders”:  each Lender with an outstanding portion of the Term Loan A.

“Term Loan A Maturity Date”:  December 23, 2018.

“Term Loans”:  collectively, the Term Loan A, the Delayed Draw Term Loan A and any Incremental Term Loan.

“Thermal Business” means the business segment of the Parent Borrower that engineers, manufactures and services thermal heat transfer products through primary offerings that include dry,

evaporative and hybrid cooling systems, rotating and stationary heat exchangers and pollution control systems for power generation, HVAC and industrial markets, as well as oil and gas fired boilers, heating and ventilation products and ancillary equipment for commercial and residential markets.

“Thermal Credit Support” means, after the consummation of the Disposition of all or any substantial portion of the Thermal Business, any Guarantee by the Parent Borrower (or any Subsidiary), any Foreign Credit Instrument, any Letters of Credit and any surety bond or similar instrument provided by third parties (and in each case related reimbursement agreements) for the benefit of, or issued or provided for the account of, the Thermal Business and/or its customers, suppliers, governmental or customs authorities or other Persons doing business with the Thermal Business, in each case so long as such Guarantee by the Parent, such Foreign Credit Instrument, such Letters of Credit and/or such surety bonds or similar instruments provided by third parties (and such related reimbursement agreement) (x) was in existence prior to the Disposition of the relevant portion of the Thermal Business and (y) was provided or incurred in the ordinary course of business.

“Total Consolidated Assets”:  as at any date of determination, the total assets of the Parent Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, as of the last day of the fiscal quarter ended immediately prior to the date of such determination for which financial statements have been (or are required pursuant to Section 5.1(a) or (b) to have been) delivered to the Administrative Agent pursuant to Section 5.1(a) or (b).

“Total Domestic Exposure”:  at any time, the sum of the total Domestic Revolving Exposures.

“Total Foreign Trade Exposure”:  at any time, the sum of the total Foreign Trade Exposures.

“Total Global Exposure”:  at any time, the sum of the total Global Revolving Exposures.

“Transactions”:  the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit and Foreign Credit Instruments hereunder.

“Treaty”:  the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may from time to time be further amended, supplemented or otherwise modified.

“Type”:  when used in reference to any Loan or Borrowing, refers to the rate by reference to which interest on such Loan, or on the Loans comprising such Borrowing, is determined and the currency in which such Loan, or the Loans comprising such Borrowing, are denominated.  For purposes hereof, “rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate, and “currency” shall include Dollars and any Qualified Global Currency permitted hereunder.

“UCC”:  for any jurisdiction, the Uniform Commercial Code applicable in such jurisdiction.

“Utilization Date”:  as defined in Section 2.6(g)(i).

“Utilization Reduction Notice”:  as defined in Section 2.6(k)(i).

“Utilization Request”:  as defined in Section 2.6(c).

“Warranty Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender in favor of customers of the Parent Borrower or any of its Subsidiaries or any of its Joint Ventures for the purpose of securing any warranty obligations of the Parent Borrower or such Subsidiary.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’, foreign nationals’ and analogous qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”:  any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Parent Borrower.

“Withdrawal Liability”:  liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yen” and “¥” mean the lawful currency of Japan.

Section 1.2                                   Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

Section 1.3                                   Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) where applicable, any amount (including minimum borrowing, prepayment or repayment amounts) expressed in Dollars shall, when referring to any currency other than Dollars, be deemed to mean an amount of such currency having a Dollar Equivalent approximately equal to such amount.

Section 1.4                                   Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if at any time after December 31, 2012 there shall occur any change in respect of GAAP from that used in the preparation of audited financial statements referred to in Section 5.1 in a manner that would have a material effect on any matter under Article VI, the Parent Borrower and the Administrative Agent will, within five Business Days of notice from the Administrative Agent or the Parent Borrower, as the case may be, to that effect, commence, and continue in good faith, negotiations with a view towards making appropriate amendments to the provisions hereof acceptable to the Required Lenders, to reflect as nearly as possible the effect of Article VI as in effect on the Effective Date; provided further that, until such notice shall have been withdrawn or the relevant provisions amended in accordance herewith, Article VI shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.

Notwithstanding the foregoing, during the period from the date of any acquisition of any Person in accordance with the terms hereof through the last day of the fiscal quarter of the Parent Borrower in which the acquisition of such Person is consummated only, at the election of the Parent Borrower, all terms of an accounting or financial nature with respect to such Person and its Subsidiaries shall be construed in accordance with the accounting standards applicable to such Person and its Subsidiaries, as in effect during such time period.

Section 1.5                                   Exchange Rates.

(a)                                 The Administrative Agent or the applicable Issuing Lender, as applicable, shall determine the Exchange Rates as of each Calculation Date to be used for calculating Dollar Equivalent amounts of credit extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Exchange Rates shall become effective as of such Calculation Date and shall be the Exchanges Rates employed in converting any amounts between the applicable currencies until the next Calculation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than for the purpose of converting into Dollars, under Sections 2.5(d), (e), (h), (j) and (k) and 2.14(b), the obligations of the Borrowers and the Domestic Revolving Lenders in respect of LC Disbursements that have not been reimbursed when due) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Lender, as applicable.

(b)                                 Not later than 5:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Global Revolving Exposure or the Alternative Currency LC Exposure, as the case may be, on such date (after giving effect to any Global Revolving Loans to be made or any Alternative Currency Letters of Credit to be issued, renewed, extended or terminated in connection with such determination) and (ii) notify the Parent Borrower and, if applicable, each Issuing Lender of the results of such determination.

(c)                                  Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be.

Section 1.6                                   Currency Conversion.

(a)                                 If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent or the Foreign Trade Facility Agent, as applicable, as it deems appropriate.

(b)                                 If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent specifies to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

Section 1.7                                   Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.8                                   Face Amount.

Unless otherwise specified herein, the Face Amount of a Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument at any time shall be deemed to be the stated amount of such Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument in effect at such time; provided, however, that with respect to any Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument that, by its terms or the terms of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Issuing Lender or Foreign Issuing Lender, as applicable, relating to such Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument shall be deemed to be the maximum stated amount of such Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE CREDITS

Section 2.1                                   Commitments; Incremental Facilities.

(a)                                 Subject to the terms and conditions set forth herein, each relevant Lender agrees (i) to severally make Domestic Revolving Loans in Dollars to the Parent Borrower from time to time during the Domestic Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Domestic Revolving Exposure exceeding such Lender’s Domestic Revolving Commitment and (ii) to severally make Global Revolving Loans in Dollars or one or more other Qualified Global Currencies (as specified in the Borrowing Requests with respect thereto) to any Borrower from time to time during the Global Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Global Revolving Exposure exceeding such Lender’s Global Revolving Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Domestic Revolving Loans, and any Borrower may borrow, prepay and reborrow Global Revolving Loans.

(b)                                 So long as no Default or Event of Default (including, on a pro forma basis, pursuant to Section 6.1) shall be in existence or would be caused thereby, the Parent Borrower and any one or more Lenders may from time to time agree that such Lenders (or any other additional bank, financial institution or other entity which becomes a Lender pursuant to this Section 2.1(b)) shall add one or more term loan facilities (the loans thereunder, the “Incremental Term Loans”) and/or increase the Commitments in respect of any of the Facilities by executing and delivering to the Administrative Agent and, in the case of any increase in the Foreign Credit Commitments, the Foreign Trade Facility Agent an Incremental Facility Activation Notice specifying (i) the amount of such Incremental Term Loans and/or Commitment increase, and (ii) in the case of any Incremental Term Loans, (A) the applicable Incremental Term Loan Maturity Date, (B) the amortization schedule for such Incremental Term Loans, which shall comply with Section 2.11(a), (C) the Applicable Rate (and/or other pricing terms) for such Incremental Term Loans and (D) the requested currency (which may be in Dollars or any Alternative Currency); provided that the aggregate principal amount of borrowings of Incremental Term Loans outstanding at any time and Commitment increases pursuant to this subsection (b) in effect at any time shall not exceed (x) $1,000,000,000 or (y) such greater amount that (tested solely on the date of funding of any Incremental Term Loan or establishment of any increase in the Commitments as set forth in the Incremental Facility Activation Notice and not any time thereafter) does not cause the Consolidated Senior Secured Leverage Ratio as of the last day of the fiscal quarter of the Parent Borrower most recently ended for which the Parent Borrower has delivered financial statements pursuant to Section 5.1(a) or (b) to be greater than 2.75:1.00 after giving effect to such Commitment increase (assuming the Revolving Commitments are fully drawn) and/or such Incremental Term Loan (assuming such Incremental Term Loan is fully drawn, even if some portion of such Incremental Term Loan will be available on a delayed draw basis) on a pro forma basis (it being understood and agreed that (i) if the Parent Borrower has previously or concurrently reduces the Foreign Credit Commitment pursuant to Section 2.9 at such time as it increases the Bilateral Foreign Credit Issuing Commitment pursuant to this subsection (b), such increase of the Bilateral Foreign Credit Issuing Commitment shall be included in the calculation of the amount in this subsection (b) only to the extent that such increase in the Bilateral Foreign Credit Issuing Commitment exceeds the reduction in the Foreign Credit Commitment and (ii) if any Borrower repays any Incremental Term Loans and/or permanently terminates any Commitments provided pursuant to this subsection (b) the Parent Borrower shall have new availability under this subsection (b) for additional Incremental Term Loans and Commitment increases pursuant to this subsection (b) in the amount of such prepayment and/or termination up to the aggregate amount permitted above).  If the Bilateral Foreign Credit Issuing Commitment is increased, subject to Section 2.6(u), the Parent Borrower shall have the option of transferring existing Foreign Credit Instruments from the Participation Foreign Credit Instrument Issuing Commitment to the Bilateral Foreign Credit Issuing Commitment.  In the case of any increase in the Commitments under any Facility (other than any Incremental Term Loan Facility), the terms applicable to such increased Commitments and the Loans thereunder shall be the same as the terms applicable to the Facility being so increased.  In the case of any increase of the Domestic Revolving Facility or the Global Revolving Facility, any new Lender added in connection with such increase must be reasonably acceptable to the Administrative Agent and the applicable Issuing Lenders (but not the Domestic Revolving Lenders or Global Revolving Lenders, as applicable).  In the case of any increase of the Foreign Trade Facility, any new Lender added in connection with such increase must be reasonably acceptable to the Administrative Agent, the Foreign Trade Facility Agent and the applicable Foreign Issuing Lenders (but not the Lenders with Foreign Credit Commitments).  No Lender shall have any obligation to participate in any Incremental Term Loan or other increase described in this paragraph unless it agrees to do so in its sole discretion.  Any additional bank, financial institution or other entity which, with the consent of the Parent Borrower and the Administrative Agent, and, if applicable, the Foreign Trade Facility Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with the making of any Incremental Term Loan or the making of any additional Commitment shall execute a New Lender Supplement, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c)                                  Extension Option for Domestic Revolving Commitments.

(i)                                     The Parent Borrower may from time to time during the term of this Agreement, by written notice to the Administrative Agent (such notice being a “Domestic Revolving Extension Notice”) delivered no later than 60 days prior to the Domestic Maturity Date (the date of such notice, the “Domestic Revolving Notice Date”), request the Domestic Revolving Lenders to extend the then applicable Domestic Revolving Maturity Date for an additional year (the “Extended Domestic Revolving Maturity Date”).  The Administrative Agent shall promptly transmit any Domestic Revolving Extension Notice to each Domestic Revolving Lender.  Each

Domestic Revolving Lender shall notify the Administrative Agent whether it wishes to extend the then applicable Domestic Revolving Maturity Date at least 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Domestic Revolving Maturity Date, and any such notice given by a Domestic Revolving Lender to the Administrative Agent, once given, shall be irrevocable as to such Domestic Revolving Lender.  The Administrative Agent shall promptly notify the Parent Borrower of the notice of each Domestic Revolving Lender that it wishes to extend (each, a “Domestic Revolving Extension Acceptance Notice”).  Any Domestic Revolving Lender which does not expressly notify the Administrative Agent on or before the date that is 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Domestic Revolving Maturity Date that it wishes to so extend the then applicable Domestic Revolving Maturity Date shall be deemed to have rejected the Parent Borrower’s request for extension of such Domestic Revolving Maturity Date.  If all the Domestic Revolving Lenders have elected (in their sole and absolute discretion) to so extend the then applicable Domestic Revolving Maturity Date, the Administrative Agent shall notify the Parent Borrower of such election by the Domestic Revolving Lenders no later than five Business Days after the date when Domestic Revolving Extension Acceptance Notices are due, and effective on the date of such notice by the Administrative Agent to the Parent Borrower (the “Domestic Revolving Extension Date”), the Domestic Revolving Maturity Date shall be automatically and immediately so extended to the Extended Domestic Revolving Maturity Date.  No extension of the Domestic Revolving Maturity Date will be permitted hereunder without the consent of all the Domestic Revolving Lenders (after giving effect to the replacement of any non-extending Domestic Revolving Lender pursuant to paragraph (iii) below, as applicable) unless, at the election of the Parent Borrower, in writing to the Administrative Agent, the Parent Borrower removes from the Domestic Revolving Facility each Domestic Revolving Lender that has not so consented to the Extended Domestic Revolving Maturity Date, in which case the Domestic Revolving Commitments of each such removed Domestic Revolving Lender will be automatically terminated as of the then applicable Domestic Revolving Maturity Date (not giving effect to the proposed extension), and the aggregate Domestic Revolving Commitments shall be reduced by the amounts of the Domestic Revolving Commitments of such removed Domestic Revolving Lenders; provided, that, (x) after giving effect to any such removal by the Parent Borrower and resulting termination of the Domestic Revolving Commitment any such removed Domestic Revolving Lender, (A) the total Domestic Revolving Exposure of the Domestic Revolving Lenders does not exceed the total Domestic Revolving Commitments of all the extending Domestic Revolving Lenders, and (B) the Borrowers and the Administrative Agent shall have entered into such agreements, if any, as any of them shall have reasonably requested to reflect such extension of the Domestic Revolving Facility with reduced Domestic Revolving Commitments reflecting the removal of such Domestic Revolving Lenders (and any participations purchased under this Agreement shall be automatically appropriately adjusted in amount to reflect such changed Commitments) and (y) any such removed Domestic Revolving Lender shall have received payment of all amounts owing to such removed Domestic Revolving Lender with respect to its Domestic Revolving Commitment, including the repayment of an amount equal to the outstanding funded participations of all LC Disbursements made by such removed Domestic Revolving Lender, any accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents in connection with such Commitment.  Upon the delivery of a Domestic Revolving Extension Notice and upon the extension of the Domestic Revolving Maturity Date pursuant to this Section 2.1(c)(i), the Parent Borrower shall be deemed to have represented and warranted on and as of the Domestic Revolving Notice Date and the Domestic Revolving Extension Date, as the case may be, that no Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Issuing Lender shall have any obligation to issue Letters of

Credit beyond the Domestic Revolving Maturity Date unless such Issuing Lender agrees in writing to issue Letters of Credit until the Extended Domestic Revolving Maturity Date.

(ii)                                  If the Domestic Revolving Maturity Date shall have been extended in accordance with Section 2.1(c)(i), all references herein to the “Domestic Revolving Maturity Date” shall refer to the Extended Domestic Revolving Maturity Date.

(iii)                               The Parent Borrower shall have the right on or before the applicable Domestic Revolving Maturity Date to replace each non-extending Domestic Revolving Lender with one or more Persons (A) reasonably satisfactory to the Parent Borrower and the Administrative Agent and (B) satisfactory to the Issuing Lenders in their sole discretion (the “Additional Domestic Revolving Commitment Lender”), as provided in Section 2.21(b), each of which such Additional Domestic Revolving Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Domestic Revolving Commitment Lender shall, effective as of the applicable Domestic Revolving Maturity Date, undertake a Domestic Revolving Commitment (and if any such Additional Domestic Revolving Commitment Lender is already a Lender, its new Domestic Revolving Commitment shall be in addition to any other Commitment of such Lender on such date).

(d)                                 Extension Option for Global Revolving Commitments.

(i)                                     The Parent Borrower may from time to time during the term of this Agreement, by written notice to the Administrative Agent (such notice being a “Global Revolving Extension Notice”) delivered no later than 60 days prior to the Global Maturity Date (the date of such notice, the “Global Revolving Notice Date”), request the Global Revolving Lenders to extend the then applicable Global Revolving Maturity Date for an additional year (the “Extended Global Revolving Maturity Date”).  The Administrative Agent shall promptly transmit any Global Revolving Extension Notice to each Global Revolving Lender.  Each Global Revolving Lender shall notify the Administrative Agent whether it wishes to extend the then applicable Global Revolving Maturity Date at least 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Global Revolving Maturity Date, and any such notice given by a Global Revolving Lender to the Administrative Agent, once given, shall be irrevocable as to such Global Revolving Lender.  The Administrative Agent shall promptly notify the Parent Borrower of the notice of each Global Revolving Lender that it wishes to extend (each, an “Global Revolving Extension Acceptance Notice”).  Any Global Revolving Lender which does not expressly notify the Administrative Agent on or before the date that is 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Global Revolving Maturity Date that it wishes to so extend the then applicable Global Revolving Maturity Date shall be deemed to have rejected the Parent Borrower’s request for extension of such Global Revolving Maturity Date.  If all the Global Revolving Lenders have elected (in their sole and absolute discretion) to so extend the then applicable Global Revolving Maturity Date, the Administrative Agent shall notify the Parent Borrower of such election by the Global Revolving Lenders no later than five Business Days after the date when Global Revolving Extension Acceptance Notices are due, and effective on the date of such notice by the Administrative Agent to the Parent Borrower (the “Global Revolving Extension Date”), the Global Revolving Maturity Date shall be automatically and immediately so extended to the Extended Global Revolving Maturity Date.  No extension of the Global Revolving Maturity Date will be permitted hereunder without the consent of all the Global Revolving Lenders (after giving effect to the replacement of any non-extending Global Revolving Lender pursuant to paragraph (iii) below, as applicable) unless, at the election of the Parent Borrower, in writing to the Administrative Agent, the Parent Borrower removes from the Global Revolving Facility each Global Revolving Lender that has not so consented to the Extended Global Revolving Maturity Date, in which case the Global Revolving Commitments of each such removed Global Revolving Lender will be automatically terminated as of the then applicable Global Revolving Maturity Date (not giving effect to the proposed extension), and the aggregate Global Revolving Commitments shall be reduced by the amounts of the Global Revolving Commitments of such removed Global Revolving Lenders; provided, that, (x) after giving effect to any such removal by the Parent Borrower and resulting termination of the Global Revolving Commitment any such removed Global Revolving Lender, the Borrowers and the Administrative Agent shall have entered into such agreements, if any, as any of them shall have reasonably requested to reflect such extension of the Global Revolving Facility with reduced Global Revolving Commitments reflecting the removal of such Global Revolving Lenders (and any participations purchased under this Agreement shall be automatically appropriately adjusted in amount to reflect such changed Commitments) and (y) any such removed Global Revolving Lender shall have received payment of all amounts owing to such removed Global Revolving Lender with respect to its Global Revolving Commitment, including the repayment of any accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents in connection with such Commitment.  Upon the delivery of a Global Revolving Extension Notice and upon the extension of the Global Revolving Maturity Date pursuant to this Section 2(c)(i), the Parent Borrower shall be deemed to have represented and warranted on and as of the Global Revolving Notice Date and the Global Revolving Extension Date, as the case may be, that no Default or Event of Default has occurred and is continuing.

(ii)                                  If the Global Revolving Maturity Date shall have been extended in accordance with Section 2.1(d)(i), all references herein to the “Global Revolving Maturity Date” shall refer to the Extended Global Revolving Maturity Date.

(iii)                               The Parent Borrower shall have the right on or before the applicable Global Revolving Maturity Date to replace each non-extending Global Revolving Lender with one or more Persons reasonably satisfactory to the Parent Borrower and the Administrative Agent (the “Additional Global Revolving Commitment Lender”), as provided in Section 2.21(b), each of which such Additional Global Revolving Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Global Revolving Commitment Lender shall, effective as of the applicable Global Revolving Maturity Date, undertake a Global Revolving Commitment (and if any such Additional Global Revolving Commitment Lender is already a Global Revolving Lender, its new Global Revolving Commitment shall be in addition to any other Commitment of such Lender on such date).

(e)                                  Term Loan A.  Subject to the terms and conditions set forth herein, each Lender severally has made its portion of a term loan (the “Term Loan A”) to the Parent Borrower in Dollars in an amount equal to such Lender’s Term Loan A Commitment.  Amounts repaid on the Term Loan A may not be reborrowed.  The Term Loan A may consist of ABR Loans or Eurocurrency Loans or a combination thereof, as further provided herein, provided, however, all Borrowings made on the Effective Date shall be made as ABR Loans unless the Parent Borrower shall have delivered a funding indemnity letter in effect on the Effective Date to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

(f)                                   Delayed Draw Term Loan A.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Delayed Draw Term Loan A”) to the Parent Borrower in Dollars in one advance during the Delayed Draw Term Loan A Availability Period in an amount specified in the Parent Borrower’s Borrowing Request not to exceed such Lender’s Delayed Draw Term Loan A Commitment; provided, that, before an advance may be made under this Section 2.1(f), the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Responsible

Officer of the Parent Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that (a) upon giving effect to the requested Borrowing on a pro forma basis, the Parent Borrower shall be in compliance with the financial covenants set forth in Section 6.1 and (b) no Default or Event of Default has occurred or is continuing.  Amounts repaid on the Delayed Draw Term Loan A may not be reborrowed.  The Delayed Draw Term Loan may consist of ABR Loans or Eurocurrency Loans, or a combination thereof, as further provided herein.

Section 2.2                                   Loans and Borrowings.

(a)                                 Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)                                 Subject to Section 2.16, (i) each Revolving Borrowing denominated in Dollars, the Term Loan A Borrowing, the Delayed Draw Term Loan A Borrowing and each Incremental Term Loan Borrowing shall consist entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith and (ii) each Qualified Global Currency Borrowing shall consist entirely of Eurocurrency Loans.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Loan to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that (i) a Borrowing of ABR Domestic Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the total Domestic Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) and (ii) a Borrowing of ABR Global Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the total Global Revolving Commitments.  Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000.  No more than 10 Eurocurrency Borrowings may be outstanding at any one time under each Facility.

(d)                                 Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Domestic Revolving Maturity Date, Global Revolving Maturity Date the Term Loan A Maturity Date or Incremental Term Loan Maturity Date, as applicable.

Section 2.3                                   Requests for Borrowings.

To request a Borrowing of Domestic Revolving Loans, Global Revolving Loans, the Delayed Draw Term Loan A or an Incremental Term Loan Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in a Qualified Global Currency (other than Dollars, in which case the notice requirements of the foregoing clause (a) shall apply), not later than 11:00 a.m., New York City time four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing; provided that any such notice of a Borrowing of ABR Domestic Revolving Loans to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.

Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and (x) signed by the Parent Borrower or (y) in the case of Borrowings by a Foreign Subsidiary Borrower, signed by the Parent Borrower or such Foreign Subsidiary Borrower, as specified by the Parent Borrower by prior written notice to the Administrative Agent.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:  (i) the applicable Borrower requesting such Borrowing (and be signed on behalf of such Borrower); (ii) the Class and Type of the requested Borrowing; (iii) the aggregate amount of such Borrowing; (iv) the date of such Borrowing, which shall be a Business Day; (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto; (vi) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.7; and (vii) the currency of such Borrowing (which shall be in Dollars in the case of the Delayed Drawn Term Loan A, any Incremental Term Loans, Domestic Revolving Loans and Swingline Loans, and otherwise shall be in Dollars or a Qualified Global Currency).  If no election as to the currency of a Borrowing of Global Revolving Loans is specified in any such notice, then the requested Borrowing shall be denominated in Dollars.  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars or a Eurocurrency Borrowing if denominated in a Qualified Global Currency.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4                                   Swingline Loans.

(a)                                 Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Parent Borrower from time to time during the Domestic Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 or (ii) the sum of the total Domestic Revolving Exposures exceeding the total Domestic Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans.

(b)                                 To request a Swingline Loan, notwithstanding anything herein to the contrary, the Parent Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy promptly thereafter), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent Borrower.  The Swingline Lender shall make each Swingline Loan available to the Parent Borrower by wiring the amount to the account designated by the Parent Borrower in the request for such Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e), by remittance to the applicable Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)                                  The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Domestic Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Domestic Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Domestic Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans.  Each Domestic Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loans.  Each Domestic Revolving

Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Domestic Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Domestic Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Domestic Revolving Lenders.  The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Parent Borrower (or other party on behalf of the Parent Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Domestic Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent Borrower of its obligation to repay such Swingline Loan.

Section 2.5                                   Letters of Credit.

(a)                                 General.  Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Lender, at any time and from time to time during the Domestic Revolving Availability Period.  Notwithstanding the foregoing, the account party for each Letter of Credit shall be the Parent Borrower or the relevant Foreign Subsidiary Borrower or Subsidiary or Joint Venture, as specified by the Administrative Agent and the applicable Issuing Lender in consultation with the Parent Borrower.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The Existing Letters of Credit shall be deemed to be “Letters of Credit” for all purposes of this Agreement and the other Loan Documents, and the Parent Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any drawings under such Letters of Credit.  Furthermore, if (v) any letter of credit has been previously issued by an Issuing Lender, (w) the reimbursement obligations of the account party (the “Original Letter of Credit Account Party”) relating to such letter of credit have been or are assumed in writing by the Parent Borrower or any Subsidiary (such assuming Person, the “Letter of Credit Assuming Person”) pursuant to a Permitted Acquisition or other transaction permitted under the Credit Agreement, (x) there is sufficient availability hereunder for the inclusion of such letter of credit as a Letter or Credit hereunder, (y) such letter of credit satisfies all of the requirements of a Letter of Credit hereunder, and (z) the conditions of Sections 4.2(a) and 4.2(b) are satisfied, then upon the written request (which written request shall include a statement that the foregoing requirements (v) through (z), inclusive, have been satisfied) of the Parent Borrower to such Issuing Lender (consented to in writing by such Issuing Lender) and the submission by the Parent Borrower to the Administrative Agent of a copy of such request bearing such consent, such letter of credit shall be (from the date of such consent of such Issuing Lender) deemed a Letter of Credit for all purposes of this Agreement and the other Loan Documents and considered issued hereunder pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit had been issued (such agreement(s), the “Original Letter of Credit Agreements”), and such Issuing Lender shall be deemed to have released the Original Letter of Credit

Account Party and the Letter of Credit Assuming Person from the Original Letter of Credit Agreements to the extent of such conflict).  Notwithstanding that any such assumed letter of credit is in support of any obligations of, or is for the account of, a Subsidiary or Joint Venture, the Parent Borrower agrees that it shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such letter of credit.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the relevant Borrower shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice specifying the name of the relevant Borrower and requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be Dollars or, subject to Section 2.22, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Lender, the relevant Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit.  Following receipt of such notice and prior to the issuance of the requested Letter of Credit, the Administrative Agent shall calculate the Dollar Equivalent of such Letter of Credit and shall notify the Parent Borrower, the relevant Borrower and the applicable Issuing Lender of the amount of the Total Domestic Exposure after giving effect to (i) the issuance of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Domestic Revolving Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Parent Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower and the relevant Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the aggregate outstanding principal amount of all Domestic Revolving Loans plus the amount of all LC Exposure shall not exceed $300,000,000 and (B) the Total Domestic Exposure shall not exceed the total Domestic Revolving Commitments.  No Issuing Lender shall be under any obligation to issue any Letter of Credit if any Domestic Revolving Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of cash collateral or other credit support to the Administrative Agent, satisfactory to such Issuing Lender (in its reasonable discretion) with the Parent Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Exposure as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Domestic Revolving Maturity Date.  Notwithstanding the foregoing sentence, the Long Term Letters of Credit shall be deemed to be “Letters of Credit” for all purposes of this Agreement and the other Loan Documents.  The Parent Borrower agrees that on the earlier of the Domestic Revolving Maturity Date or other termination of this Agreement the Parent Borrower shall either (A) cause each such Long Term Letter of Credit to be surrendered for cancellation to the Parent Borrower, (B) provide Letter of Credit Cash Cover (as defined below) or (C) provide a back to back letter of credit on reasonably acceptable terms and conditions from a financial institution approved by the applicable Issuing Lender (such approval not to be unreasonably withheld in accordance with such Issuing Lender’s existing banking practice consistently applied) or other credit support reasonably satisfactory to the Administrative Agent in an amount equal to at least 103% of the Face Amount of each such Long Term Letter of Credit.  Upon notice to the Administrative Agent of the termination, reduction or expiration (without any pending drawing) of any such Long Term Letter of Credit, the Administrative Agent shall release the whole or relevant part of the Letter of Credit Cash Cover (or other relevant credit support) within three Business Days of the relevant date of termination, reduction or expiration, and the Administrative Agent shall use the Letter of Credit Cash Cover (or other relevant credit support) to promptly reimburse the applicable Issuing Lender honoring any Long Term Letter of Credit.  If the Parent Borrower is obliged to provide for Letter of Credit Cash Cover pursuant to the preceding provisions, the Parent Borrower shall pay the relevant amount for which it shall provide Letter of Credit Cash Cover in Dollars to an account of the Administrative Agent, in the name of the Parent Borrower, to be maintained for the benefit of the applicable Issuing Lender (such deposited amount, the “Letter of Credit Cash Cover”).  Such account shall be an interest bearing account (subject to the preceding provisions with the amount of interest to be determined by the Administrative Agent in accordance with its standard business practice) in the name of the Parent Borrower and such account shall be pledged to the Administrative Agent on the basis of a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower.  For the avoidance of doubt, the parties hereto agree that the obligation of the Domestic Revolving Lenders hereunder to reimburse the applicable Issuing Lender for any unreimbursed LC Disbursements with respect to any Long Term Letter of Credit shall terminate on the Domestic Revolving Maturity Date with respect to any drawings occurring after that date.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, the applicable Issuing Lender hereby grants to each Domestic Revolving Lender, and each Domestic Revolving Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Domestic Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of such Issuing Lender, such Lender’s Applicable Percentage of (i) each LC Disbursement made by such Issuing Lender in Dollars and (ii) the Dollar Equivalent, using the Exchange Rates on the date such payment is required, of each LC Disbursement made by such Issuing Lender in an Alternative Currency and, in each case, not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason (or, if such reimbursement payment was refunded in an Alternative Currency, the Dollar Equivalent thereof using the Exchange Rates on the date of such refund).  Each Domestic Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Domestic Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If the applicable Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement plus any interim interest incurred pursuant to paragraph (h) of this Section for (x) LC Disbursements made in Dollars, in Dollars, or (y) LC Disbursements made in an Alternative Currency, in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such LC Disbursement is made, of such LC Disbursement, in each case, not later than 12:00 noon, New York City time or the relevant local time, as applicable, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time or the relevant local time, as applicable, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time or the relevant local time, as applicable, on the Business Day immediately following the day that such Borrower receives such notice; provided that, in the case of any LC Disbursement made in Dollars, the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.4 that such payment be financed in Dollars with a Borrowing of ABR Domestic Revolving Loans or Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Domestic Revolving Loans or Swingline Loan.  If the relevant Borrower fails to make such payment when due, then (i) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, such Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such LC Disbursement and (ii) the Administrative Agent shall promptly notify the applicable Issuing Lender and each other Domestic Revolving Lender of the applicable LC Disbursement, the Dollar Equivalent thereof (if such LC Disbursement relates to an Alternative Currency Letter of Credit), the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Domestic Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Percentage of the payment then due from the relevant Borrower (determined as provided in clause (i) above, if such payment relates to an Alternative Currency Letter of Credit), in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Domestic Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender in Dollars the amounts so received by it from the Domestic Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Domestic Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear.  Any payment made by a Domestic Revolving Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC Disbursement (other than the funding of ABR Domestic Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.

(f)                                   Obligations Absolute.  A Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such Issuing Lender from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Lender’s gross negligence, willful misconduct or failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures.  The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Lender shall promptly notify the Administrative Agent and the relevant Borrower by telephone (confirmed by telecopy promptly thereafter) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligation to reimburse such Issuing Lender and the Domestic Revolving Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest.  If an Issuing Lender shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Domestic Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement (including any interim interest incurred in connection with such LC Disbursement pursuant to this paragraph) when due pursuant to paragraph (e) of this Section, then Section 2.15(c) shall apply; provided further that, in the case of an LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall (i) in the case of any LC Disbursement that is reimbursed on or before the Business Day immediately succeeding such LC Disbursement, (A) be payable in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such LC Disbursement is made, of such LC Disbursement and (B) if not reimbursed on the date of such LC Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such LC Disbursement plus the Applicable Rate applicable to Eurocurrency Revolving Loans at such time and (ii) in the case of any LC Disbursement that is reimbursed after the Business Day immediately succeeding such LC Disbursement (A) be payable in Dollars, (B) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such LC Disbursement was made, of such LC Disbursement and (C) bear interest at the rate per annum then applicable to ABR Revolving Loans, subject to Section 2.15(c).  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Domestic Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

(i)                                     Replacement of any Issuing Lender.  Any Issuing Lender may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender.  The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Lender.  At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.14(b).  From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of such Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)                                    Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that a Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Domestic Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Domestic Revolving Lenders, an amount in Dollars and in cash equal to the LC Exposure of such Borrower as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or LC Disbursements in an Alternative Currency that the Borrowers are not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower described in paragraph (h) or (i) of Article VII.  For the purposes of this paragraph, the Alternative Currency LC Exposure shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to a Borrower.  Each Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.12(c).  Each such deposit pursuant to this paragraph or pursuant to Section 2.12(c) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the relevant Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the relevant Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Domestic Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of such Borrower under this Agreement.  If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.  If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(c), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, such Borrower would remain in compliance with Section 2.12(c), and no Event of Default shall have occurred and be continuing.  Furthermore, if any Letter of Credit is outstanding on the date that the Parent Borrower terminates the Domestic Revolving Commitments pursuant to Section 2.9(b), the Parent Borrower shall, on the date of such termination, either (A) cause any such Letter of Credit to be surrendered for cancellation to the applicable Issuing Lender, (B) provide cash collateral pursuant to the terms of this paragraph (or other credit support reasonably satisfactory) to the Administrative Agent for the benefit of such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or (C) provide a backup letter of credit on reasonably acceptable terms and conditions to such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Letter of Credit from a financial institution approved by such Issuing Lender (such approval not to be unreasonably withheld or delayed in accordance with such Issuing Lender’s existing banking practice consistently applied).  The Parent Borrower hereby grants to the Administrative Agent a security interest in all such cash collateral and all proceeds thereof.  Such cash collateral shall be maintained in a blocked interest-bearing deposit account at Bank of America.  Upon notice to the Administrative Agent of the termination, reduction or expiration (without a pending drawing) of any such Letter of Credit, the Administrative Agent shall release the relevant cash collateral within three Business Days of the relevant date of termination, reduction or expiration, and the Administrative Agent shall use such cash collateral to promptly reimburse any Issuing Lender honoring any drawing under any such Letter of Credit.  Notwithstanding the foregoing, no Foreign Subsidiary Borrower shall be required to deposit cash in support of any obligation of any other Borrower and no collateral or other credit support provided by any Foreign Subsidiary Borrower shall serve as security for any obligation of any other Borrower.

(k)                                 Conversion.  In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to Section 2.5(j), if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Domestic Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Alternative Currency Letter of Credit and (iii) of each Domestic Revolving Lender’s participation in any Alternative Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts.  On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Lender or any Lender in respect of the Obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l)                                     Additional Issuing Lenders.  The Parent Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Domestic Revolving Lender, designate one or more additional Domestic Revolving Lenders to act as an Issuing Lender under the terms of this Agreement; provided that the total number of Domestic Revolving Lenders so designated at any time plus the total number of Issuing Lenders pursuant to clause (c) of the definition of the term “Issuing Lenders” at such time shall not exceed five.  Any Domestic Revolving Lender designated as Issuing Lender pursuant to this paragraph (1) shall be deemed to be an “Issuing Lender” for the purposes of this Agreement (in addition to being a Domestic Revolving Lender) with respect to Letters of Credit issued by such Domestic Revolving Lender.

(m)                             Reporting.  Each Issuing Lender will report in writing to the Administrative Agent (i) on the first Business Day of each week, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such Issuing Lender shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement and (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, the relevant Borrower and amount of such LC Disbursement.

Section 2.6                                   Foreign Credit Instruments.

(a)                                 Foreign Credit Instrument Issuing Commitments.  Subject to the terms and conditions set forth herein, (i) each Bilateral Foreign Issuing Lender severally agrees to issue Bilateral Foreign Credit Instruments and Bilateral Joint Signature Foreign Credit Instruments; provided that after giving effect to any issuance of any Bilateral Foreign Credit Instrument or Bilateral Joint Signature Foreign Credit Instrument, the Dollar Equivalent of the aggregate outstanding amount of the Bilateral Foreign Credit Reimbursement Obligations of such Bilateral Foreign Issuing Lender, Bilateral Foreign Credit Instruments of such Bilateral Foreign Issuing Lender and Bilateral Joint Signature Foreign Credit Instruments of such Bilateral Foreign Issuing Lender shall not exceed the principal amount of the Bilateral Foreign Credit Instrument Issuing Commitment of such Bilateral Foreign Issuing Lender at such time and (ii) each Participation Foreign Issuing Lender severally agrees to issue Participation Foreign Credit Instruments and Joint Signature Foreign Credit Instruments; provided that after giving effect to any issuance of any Participation Foreign Credit Instrument or Joint Signature Foreign Credit Instrument, the Dollar Equivalent of the aggregate outstanding amount of Participation Foreign Credit Reimbursement Obligations of such Participation Foreign Issuing Lender, Participation Foreign Credit Instruments of such Participation Foreign Issuing Lender and Joint Signature Foreign Credit Instruments of such Participation Foreign Issuing Lender shall not exceed the lesser of (x) the aggregate principal amount of the Participation Foreign Credit Instrument Issuing Commitments at such time and (y) the amount of the Foreign Credit Commitment of such Participation Foreign Issuing Lender at such time.  Each Existing Foreign Credit Instrument issued by a Participation Foreign Issuing Lender shall be deemed for all purposes of this Agreement to constitute a Participation Foreign Credit Instrument issued by such Participation Foreign Issuing Lender pursuant hereto for the applicable Borrower (and such Borrower, whether or not it is the Borrower for which such Existing Foreign Credit Instrument was originally issued under the Existing Credit Agreement, shall be obligated and liable in respect of such Existing Foreign Credit Instrument under the terms and conditions of this Agreement as if such Existing Foreign Credit Instrument had been originally issued at its request under this Agreement) and the Participation Foreign Credit Instrument Issuing Commitment of such Participation Foreign Issuing Lender shall be deemed utilized in an amount equal to the Dollar Equivalent of all Existing Foreign Credit Instruments issued by it and determined as of the Effective Date, subject to subsequent determinations of such Dollar Equivalent pursuant to Section 2.6(n).  Each Foreign Issuing Lender, as applicable, after consultation with the Parent Borrower or the applicable Foreign Subsidiary Borrower, may issue any Bilateral Foreign Credit Instrument, Bilateral Joint Signature Foreign Credit Instruments, Participation Foreign Credit Instrument and/or Participation Joint Signature Foreign Credit Instrument, as applicable, by causing any domestic or foreign branch or Affiliate of such Foreign Issuing Lender to issue such Bilateral Foreign Credit Instrument, Bilateral Joint Signature Foreign Credit Instruments, Participation Foreign Credit Instrument and/or Participation Joint Signature Foreign Credit Instrument if in the judgment of such Foreign Issuing Lender such designation (i) would eliminate or reduce amounts payable pursuant to Section 2.17, 2.19 or 2.19A as the case may be and (ii) would not subject such Foreign Issuing Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Foreign Issuing Lender; provided that any exercise of such option shall not affect the obligations of the relevant Borrower or such Foreign Issuing Lender under this Section 2.6.  Each Participation Foreign Issuing Lender hereby confirms that the Existing Foreign Credit Instruments issued by it conform to the Mandatory Requirements.  Furthermore, if (v) any letter of credit, guarantee or surety has been previously issued by a Foreign Issuing Lender, (w) the reimbursement obligations of the account party (the “Original Foreign Credit Instrument Account Party”) relating to such letter of credit, guarantee or surety have been or are assumed in writing by the Parent Borrower or any Subsidiary (such assuming Person, the “Foreign Credit Instrument Assuming Person”) pursuant to a Permitted Acquisition or other transaction permitted under the Credit Agreement, (x) there is sufficient availability hereunder for the inclusion of such letter of credit, guarantee or surety as a Foreign Credit Instrument hereunder, (y) such letter of credit, guarantee or surety satisfies all of the requirements of a Foreign Credit Instrument hereunder, and (z) the conditions of Sections 4.2(a) and 4.2(b) are satisfied, then upon the written request of the Parent Borrower to such Foreign Issuing Lender (consented to in writing by such Foreign Issuing Lender), the submission by the Parent Borrower to the Foreign Trade Facility Agent of a copy of such request bearing such consent and the submission by a Borrower to the Foreign Trade Facility Agent of a completed Utilization Request including a statement that the foregoing requirements (v) through (z), inclusive, have been satisfied and that such Borrower submitting such Utilization Request shall be treated as a Borrower hereunder with respect to such letter of credit, guarantee or surety, such letter of credit, guarantee or surety shall be (from the date of such consent of such Foreign Issuing Lender) deemed a Bilateral Foreign Credit Instrument or Participation Foreign Credit Instrument (such designation as a Bilateral Foreign Credit Instrument or Participation Foreign Credit Instrument to be in the sole discretion of the applicable Foreign Issuing Lender) for all purposes of this Agreement and the other Loan Documents and considered issued hereunder at the request of the Borrower that submitted such Utilization Request pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit, guarantee or surety had been issued (such agreement(s), the “Original Foreign Credit Instrument Agreements”), and such Foreign Issuing Lender shall be deemed to have released the Original Foreign Credit Instrument Account Party and the Foreign Credit Instrument Assuming Person from the Original Foreign Credit Instrument Agreements to the extent of such conflict).  Any Utilization Request submitted to the Foreign Trade Facility Agent pursuant to the immediately preceding sentence shall be reviewed and processed in accordance with Section 2.6(c), Section 2.6(d), Section 2.6(e) and Section 2.6(f), as applicable.  Notwithstanding that any such assumed letter of credit, guarantee or surety is in support of any obligations of, or is for the account of, a Subsidiary or a Joint Venture, the Parent Borrower and the Foreign Subsidiary Borrowers agree that the applicable Borrower (as identified in the Utilization Request referenced above) shall be obligated to reimburse the applicable Foreign Issuing Lender hereunder for any and all drawings under such letter of credit, guarantee or surety.

(b)                                 Extension Option.

(i)                                     The Parent Borrower may from time to time during the term of this Agreement, by written notice to the Administrative Agent and the Foreign Trade Facility Agent (such notice being an “Extension Notice”) delivered no later than 60 days prior to the Foreign Credit Maturity Date (the date of such notice, the “Notice Date”), request the Lenders with a Foreign Credit Commitment and the Foreign Issuing Lenders to extend the then applicable Foreign Trade Maturity Date for an additional year (the “Extended Foreign Trade Maturity Date”).  The Foreign Trade Facility Agent shall promptly transmit any Extension Notice to each Lender with a Foreign Credit Commitment and each Foreign Issuing Lender.  Each Foreign Issuing Lender and each Lender with a Foreign Credit Commitment shall notify the Foreign Trade Facility Agent whether it wishes to extend the then applicable Foreign Trade Maturity Date at least 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Foreign Trade Maturity Date, and any such notice given by a Foreign Issuing Lender or a Lender with a Foreign Credit Commitment to the Foreign Trade Facility Agent, once given, shall be irrevocable as to such Lender.  The Foreign Trade Facility Agent shall promptly notify the Administrative Agent and the Parent Borrower of the notice of each Foreign Issuing Lender and each Lender with a Foreign Credit Commitment that it wishes to extend (each, an “Extension Acceptance Notice”).  Any Foreign Issuing Lender and any Lender with a Foreign Credit Commitment which does not expressly notify the Foreign Trade Facility Agent on or before the date that is 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Foreign Trade Revolving Maturity Date that it wishes to so extend the then applicable Foreign Trade Maturity Date shall be deemed to have rejected the Parent Borrower’s request for extension of such Foreign Trade Maturity Date.  If all the Lenders with a Foreign Credit Commitment and all the Foreign Issuing Lenders have elected (in their sole and absolute discretion) to so extend the then applicable Foreign Trade Maturity Date, the Foreign Trade Facility Agent shall notify the Administrative Agent and the Parent Borrower of such election by the Lenders with a Foreign Credit Commitment and the Foreign Issuing Lenders no later than five Business Days after the date when Extension Acceptance Notices are due, and effective on the date of such notice by the Foreign Trade Facility Agent to the Administrative Agent and the Parent Borrower (the “Extension Date”), the Foreign Trade Maturity Date shall be automatically and immediately so extended to the Extended Foreign Trade Maturity Date.  No extension will be permitted hereunder without the consent of all the Lenders with a Foreign Credit Commitment and all the Foreign Issuing Lenders (after giving effect to the replacement of any non-extending Lender or non-extending Foreign Issuing Lender pursuant to paragraph (iii) or (iv) below, as applicable) unless, at the election of the Parent Borrower, in writing to the Administrative Agent and the Foreign Trade Facility Agent, the Parent Borrower removes from the Foreign Trade Facility each Lender with a Foreign Credit Commitment and each Foreign Issuing Lender that has not so consented to the Extended Foreign Trade Maturity Date, in which case the Foreign Credit Commitments, Bilateral Foreign Credit Instrument Issuing Commitments and Participation Foreign Credit Instrument Issuing Commitments of each such removed Lenders and Foreign Issuing Lenders, as applicable, will be automatically terminated as of the then applicable Foreign Trade Maturity Date (not giving effect to the proposed extension), and the aggregate Foreign Credit Commitments, Bilateral Foreign Credit Instrument Issuing Commitments and Participation Foreign Credit Instrument Issuing Commitments hereunder shall be reduced as of the then applicable Foreign Trade Maturity Date (not giving effect to the proposed extension) by the amounts of the Foreign Credit Commitments, Bilateral Foreign Credit Instrument Issuing Commitments and Participation Foreign Credit Instrument Issuing Commitments of such removed Lenders and removed Foreign Issuing Lenders, as applicable; provided, that, (x) after giving effect to any such removal by the Parent Borrower and resulting termination of the Foreign Credit Commitment, Bilateral Foreign Credit Instrument Issuing Commitment or Participation Foreign Credit Instrument Issuing Commitment of any such removed Lender or Foreign Issuing Lender, (A) the total Foreign Trade Exposures with respect to Participation Foreign Credit Instruments of all the Participation Foreign Issuing Lenders (including those non-extending Participation Foreign Issuing Lenders that have not, at the election of the Parent Borrower in its sole discretion, received a Counter-Guarantee to support the outstanding Participation Foreign Credit Instruments and/or Participation Joint Signature Foreign Credit Instruments, issued by such non-extending Participation Foreign Issuing Lender) does not exceed the total Foreign Credit Commitments of all the extending Lenders with Foreign Credit Commitments, (B) each outstanding Bilateral Foreign Credit Instrument, Bilateral Joint Signature Foreign Credit Instrument, Participation Foreign Credit Instrument and/or Participation Joint Signature Foreign Credit Instrument issued by a Foreign Issuing Lender removed in accordance with this Section shall continue to be considered an issued Bilateral Foreign Credit Instrument, Bilateral Joint Signature Foreign Credit Instrument, Participation Foreign Credit Instrument and/or Participation Joint Signature Foreign Credit Instrument hereunder and part of the Foreign Trade Exposure hereunder unless the Parent Borrower elects in its sole discretion to have a Counter-Guarantee issued hereunder in favor of such removed Foreign Issuing Lender to support such Bilateral

Foreign Credit Instruments, Bilateral Joint Signature Foreign Credit Instruments, Participation Foreign Credit Instruments and/or Participation Joint Signature Foreign Credit Commitments, in which case such Bilateral Foreign Credit Instruments, Bilateral Joint Signature Foreign Credit Instruments, Participation Foreign Credit Instruments and/or Participation Joint Signature Foreign Credit Instruments shall no longer be considered to be Bilateral Foreign Credit Instruments, Bilateral Joint Signature Foreign Credit Instruments, Participation Foreign Credit Instruments or Participation Joint Signature Foreign Credit Instruments issued pursuant to this Agreement except that for purposes of Section 2.6(p)(iii), (iv) and (v) and Section 2.6(h) such Bilateral Foreign Credit Instruments, Bilateral Joint Signature Foreign Credit Instruments, Participation Foreign Credit Instruments and/or Participation Joint Signature Foreign Credit Instruments shall continue to be considered as issued pursuant to this Agreement and the Borrowers’ obligations under such Sections with respect to fees, costs, expenses, reimbursement and indemnification obligations shall continue to apply with respect to such Bilateral Foreign Credit Instruments, Bilateral Joint Signature Foreign Credit Instruments, Participation Foreign Credit Instruments and Participation Joint Signature Foreign Credit Instruments and (C) the Borrowers, the Administrative Agent and the Foreign Trade Facility Agent shall have entered into such agreements, if any, as any of them shall have reasonably requested to reflect such extension of the Foreign Trade Facility with reduced Foreign Credit Commitments, Bilateral Foreign Credit Instrument Issuing Commitments and Participation Foreign Credit Instrument Issuing Commitments, as the case may be, reflecting the removal of such Lenders with Foreign Credit Commitments and Foreign Issuing Lenders, as the case may be (and any participations purchased under this Agreement shall be automatically appropriately adjusted in amount to reflect such changed Commitments) and (y) any such removed Lender or removed Foreign Issuing Lender, as applicable, shall have received payment of all amounts owing to such removed Lender or Foreign Issuing Lender with respect to its Foreign Credit Commitment, Bilateral Foreign Credit Instrument Issuing Commitment and/or Participation Foreign Credit Instrument Issuing Commitment, as applicable, including the repayment of an amount equal to the outstanding funded participations of all Foreign Credit Disbursements made by such removed Lender or funded Foreign Credit Disbursements made by such removed Foreign Issuing Lender, as applicable, any accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents in connection with such Commitment.  Upon the delivery of an Extension Notice and upon the extension of the Foreign Trade Maturity Date pursuant to this Section 2.6(b)(i), the Parent Borrower shall be deemed to have represented and warranted on and as of the Notice Date and the Extension Date, as the case may be, that no Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Lender with a Foreign Credit Commitment or Foreign Issuing Lender shall have any obligation to extend the Foreign Trade Maturity Date, and each Lender with a Foreign Credit Commitment and each Foreign Issuing Lender may (with respect to its respective Foreign Credit Commitment, Bilateral Foreign Credit Instrument Issuing Commitment and/or Participation Foreign Credit Instrument Issuing Commitment) at its option, unconditionally and without cause, decline to extend the Foreign Trade Maturity Date.

(ii)           If the Foreign Trade Maturity Date shall have been extended in accordance with Section 2.6(b)(i), all references herein to the “Foreign Trade Maturity Date” shall refer to the Extended Foreign Trade Maturity Date.

(iii)          The Parent Borrower shall have the right on or before the applicable Foreign Trade Maturity Date to replace each non-extending Lender with a Foreign Credit Commitment with one or more Persons (A) reasonably satisfactory to the Parent Borrower, the Administrative Agent and the Foreign Trade Facility Agent and (B) satisfactory to the Participation Foreign Issuing Lenders in their sole discretion (the “Additional Commitment Lender”), as provided in

Section 2.21(b), each of which such Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the applicable Foreign Trade Maturity Date, undertake a Foreign Credit Commitment (and if any such Additional Commitment Lender is already a Lender, its new Commitment shall be in addition to any other Commitment of such Lender on such date).

(iv)          The Parent Borrower shall have the right on or before the applicable Foreign Trade Maturity Date to replace each non-extending Foreign Issuing Lender with one or more Persons reasonably satisfactory to the Parent Borrower, the Administrative Agent and the Foreign Trade Facility Agent (the “Additional Foreign Issuing Lender”), as provided in Section 2.21(b), each of which such Additional Foreign Issuing Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Foreign Issuing Lender shall, effective as of the applicable Foreign Trade Maturity Date, undertake a Bilateral Foreign Credit Instrument Issuing Commitment and/or Participation Foreign Credit Instrument Issuing Commitment (and if any such Additional Foreign Issuing Lender is already a Foreign Issuing Lender, its new Commitment shall be in addition to any other Commitment of such Foreign Issuing Lender on such date).

(c)           Procedure for Issuance and Reversals. Each Borrower may, at any time and from time to time during the period from the Effective Date until the Foreign Trade Maturity Date, request the issuance of Foreign Credit Instruments or an extension or other amendment of any outstanding Foreign Credit Instrument by sending to the Foreign Trade Facility Agent a duly completed request for issuance (each, a “Utilization Request”) by electronic transfer using the db direct internet or replacement communications facility in accordance with the terms of the DB Direct Internet Agreement.  If for technical reasons it should not be possible to make a request for issuance through db direct internet (or such replacement communications facility), such request may be made (to be pre-advised by the relevant Borrower) via fax, via email or by letter, in substantially the form of Exhibit I, in each case to the Foreign Trade Facility Agent as specified in Section 9.1 (or to a fax number, email address or other address agreed with the Foreign Trade Facility Agent for this purpose), receipt of such fax, email or letter to be promptly confirmed by the Foreign Trade Facility Agent to the relevant Borrower for this purpose; provided that in such case explicit reference has to be made to this Agreement and the Foreign Trade Facility Agent shall in such case not be held responsible for a delayed processing of such Utilization Request unless such delayed processing is caused by gross negligence or willful misconduct on the part of the Foreign Trade Facility Agent following the confirmation of the receipt of the relevant fax, email or letter.  As the Foreign Trade Facility Agent will not, in the event a Utilization Request is submitted by fax, or email, be in a position to verify whether such Utilization Request has been duly authorized and sent by the relevant Borrower, each Borrower hereby agrees that the Foreign Trade Facility Agent shall be entitled to execute all Utilization Requests received by fax or email if on their face such fax letters or emails seem to be duly authorized and executed or sent by persons acting on behalf of such Borrower who have been identified as authorized signatories in annex 1.3.1 (or any replacement annex) to the DB Direct Internet Agreement or in the officer’s certificate furnished pursuant to Section 4.1(h).  Neither the Foreign Trade Facility Agent nor any of the Lenders shall be held liable for the execution of any forged Utilization Request received by fax or email except where the forgery is evident on the face of the forged Utilization Request furnished to such Person or the Foreign Trade Facility Agent or the respective Foreign Issuing Lender acted with gross negligence or willful misconduct with respect to such Utilization Request.  No Utilization Request will be regarded as having been duly completed unless:

(i)            the requested undertaking would constitute a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a Counter-Guarantee or a General Purpose Guarantee;

(ii)           the terms and conditions for the requested Foreign Credit Instrument are in the case of a Participation Foreign Credit Instrument, in accordance with the Mandatory Requirements;

(iii)          the requested Foreign Credit Instrument is denominated in a Permitted Currency or any other currency agreed by the applicable Foreign Issuing Lender and the Foreign Trade Facility Agent;

(iv)          the specific expiry date of the requested Foreign Credit Instrument, which must not be stated by reference to any events in the underlying contract and which is not subject to any interpretation, or, if the requested Foreign Credit Instrument does not provide for such determination of a specific expiry date, the Commercial Lifetime, shall fall within the Permitted Maturity;

(v)           the obligor of the obligations to be supported by the requested Foreign Credit Instrument is named;

(vi)          upon issuance of the requested Foreign Credit Instrument (for this purpose such Foreign Credit Instrument is deemed to be issued at the time of receipt of the Utilization Request therefor by the Foreign Trade Facility Agent), the thresholds for the different types of Foreign Credit Instruments set forth under Section 2.6(d) would not be exceeded;

(vii)         a Foreign Issuing Lender is determined pursuant to the terms hereof;

(viii)        the Utilization Request is in compliance with Section 2.6(d); and

(ix)          the Utilization Request indicates whether a Borrower requests a Bilateral Foreign Credit Instrument or Participation Foreign Credit Instrument to be issued.

Only one Foreign Credit Instrument may be requested in each Utilization Request.  A Utilization Request may only be revoked by the relevant Borrower (x) until the Foreign Trade Facility Agent has forwarded the Utilization Request to the relevant Foreign Issuing Lender in accordance with Section 2.6(g), by giving notice to the Foreign Trade Facility Agent or (y) thereafter, by giving notice to the relevant Foreign Issuing Lender which has to be received by such Foreign Issuing Lender at a time when such Foreign Issuing Lender will, with reasonable efforts, still be in a position to stop the delivery of the relevant Foreign Credit Instrument to the relevant beneficiary or any other Person as instructed by such Borrower.  In such case, the relevant Foreign Issuing Lender shall promptly inform the Foreign Trade Facility Agent and the relevant Borrower that the requested Foreign Credit Instrument has not been issued.  No Foreign Issuing Lender shall be required to issue a Foreign Credit Instrument in any jurisdiction that would impose withholding taxes on any payments in respect of such Foreign Credit Instrument.

(d)           Limitations on Use.  The Borrowers may only request the issuance of Foreign Credit Instruments if:

(i)            with respect to the issuance of a Bilateral Foreign Credit Instrument, the Dollar Equivalent of such requested Bilateral Foreign Credit Instrument, when aggregated with the Dollar Equivalent of all other outstanding Bilateral Foreign Credit Instruments and unreimbursed Foreign Credit Disbursements with respect to Bilateral Foreign Credit Instruments as of the time of receipt of the relevant Utilization Request, does not exceed the total Bilateral Foreign Credit Instrument Issuing Commitments; and

(ii)           with respect to any Foreign Credit Instrument (other than any Bilateral Foreign Credit Instrument), (A) the Dollar Equivalent of such requested Foreign Credit Instrument, when aggregated with the Dollar Equivalent of all other outstanding Foreign Credit Instruments and unreimbursed Foreign Credit Disbursements with respect to Participation Foreign Credit Instruments as of the time of receipt of the relevant Utilization Request, does not exceed the total Participation Foreign Credit Instrument Issuing Commitments and (B) the Dollar Equivalent of such requested Foreign Credit Instrument, when aggregated with the Dollar Equivalent of all other outstanding Foreign Credit Instruments (other than any Bilateral Foreign Credit Instrument) and unreimbursed Foreign Credit Disbursements with respect to Participation Foreign Credit Instruments as of the time of receipt of the relevant Utilization Request, does not exceed the total Foreign Credit Commitments.

If the Foreign Trade Facility Agent is of the opinion that a requested Foreign Credit Instrument is not of the type as specified in the Utilization Request by a Borrower or if the type of Foreign Credit Instrument is not clearly specified in the relevant Utilization Request, the Foreign Trade Facility Agent shall reasonably determine the type of the requested Foreign Credit Instrument based on the purpose (or, if such Foreign Credit Instrument is intended to serve more than one purpose, the primary purpose) assumed by the Foreign Trade Facility Agent on the basis of the wording of the relevant requested Foreign Credit Instrument and the facts and circumstances known to it at the time of the receipt of such Utilization Request, and the Foreign Trade Facility Agent shall inform such Borrower accordingly of such determination.  No Borrower shall make a Utilization Request for Foreign Credit Instruments to serve as security for obligations of any Person other than a Borrower or a Subsidiary or a Joint Venture.

(e)           Deviations from Foreign Credit Instrument Requirements.  No Foreign Credit Instrument shall be issued by any Foreign Issuing Lender if, in the case of a Participation Foreign Credit Instrument, the Mandatory Requirements are not fulfilled.  No Foreign Issuing Lender shall be obliged to issue a Foreign Credit Instrument (i) which does not fulfill the Dispensable Requirements, (ii) which shall be issued in a currency other than a Permitted Currency, or (iii) if the issuance of the relevant Foreign Credit Instrument is not permitted pursuant to its internal rules and guidelines.  In order to avoid a rejection of any issuance of a Foreign Credit Instrument requested by a Borrower due to non-compliance of its terms with the Dispensable Requirements, each Borrower hereby undertakes that, with respect to any Foreign Credit Instrument to be issued where the Borrower considers it reasonably likely that it will not be in a position to negotiate with the relevant future beneficiary terms for the relevant Foreign Credit Instrument which will meet the Dispensable Requirements, such Borrower will as soon as possible approach the Foreign Trade Facility Agent and designate a Foreign Issuing Lender to issue such Foreign Credit Instrument pursuant to the terms of Section 2.6(f).  Each Borrower shall seek advice from the Foreign Issuing Lender designated by such Borrower as the relevant Foreign Issuing Lender with respect to all Foreign Credit Instrument related issues during its negotiations of the underlying contract with the potential beneficiary of such Foreign Credit Instrument.  In cases where, in spite of such Borrower’s commercially reasonable efforts, fulfillment of the Dispensable Requirements appears unachievable, the relevant Foreign Issuing Lender and such Borrower shall try to reach an agreement on an indemnity in favor of such Foreign Issuing Lender which allows such Foreign Issuing Lender to issue the relevant Foreign Credit Instrument in its contractual relationship with such Borrower; provided that the right of the relevant Foreign Issuing Lender to reject the issuance of the requested Foreign Credit Instrument shall remain unaffected.

(f)            Receipt of Utilization Request.

(i)            Following the receipt of a Utilization Request, the Foreign Trade Facility Agent shall determine whether in its opinion the Utilization Request is duly completed.  If the Foreign Trade Facility Agent is of the opinion that the Utilization Request is not duly completed, it shall promptly inform the relevant Borrower and shall liaise with such Borrower with a view to agree on a modification of such Utilization Request.  If no such agreement can be reached, the Foreign Trade Facility Agent shall reject the Utilization Request.  If the Foreign Trade Facility Agent is of the opinion (as the case may be, following a modification of such Utilization Request) that the Utilization Request is duly completed, it shall forward such Utilization Request to the determined Foreign Issuing Lender(s).

(ii)           If the Foreign Trade Facility Agent determines that, due to the amount of the requested Foreign Credit Instrument, the requested Foreign Credit Instrument cannot be issued by a single Foreign Issuing Lender, it shall promptly inform the relevant Borrower and such Borrower shall then either withdraw the relevant Utilization Request or instruct the Foreign Trade Facility Agent that the relevant Foreign Credit Instrument shall be split into two or, if necessary due to the amount of the Foreign Credit Instrument, more Foreign Credit Instruments issued by two or more Foreign Issuing Lenders.

(iii)          In no event shall the aggregate amount (without duplication) of the sum of the Dollar Equivalent of all Bilateral Foreign Credit Instruments issued by all Foreign Issuing Lenders plus the Dollar Equivalent of all unreimbursed Foreign Credit Disbursements of all such Foreign Issuing Lenders with respect to Bilateral Foreign Credit Instruments exceed the aggregate amount of the Bilateral Foreign Credit Instrument Issuing Commitments.

(iv)          In no event shall the aggregate amount (without duplication) of the sum of the Dollar Equivalent of all Participation Foreign Credit Instruments and Participation Joint Signature Foreign Credit Instruments issued by all Foreign Issuing Lenders plus the Dollar Equivalent of all unreimbursed Foreign Credit Disbursements of all such Foreign Issuing Lenders with respect to Participation Foreign Credit Instruments exceed the aggregate amount of the Participation Foreign Credit Instrument Issuing Commitments or the Foreign Credit Commitments.

(g)           Issuance of Foreign Credit Instruments.

(i)            The Foreign Trade Facility Agent shall promptly forward each Utilization Request to the relevant Foreign Issuing Lender no later than 3:00 p.m., Düsseldorf time, on the Business Day following the day it has received such Utilization Request (or, if such day is not a Business Day, on the Business Day following the first Business Day after the day the Foreign Trade Facility Agent has received the Utilization Request).  The Foreign Trade Facility Agent shall determine in its notice to the relevant Foreign Issuing Lender the day on which the requested Foreign Credit Instrument shall be issued (such day being the “Utilization Date”) which shall be the second Business Day of such Foreign Issuing Lender immediately following its receipt of the Utilization Request.  Such Foreign Issuing Lender(s) shall issue the respective Foreign Credit Instrument(s) on the Utilization Date unless such Foreign Issuing Lender informs the Foreign Trade Facility Agent and the relevant Borrower on or prior to 5:00 p.m., Düsseldorf time, on the Utilization Date that (and specifying the reasons) (x) it will not be able to issue the relevant Foreign Credit Instrument on the Utilization Date (in which case the Foreign Issuing Lender shall inform the Foreign Trade Facility Agent and such Borrower when it will be able to issue the relevant Foreign Credit Instrument) or (y) it will not be able to issue the Foreign Credit Instrument at all (1) due to its internal rules and guidelines, (2) due to any applicable law or regulation with which it has to comply, (3) due to the currency (other than any Permitted Currency) in which the Foreign Credit Instrument shall be issued, (4) because it is of the opinion that, in the case of Participation Foreign Credit Instruments, the Mandatory Requirements are not fulfilled, or (5) because it is of the opinion that the Dispensable Requirements are not fulfilled.  No Foreign Issuing Lender shall be under any obligation to issue any Participation Foreign Credit

Instrument if any Lender with a Foreign Credit Commitment is at that time a Defaulting Lender, unless such Foreign Issuing Lender has entered into arrangements, including the delivery of cash collateral or other credit support to the Foreign Trade Facility Agent, satisfactory to such Foreign Issuing Lender (in its reasonable discretion) with the Parent Borrower or such Lender to eliminate such Foreign Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Lender arising from either the Foreign Credit Instrument then proposed to be issued or that Foreign Credit Instrument and all other Foreign Credit Exposure as to which such Foreign Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(ii)           If a Foreign Credit Instrument shall be issued on the same day the Utilization Request is delivered to the Foreign Trade Facility Agent (or if such day is not a Business Day, the following Business Day), the relevant Borrower shall inform the Foreign Trade Facility Agent in advance that the requested Foreign Credit Instrument shall be issued on the same day (or if such day is not a Business Day, the following Business Day).  The Foreign Trade Facility Agent shall promptly inform the relevant Foreign Issuing Lender accordingly which shall be obliged to use commercially reasonable efforts to issue the Foreign Credit Instrument on the same day as it receives the Utilization Request.

(iii)          (A) In the cases referred to in clause (x) or clause (y)(3) of Section 2.6(g)(i) above, the Foreign Trade Facility Agent shall obtain, and follow, instructions from the relevant Borrower, (B) in the cases referred to in clause (y)(1), (2), (4) and (5) of Section 2.6(g)(i) above, the relevant Borrower shall agree with the relevant Foreign Issuing Lender any amendments necessary to the respective Foreign Credit Instrument to enable the relevant Foreign Issuing Lender to issue the relevant Foreign Credit Instrument and, in the case of sub-paragraph (y)(5), Section 2.6(e) shall apply mutatis mutandis, (C) if, in the cases referred to under (A) or (B) above, no agreement can be reached between the relevant Foreign Issuing Lender and the relevant Borrower, such Foreign Issuing Lender shall reject the request to issue the requested Foreign Credit Instrument and the relevant Borrower shall promptly advise the Foreign Trade Facility Agent and shall designate another Foreign Issuing Lender and the time for issuance of the Foreign Credit Instrument shall be postponed to the extent necessary for practical reasons.  Such Foreign Issuing Lender shall promptly inform the Foreign Trade Facility Agent about all changes agreed with such Borrower with respect to a Utilization Request in accordance with this clause (iii).

(iv)          The relevant Foreign Issuing Lender may either issue the Foreign Credit Instrument directly or, if requested by and agreed with the relevant Borrower, arrange that the Foreign Credit Instrument (an “Indirect Foreign Credit Instrument”) be issued by a second bank (including one of such Foreign Issuing Lender’s domestic or foreign branches or affiliates) or financial institution (the “Indirect Foreign Issuing Lender”) against its corresponding Counter-Guarantee (which may support one or more Indirect Foreign Credit Instruments and which may be for a longer or shorter tenor than such Indirect Foreign Credit Instrument(s) so long as the tenor of such Counter-Guarantee is permitted under this Agreement) in the form satisfactory to the Indirect Foreign Issuing Lender.  In addition, in the case that an issued and outstanding letter of credit, guaranty or surety is being rolled into the Foreign Trade Facility as a Foreign Credit Instrument in accordance with the provisions of this Agreement, then if requested by and agreed with the relevant Borrower, the relevant Foreign Issuing Lender may arrange that one or more corresponding Counter-Guarantees (which may support one or more Indirect Foreign Credit Instruments and which may be for a longer or shorter tenor than such Indirect Foreign Credit Instrument(s) so long as the tenor of such Counter-Guarantee is permitted under this Agreement) in the form satisfactory to the issuer of such existing letter of credit, guaranty or surety be issued by such Foreign Issuing Lender, in which event (A) the issued letter of credit, guaranty or surety shall be treated as an Indirect Foreign Credit Instrument, (B) the issuer thereof shall be treated as an Indirect Foreign Issuing Lender, and (C) such Foreign Issuing Lender rather than the Foreign Trade Facility Agent shall be responsible for checking for compliance with the Mandatory Requirements (except that only the Mandatory Requirements under the headings “Permitted Types of Instruments” and “Expiry” need to be complied with; for the avoidance of doubt, the Mandatory Requirements under the headings “Rules”, “Reference to Underlying Transaction/Purpose Clause” and “Payment Obligations”, as well as the Dispensable Requirements need not be complied with) with respect to such Indirect Foreign Credit Instruments in accordance with the provisions of this Agreement, but the Foreign Trade Facility Agent shall be responsible for checking for compliance with all the Mandatory Requirements with respect to the corresponding Counter-Guarantee(s) in accordance with the provisions of this Agreement.  In case of an Indirect Foreign Credit Instrument, such Foreign Issuing Lender is entitled to receive, for payment to the Indirect Foreign Issuing Lender, separate fees and expenses in respect of such Indirect Foreign Credit Instrument in addition to the fees and expenses pursuant to Section 2.6(p).  In line with international practices, the validity of a Counter-Guarantee in favor of the Indirect Foreign Issuing Lender may exceed the validity of the Indirect Foreign Credit Instrument by at least ten calendar days so long as such tenor is permitted under this Agreement.

(v)           If a Utilization Request is made to request an amendment (including an extension) of any outstanding Foreign Credit Instrument, the Foreign Trade Facility Agent shall forward the Utilization Request to the relevant Foreign Issuing Lender if the requirements of Section 2.6(d) are fulfilled.  Clauses (i) through (iii) of this Section 2.6(g) shall apply mutatis mutandis.

(vi)          Each Foreign Issuing Lender shall comply at all times with the obligations set forth on Schedule 2.6(g).

(vii)         If the relevant Foreign Issuing Lender has not rejected the request to issue a Foreign Credit Instrument, the requested currency of which is not a Permitted Currency, the relevant Borrower assumes all risks related thereto and shall reimburse all costs reasonably incurred in connection with the procurement of such currency for honoring such Foreign Credit Instrument in such specific currency.

(h)           Borrower Liabilities.

(i)            If a Foreign Issuing Lender receives a request for payment under any Foreign Credit Instrument (including from an Indirect Foreign Issuing Lender under a Counter-Guarantee) issued by it, it shall promptly (and before any payment is made in respect thereof) inform the relevant Borrower, the Foreign Trade Facility Agent and the Administrative Agent accordingly.  A Borrower’s obligation to reimburse any payment made by a Foreign Issuing Lender under a Foreign Credit Instrument (each, a “Foreign Credit Disbursement”) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Foreign Credit Instrument, any request for the issuance thereof or this Agreement, or any term or provision therein, or (if any) underlying agreement (ii) any draft or other document presented under a Foreign Credit Instrument proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Foreign Issuing Lender under a Foreign Credit Instrument against presentation of a draft or other document that does not comply with the terms of such Foreign Credit Instrument, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder.  Neither the Foreign Trade Facility Agent, the Lenders nor any Foreign Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Foreign Credit Instrument or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Foreign Credit Instrument (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in the finding of true facts or law or any consequence arising from causes beyond the control of the applicable Foreign Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such Foreign Issuing Lender from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Foreign Issuing Lender’s gross negligence, willful misconduct or failure to exercise care when determining whether drafts and other documents presented under a Foreign Credit Instrument comply with the terms thereof, or if the obligation to honor a request for payment under a Foreign Credit Instrument depends upon non-documentary conditions, whether questions of facts or law at issue in the underlying transaction justify the payment by the Foreign Issuing Lender.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, (i) with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Foreign Credit Instrument, a Foreign Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Foreign Credit Instrument; or (ii) if the obligation to honor a request for payment under a Foreign Credit Instrument depends upon non-documentary conditions, a Foreign Issuing Lender may, in its sole discretion, either accept and make payment upon such facts presented in connection with the request for payment, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, however, that the applicable Borrower does not promptly provide irrefutable evidence that facts presented in connection with the request for payment are not true, or refuse to accept and make payment upon such facts.  Without limiting any rights that the applicable Foreign Issuing Lender may have under applicable law, (i) the applicable Borrower’s aggregate remedies against the applicable Foreign Issuing Lender for wrongfully honoring a presentation or wrongfully retaining honored documents shall in no event exceed the aggregate amount paid by such Borrower to such Foreign Issuing Lender with respect to the honored presentation, plus interest at the rate equal to the Adjusted LIBO Rate for Interest Periods of one month, (ii) may accept as a draft any written or electronic demand or request for payment under a Foreign Credit Instrument, even if non-negotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the Foreign Credit Instrument, and (iii) may purchase or discount an accepted draft or deferred payment obligation incurred under a Foreign Credit Instrument without affecting the amount or timing of the reimbursement due from the applicable Borrower.

(ii)           The relevant Borrower shall, upon demand from the relevant Foreign Issuing Lender, reimburse such Foreign Issuing Lender for, and irrevocably and unconditionally indemnify such Foreign Issuing Lender against any sum paid or payable in accordance with clause (i) above under a Foreign Credit Instrument issued by such Foreign Issuing Lender at the request of such Borrower and against all other liabilities, reasonable costs (including any costs incurred in funding any amount paid by such Foreign Issuing Lender under or in connection with such Foreign Credit Instrument), claims, losses and expenses which such Foreign Issuing Lender may at any time (whether before, on or after the Foreign Trade Maturity Date) reasonably incur or sustain in connection with or arising out of any such Foreign Credit Instrument.  Each such reimbursement shall be made in the currency in which the applicable Foreign Credit Instrument was issued.  If a Foreign Issuing Lender shall make any Foreign Credit Disbursement, then, unless the relevant Borrower shall reimburse such Foreign Credit Disbursement in full on the date such Foreign Credit Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Foreign Credit Disbursement is made to but excluding the date that such Borrower reimburses such Foreign Credit Disbursement, at a fluctuating per annum rate equal to the Alternate Base Rate plus 1.0%; provided that if such Borrower fails to reimburse such Foreign Credit Disbursement within five calendar days (including any interim interest incurred in connection with such Foreign Credit Disbursement pursuant to this sentence), then the unpaid amount thereof shall bear interest, for each day from and including the sixth calendar day after the date such Foreign Credit Disbursement is made to but excluding the date that such Borrower reimburses such Foreign Credit Disbursement, at a fluctuating per annum rate equal to the Alternate Base Rate plus 2.0%.

(i)            Participations.  (i) By the issuance of a Participation Foreign Credit Instrument or Participation Joint Signature Foreign Credit Instrument (or an amendment to a Participation Foreign Credit Instrument or Participation Joint Signature Foreign Credit Instrument increasing the amount thereof) and without any further action on the part of the applicable Foreign Issuing Lender or the Lenders with Foreign Credit Commitments, the applicable Foreign Issuing Lender hereby grants to each Lender with a Foreign Credit Commitment, and each Lender with a Foreign Credit Commitment hereby acquires from such Foreign Issuing Lender, a participation in such Participation Foreign Credit Instrument or Participation Joint Signature Foreign Credit Instrument equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Participation Foreign Credit Instrument or Participation Joint Signature Foreign Credit Instrument.  In consideration and in furtherance of the foregoing, each Lender with a Foreign Credit Commitment hereby absolutely and unconditionally agrees to pay to the Foreign Trade Facility Agent in Dollars, for the account of such Foreign Issuing Lender, such Lender’s Applicable Percentage of (i) each Foreign Credit Disbursement with respect to any Participation Foreign Credit Instrument or Participation Joint Signature Foreign Credit Instrument made by such Foreign Issuing Lender in Dollars and (ii) the Dollar Equivalent of each Foreign Credit Disbursement with respect to any Participation Foreign Credit Instrument or Participation Joint Signature Foreign Credit Instrument made by such Foreign Issuing Lender in a Permitted Currency or in another currency permitted under Section 2.6(g)(vii) and, in each case, not reimbursed or indemnified by the relevant Borrower on the date due as provided in paragraph (h) of this Section, or of any such reimbursement or indemnity payment required to be refunded to such Borrower for any reason.  Each Lender with a Foreign Credit Commitment acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Participation Foreign Credit Instruments and Participation Joint Signature Foreign Credit Instruments is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Participation Foreign Credit Instrument or Participation Joint Signature Foreign Credit Instrument and continuance of a Default or Event of Default or reduction or termination of the Foreign Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(j)            Reimbursement.  If the applicable Foreign Issuing Lender shall make any payment in respect of a Participation Foreign Credit Instrument or Participation Joint Signature Foreign Credit Instrument in accordance with Section 2.6(h), and if the relevant Borrower fails to reimburse or to indemnify such Foreign Issuing Lender for such payment in accordance with Section 2.6(h), the Foreign Trade Facility Agent shall promptly notify the applicable Foreign Issuing Lender and each other Lender with a Foreign Credit Commitment of the applicable unreimbursed amount, the Dollar Equivalent thereof, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender with a Foreign Credit Commitment shall pay to the Foreign Trade Facility Agent in Dollars its Applicable Percentage of the payment then due from the relevant Borrower, and the Foreign Trade Facility Agent shall promptly pay to the applicable Foreign Issuing Lender in Dollars the amounts so received by it from each such Lender.  Each Lender with a Foreign Credit Commitment at its option (after consultation with the Parent Borrower) may perform any reimbursement obligation pursuant to this Section 2.6(j) by causing any domestic or foreign branch or Affiliate of such Lender to perform such reimbursement obligation if in the judgment of such Lender such designation (i) would eliminate or reduce amounts payable pursuant to Section 2.17, 2.19 or 2.19A, as the case may be and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that any exercise of such option shall not affect the obligations of the relevant Borrower or such Lender under this Section 2.6.  Promptly following receipt by the Foreign Trade Facility Agent of any payment from any Borrower pursuant to Section 2.6(h), the Foreign Trade Facility Agent shall distribute such payment to the Lenders that have made payments pursuant to this paragraph to reimburse such Foreign Issuing Lender as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse any Foreign Issuing Lender for any payment or indemnity made by the applicable Foreign Issuing Lender pursuant to Section 2.6(h) shall not relieve any Borrower of its obligation to make any reimbursement or indemnity pursuant to Section 2.6(h).

(k)                                 Reversal of Foreign Credit Instruments.

(i)                                     Each Foreign Issuing Lender will notify the Foreign Trade Facility Agent on each Business Day about any expiration or reduction of the Face Amount of any Foreign Credit Instrument or Counter-Guarantee issued by it which became effective the preceding Business Day (a “Utilization Reduction Notice”). With respect to:

(A)                               a Foreign Credit Instrument (other than a Counter-Guarantee or an Indirect Foreign Credit Instrument) which under its terms expires without any doubt if no demand has been received by such Foreign Issuing Lender on or before a specified expiry date, such Foreign Issuing Lender will give a Utilization Reduction Notice on the Business Day following the effectiveness of the reversal of the Foreign Credit Instrument, unless such Foreign Credit Instrument does not qualify for a reversal due to its governing law and/or jurisdiction (in which case clause (B) below shall apply mutatis mutandis);

(B)                               a Foreign Credit Instrument (other than a Counter-Guarantee or an Indirect Foreign Credit Instrument) which, under its terms either does not provide for a specific expiry date or does not otherwise expire without any doubt if no demand for payment has been received by such Foreign Issuing Lender on or before a definite expiry date or in the case of a release of a Foreign Credit Instrument before the expiry date specified therein, such Foreign Issuing Lender will give a Utilization Reduction Notice (1) as and when the original of the Foreign Credit Instrument including all amendments, if any, is received by it from the beneficiary or the relevant Borrower, or (2) after having received any explicit notice of release from the beneficiary in form and substance substantially in accordance with the form provided in Schedule 2.6(k);

(C)                               a Counter-Guarantee, such Foreign Issuing Lender will give a Utilization Reduction Notice only upon being unconditionally discharged in writing from any respective liability by the Indirect Foreign Issuing Lender, or upon such Foreign Issuing

Lender having paid the amount available under the Counter-Guarantee to the Indirect Foreign Issuing Lender; provided that if the Foreign Issuing Lender has been prevented from effecting such payment without delay, the Utilization Reduction Notice is subject to any assertion of damages on account of delay by the Indirect Foreign Issuing Lender;

(D)                               a Foreign Credit Instrument (other than a Counter-Guarantee or an Indirect Foreign Credit Instrument) issued in connection with legal proceedings in Germany, such Foreign Issuing Lender will give a Utilization Reduction Notice only upon receipt of the original of the Foreign Credit Instrument for discharge from the beneficiary or upon the beneficiary’s consent to the discharge or upon establishment of the expiry of the Foreign Credit Instrument by an executory order according to §109(2) of the German Code of Civil Procedure;

(E)                                a Foreign Credit Instrument (other than a Counter-Guarantee or an Indirect Foreign Credit Instrument), expressly subject to the Uniform Rules for Demand Guarantees, International Chamber of Commerce Publication No. 758, such Foreign Issuing Lender will give a Utilization Reduction Notice if under said rules and due to the governing law and/or jurisdiction of such Foreign Credit Instrument a termination of a guarantee would have to be made;

(F)                                 a Foreign Credit Instrument (other than a Counter-Guarantee or an Indirect Foreign Credit Instrument), expressly subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 or the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, such Foreign Issuing Lender will give a Utilization Reduction Notice (1) as and when the original of the Foreign Credit Instrument including all amendments, if any, is being received by it for cancellation from the beneficiary or the relevant Borrower prior to its stated expiration date (if any), or (2) after having received any explicit notice of release from the beneficiary in form and substance substantially in accordance with the form provided in Schedule 2.6(k);

(G)                               reductions of a Foreign Credit Instrument or an Indirect Foreign Credit Instrument/Counter-Guarantee, such Foreign Issuing Lender will give a Utilization Reduction Notice only if (1) the terms and conditions of any reduction clause of the terms of the Foreign Credit Instrument are, without any doubt, complied with or if the beneficiary or, in the case of an Indirect Foreign Credit Instrument, the Indirect Foreign Issuing Lender has certified in writing and unconditionally the reduction of the Foreign Credit Instrument or Counter-Guarantee respectively or (2) the Foreign Issuing Lender has effected partial payment pursuant to a demand; and

(H)                              any Foreign Credit Instrument in relation to which such Foreign Issuing Lender has effected full payment pursuant to a demand so that the beneficiary would not be entitled to claim any further payment, such Foreign Issuing Lender will give a Utilization Reduction Notice.

(ii)                                  If a claim under a Foreign Credit Instrument is lodged with the relevant Foreign Issuing Lender after such Foreign Issuing Lender has given a Utilization Reduction Notice with respect to such Foreign Credit Instrument:

(A)                               such Foreign Issuing Lender shall effect payment only if such payment is expressly authorized by the relevant Borrower or ordered by a court decision, enforceable in the country where it was rendered; and

(B)                               the relevant Borrower shall (1) indemnify such Foreign Issuing Lender in accordance with Section 2.6(h) and (2) pay to such Foreign Issuing Lender an amount (without duplication) equal to the Foreign Credit Commitment Fee such Foreign Issuing Lender would have received if the relevant Foreign Credit Instrument or Joint Signature Foreign Credit Instrument had been outstanding from the date the relevant Utilization Reduction Notice was given until the date payment is made by such Borrower to the Foreign Issuing Lender in accordance with Section 2.6(h).

(l)                                     Permitted Maturity.  Each Foreign Credit Instrument shall have an expiry date that complies with the definition of Permitted Maturity, unless any such Foreign Credit Instrument does not provide for a specific expiry date, in which case the Commercial Lifetime of such Foreign Credit Instrument shall fall within the Permitted Maturity.

(m)                             Joint Signature Foreign Credit Instruments.

(i)                                     If a Utilization Request has been made for a Foreign Credit Instrument to be issued as a Joint Signature Foreign Credit Instrument, then the relevant Borrower will approach the relevant beneficiary to ascertain whether such beneficiary is prepared to accept a Joint Signature Foreign Credit Instrument.  In case of the beneficiary’s acceptance, the Foreign Trade Facility Agent will, in close coordination with such Borrower, select the relevant Bilateral Foreign Issuing Lenders or Participation Foreign Issuing Lenders (the “Joint Foreign Issuing Lenders”) prepared to issue the Joint Signature Foreign Credit Instrument and acceptable to the beneficiary.

(ii)                                  The Joint Foreign Issuing Lenders so selected will then appoint one of the Joint Foreign Issuing Lenders to act as their agent (the “Joint Foreign Trade Facility Agent”) in connection with the Joint Signature Foreign Credit Instrument acting on terms to be agreed between the Joint Foreign Issuing Lenders and the Joint Foreign Trade Facility Agent pursuant to an agreement substantially in the form of Schedule 2.6(m).  The Joint Foreign Trade Facility Agent shall be responsible for coordinating the Joint Foreign Issuing Lenders and shall represent the Joint Foreign Issuing Lenders vis-à-vis the beneficiary, and the Joint Foreign Trade Facility Agent shall be responsible for processing the Joint Signature Foreign Credit Instrument.  In such capacity, the Joint Foreign Trade Facility Agent shall give to the Foreign Trade Facility Agent the notices otherwise to be given by each Foreign Issuing Lender hereunder, in particular under Sections 2.6(j), 2.6(k)(i), 2.6(p)(vi) and 2.6(s).

(iii)                               Any liability of the Joint Foreign Issuing Lenders under a Joint Signature Foreign Credit Instrument, and the rights resulting from honoring a demand made thereunder, shall be several.  Each Joint Foreign Issuing Lender shall be responsible for the proportionate amount demanded by the beneficiary under a Joint Signature Foreign Credit Instrument in the proportion the amount of the Joint Signature Foreign Credit Instrument allocated to it bears to the total Dollar Equivalent of such Joint Signature Foreign Credit Instrument.  The Foreign Trade Facility Agent shall, with respect to the determination of the utilization of the individual Bilateral Foreign Credit Instrument Issuing Commitment or individual Participation Foreign Credit Instrument Issuing Commitment, as applicable, of each Joint Foreign Issuing Lender and with respect to the calculation of any Excess Amount, treat each Joint Foreign Issuing Lender in the Joint Signature Foreign Credit Instrument as if each Joint Foreign Issuing Lender had issued a Foreign Credit

Instrument in the amount equal to the amount of its proportionate amount in the Joint Signature Foreign Credit Instrument.

(n)                                 Determination of Dollar Equivalent.  On each Business Day on which any Foreign Credit Instrument is outstanding under this Agreement, or there is any other Foreign Trade Exposure, the Foreign Trade Facility Agent shall determine the amount of the Dollar Equivalent of all outstanding Foreign Credit Instruments and unreimbursed Foreign Credit Disbursements (in each case adjusted to reflect any repayment, prepayment or reversal of any relevant Foreign Credit Instrument) on the basis of the foreign exchange rates for the previous Business Day which shall be determined as follows:

(i)                                     if the conversion rate of the respective currency into Dollars is published on the internet page “www.db-markets.com” (on the sub-page “Markets,” sub-page “FX Rates,” sub-page “DB Fixings” or on any other internet page replacing such internet page, the calculation shall be based on the rates displayed on such internet page; and

(ii)                                  if the conversion rate of the respective currency into Dollars is not published on the internet page “www.db-markets.com” (on the sub-page “Markets,” sub-page “FX Rates,” sub-page “DB Fixings” or on any other internet page replacing such internet page, the calculation shall be based on the previous month’s foreign exchange rates published on the same internet page on the sub-page “DB Fixings” under the heading “Overview for Historic Rates” for “End of month prices”.

If the relevant exchange rate cannot be determined in accordance with clauses (i) or (ii) above, the Foreign Trade Facility Agent shall determine the appropriate exchange rate in its reasonable discretion.

(o)                                 Cash Cover.

(i)                                     If, pursuant to a Daily Report issued on the last Business Day of any calendar month (each a “Rebasing Date”), (A) the aggregate Dollar Equivalent of the Foreign Trade Exposure of the Bilateral Foreign Issuing Lenders exceeds the aggregate amount of the Bilateral Foreign Credit Instrument Issuing Commitments of the Bilateral Foreign Issuing Lenders, (B) the aggregate Dollar Equivalent of the Foreign Trade Exposure of the Participation Foreign Issuing Lenders exceeds the aggregate amount of the Participation Foreign Credit Instrument Issuing Commitments of the Participation Foreign Issuing Lenders or the aggregate amount of the Foreign Credit Commitments of the Lenders, or (C) the aggregate Dollar Equivalent of the Participation Foreign Credit Instruments and Participation Joint Signature Foreign Credit Instruments outstanding plus the aggregate Dollar Equivalent of the outstanding unreimbursed Foreign Credit Disbursements with respect to Participation Foreign Credit Instruments exceeds the amount of the Foreign Credit Commitments of the Lenders, in each case, by more than $500,000 (any such exceeding amount being the “Excess Amount”), the Foreign Trade Facility Agent shall request in writing from the Parent Borrower, within a period of five Business Days following receipt of the respective Daily Report, Cash Cover with respect to such Excess Amount, and the Parent Borrower shall, within a period of four Business Days following receipt of the demand from the Foreign Trade Facility Agent, provide for Cash Cover in accordance with clause (iv) below.

(ii)                                  Clause (i) above shall be applicable mutatis mutandis if, in respect of any Rebasing Date subsequent to a Rebasing Date in respect of which Cash Cover had been provided, the Excess Amount has increased by an amount equal to $500,000 of the aggregate Bilateral Foreign Credit Instrument Issuing

Commitments, Participation Foreign Credit Instrument Issuing Commitments or Foreign Credit Commitments, as applicable, due to fluctuation of currency exchange rates.

(iii)                               If in respect of any Rebasing Date subsequent to a Rebasing Date in respect of which Cash Cover had been provided pursuant to clause (i) above to the Foreign Trade Facility Agent, the Excess Amount (as shown in the relevant Daily Report) has been reduced to zero (either through fluctuation of currency exchange rates or through the reduction or expiration of any Foreign Credit Instruments), the Foreign Trade Facility Agent shall release the whole or relevant part of the Cash Cover within three Business Days of the relevant Rebasing Date.

(iv)                              If a Borrower is obliged to provide for Cash Cover under this Agreement, such Borrower shall pay the relevant amount for which it shall provide Cash Cover in Dollars or in the Dollar Equivalent of the currency of the respective Foreign Credit Instrument for which Cash Cover has to be provided to an account with the Foreign Trade Facility Agent, in the name of such Borrower or the Parent Borrower (at the election of the Parent Borrower), to be maintained for the benefit of the Bilateral Foreign Issuing Lenders or Participation Foreign Issuing Lenders and Lenders with a Foreign Credit Commitment, as applicable (such deposited amount, the “Cash Cover”).  Such account shall be an interest bearing account in the name of such Borrower or the Parent Borrower (at the election of the Parent Borrower) and such account shall be pledged to the Foreign Trade Facility Agent on the basis of a pledge agreement in form and substance reasonably satisfactory to the Foreign Trade Facility Agent and such Borrower or the Parent Borrower, as applicable.  Notwithstanding the foregoing, no Foreign Subsidiary Borrower shall be required to deposit cash in support of any obligation of any other Borrower and no collateral or other credit support provided by any Foreign Subsidiary Borrower shall serve as security for any obligation of any other Borrower.

(v)                                 If the term on any Foreign Credit Instrument or Joint Signature Foreign Credit Instrument extends beyond the Foreign Trade Maturity Date or other termination of this Agreement, or if any obligation of any Foreign Issuing Lender with respect to any Foreign Credit Instrument or Joint Foreign Credit Instrument governed by the laws of the People’s Republic of China or any other Governmental Authority extends beyond the Foreign Trade Maturity Date or other termination of this Agreement, the applicable Borrower shall, on the earlier of the Foreign Trade Maturity Date or the date of such other termination of this Agreement, do one of the following:  (A) cause such Foreign Credit Instrument or Joint Signature Foreign Credit Instrument to be surrendered for cancellation to the applicable Foreign Issuing Lender or (B) provide Cash Cover (or other credit support reasonably satisfactory) to the Foreign Trade Facility Agent in an amount equal to at least 103% of the Dollar Equivalent of the Face Amount of such Foreign Credit Instrument or Joint Signature Foreign Credit Instrument or (C) provide the applicable Foreign Issuing Lender with a back-up letter of credit or other analogous undertaking on reasonably acceptable terms and conditions in an amount at least equal to 103% of the Dollar Equivalent of the Face Amount of such Foreign Credit Instrument or Joint Signature Foreign Credit Instrument from a financial institution approved by the applicable Foreign Issuing Lender (such approval not to be unreasonably withheld in accordance with such Foreign Issuing Lender’s existing banking practice consistently applied).  Upon notice to the Foreign Trade Facility Agent of the termination, reduction or expiration (without any pending drawing) of such Foreign Credit Instrument or Joint Signature Foreign Credit Instrument issued by such Foreign Issuing Lender, the Foreign Trade Facility Agent shall release the whole or relevant part of the Cash Cover (or other credit back-stop) within three Business Days of the relevant date of termination, reduction or expiration, and the Foreign Trade Facility Agent shall use Cash Cover to promptly reimburse any Foreign Issuing Lender honoring any Foreign Credit Instrument or Joint Signature Foreign Credit Instrument.

(p)                                 Fees; Termination.

(i)                                     Commitment Fees.  (A) The Parent Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to the Foreign Trade Facility Agent, for the account of each Lender with a Foreign Credit Commitment, a commitment fee (the “Foreign Credit Commitment Fee”) which shall accrue at the Applicable Rate on the average daily unused amount of each Foreign Credit Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Foreign Credit Commitments terminate.  Accrued Foreign Credit Commitment Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Foreign Credit Commitments terminate, commencing on the first such date to occur after the Effective Date.  Foreign Credit Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  (B)  The Parent Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to each Bilateral Foreign Issuing Lender, a commitment fee (the “Bilateral Foreign Credit Commitment Fee”) which shall accrue at the Applicable Rate (or such other rate as may be agreed in writing from time to time between the Parent Borrower and the applicable Bilateral Foreign Issuing Lender) on the average daily unused amount of the Bilateral Foreign Credit Instrument Issuing Commitment of such Bilateral Foreign Issuing Lender during the period from and including the Effective Date to but excluding the date on which such Bilateral Foreign Credit Instrument Issuing Commitment terminates.  Accrued Bilateral Foreign Credit Commitment Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Bilateral Foreign Credit Instrument Issuing Commitments terminate, commencing on the first such date to occur after the Effective Date.  Bilateral Foreign Credit Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(ii)                                  Foreign Credit Instrument Fee.  (A) The Parent Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to the Foreign Trade Facility Agent, for the account of each Lender with a Foreign Credit Commitment, a participation fee (the “Foreign Credit Instrument Fee”) with respect to its participation in Participation Foreign Credit Instruments and Participation Joint Signature Foreign Credit Instrument which shall accrue at the Applicable Rate on the average daily Face Amount of each such Participation Foreign Credit Instrument and Participation Joint Signature Foreign Credit Instrument outstanding (i.e. unexpired and not terminated) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Foreign Credit Commitment terminates and the date on which such Lender ceases to have any participation risk with respect to Participation Foreign Credit Instruments and Participation Joint Signature Foreign Credit Instruments issued hereunder.  Accrued Foreign Credit Instrument Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Foreign Credit Commitments terminate, commencing on the first such date to occur after the Effective Date.  Foreign Credit Instrument Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(B)                               The Parent Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to each Bilateral Foreign Issuing Lender, a fee (the “Bilateral Foreign Credit Instrument Fee”) with respect to its issuance of Bilateral Foreign Credit Instruments and Bilateral Joint Signature Foreign Credit Instrument which shall accrue at the Applicable Rate (or such other rate as may be agreed in writing from time to time between the Parent Borrower and the applicable Bilateral Foreign Issuing Lender) on the average daily Face Amount of each such Bilateral Foreign Credit Instrument and Bilateral Joint Signature Foreign Credit Instrument issued by such Bilateral Foreign Credit Issuing Lender and outstanding (i.e. unexpired and not terminated) during the period from and including the date of issuance of any such Bilateral Foreign Credit Instrument or Bilateral Joint Signature Foreign Credit Instrument hereunder and the termination of any such Bilateral Joint Signature Foreign Credit Instrument or Bilateral Joint Signature Foreign Credit Instrument, as applicable.  Accrued Bilateral Foreign Credit Instrument Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Bilateral Foreign Credit Instrument Issuing Commitment terminates.  Bilateral Foreign Credit Instrument Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(iii)                               Foreign Credit Fronting Fee.  With respect to each issuance of a Participation Foreign Credit Instrument requested by a Borrower, such Borrower shall pay, in arrears for each calendar quarter in accordance with clause (vi) below, a fronting fee in the amount of 0.25% per annum on the Dollar Equivalent of such Participation Foreign Credit Instrument (the “Foreign Credit Fronting Fee”).  With respect to any such calculation, clause (i) above shall apply mutatis mutandis.

(iv)                              Foreign Credit Handling Fee.  Each Borrower shall, with respect to the issuance or amendment of any Foreign Credit Instrument by a Foreign Issuing Lender, pay to such Foreign Issuing Lender, quarterly in arrears in accordance with clause (vi) below, a handling fee of $150 with respect to each Foreign Credit Instrument so issued, and $100 with respect to each Foreign Credit Instrument so amended, by such Foreign Issuing Lender during the previous calendar quarter (the “Foreign Credit Handling Fee”).

(v)                                 Other Fees and Expenses.  Each Borrower shall, within three Business Days following written demand from a Foreign Issuing Lender that has issued a Foreign Credit Instrument for such Borrower, reimburse such Foreign Issuing Lender for all reasonable costs (including internal costs) and expenses (including legal fees) incurred by such Lender and evidenced to such Borrower in connection with the handling of any claims made against such Lender under any Foreign Credit Instrument issued by it.

(vi)                              Payment of Foreign Credit Fees.  Each Foreign Issuing Lender shall notify the Foreign Trade Facility Agent in writing about the amount of all Foreign Credit Handling Fees payable by any Borrower with respect to each previous calendar quarter not later than on the fifth Business Day of each calendar quarter.  In the case of each Foreign Issuing Lender, the notification needs to include only the sum of all such fees payable to such Foreign Issuing Lender and the respective amounts owing from each Borrower.  The Foreign Trade Facility Agent shall calculate the Foreign Credit Commitment Fee, the Foreign Credit Instrument Fee and the Foreign Credit Fronting Fee payable by the Borrowers with respect to the previous calendar quarter.  The Foreign Trade Facility Agent shall, not later than the seventh Business Day of each calendar quarter, inform the Parent Borrower in writing about the amount of the Foreign Credit Commitment Fee, Foreign Credit Instrument Fee and the Foreign Credit Fronting Fee payable with respect to the previous quarter and the aggregate amount of the Foreign Credit Handling Fee, as notified to it by the Foreign Issuing Lenders pursuant to the first sentence of this clause (vi), and the Parent Borrower shall pay (or shall cause the relevant Borrower to pay) such amounts to the Foreign Trade Facility Agent for distribution to the Foreign Issuing Lenders and the applicable Lenders not later than the fifth Business Day following the receipt by the Parent Borrower of the notification from the Foreign Trade Facility Agent.

(vii)                           Termination.  (A) With respect to each Foreign Credit Instrument issued and which is or under which claims are still outstanding on the earlier of (I) the Foreign Trade Maturity Date or (II) the date of termination or cancellation of the Bilateral Foreign Credit Instrument Issuing Commitments and/or Participation Foreign Credit Instrument Issuing Commitments and Foreign Credit Commitments, as applicable, or (B) if an Event of Default has occurred and is continuing, upon the request of the Required Lenders to the Administrative Agent, the Parent Borrower or other relevant Borrower, will on such applicable date provide Cash Cover to (or other credit support reasonably satisfactory to) the Foreign Trade Facility Agent in an amount equal to at least 103% of the Face Amount of all such Foreign Credit Instruments.  Section 2.6(o)(v) shall apply mutatis mutandis.

(q)                                 Cancellation.

(i)                                     The Parent Borrower may, by giving to the Administrative Agent, with a copy to the Foreign Trade Facility Agent, not less than 3 Business Days’ prior written notice, cancel the whole or any part (being a minimum of $10,000,000) of the then unused Bilateral Foreign Credit Instrument Issuing Commitments, Participation Foreign Credit Instrument Issuing Commitments and/or the Foreign Credit Commitments without premium or penalty (it being understood and agreed that any cancellation or termination of the Foreign Credit Commitments pursuant to this Section 2.6(q) shall be done on a pro rata basis but a cancellation or termination of a Bilateral Foreign Credit Instrument Issuing Commitment or a Participation Foreign Credit Instrument Issuing Commitment need not be done on a pro rata basis); provided that a notice of termination of the unused Bilateral Foreign Credit Instrument Issuing Commitments, Participation Foreign Credit Instrument Issuing Commitments and/or the Foreign Credit Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the Parent Borrower (by notice to the Administrative Agent and the Foreign Trade Facility Agent on or prior to the specified effective date) if such condition is not satisfied.

(ii)                                  If any Foreign Issuing Lender claims a payment or indemnification from any Borrower under Section 2.17, the Parent Borrower may, within 30 days thereafter and by not less than 15 days’ prior written notice to the Administrative Agent, with a copy to the Foreign Trade Facility Agent, cancel such Foreign Issuing Lender’s unused Bilateral Foreign Credit Instrument Issuing Commitment and/or unused Participation Foreign Credit Facility Instrument Issuing Commitment whereupon such Foreign Issuing Lender shall cease to be obliged to issue further Bilateral Foreign Credit Instruments or Participation Foreign Credit Instruments, as applicable, and its unused Bilateral Foreign Credit Instrument Issuing Commitment and/or unused Participation Foreign Credit Instrument Issuing Commitment, as applicable, shall be reduced to zero.  The remaining amount of such Foreign Issuing Lender’s Bilateral Foreign Credit Instrument Issuing Commitment and/or Participation Foreign Credit Instrument Issuing Commitment, as applicable, shall be cancelled automatically in whole, or, as the case may be, in part with the receipt by the Foreign Trade Facility Agent of the Utilization Reduction Notice(s) with respect to the Bilateral Foreign Credit Instruments or Participation Foreign Credit Instruments, as applicable, issued by such Foreign Issuing Lender and still outstanding.

(iii)                               Any notice of cancellation given by the Parent Borrower pursuant to clause (i) or (ii) above shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation; provided, however, that any such notice of cancellation delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the Parent Borrower (by notice to the Administrative Agent and the Foreign Trade Facility Agent on or prior to the specified effective date) if such condition is not satisfied.

(iv)                              Cancelled Bilateral Foreign Credit Instrument Issuing Commitments and cancelled Participation Foreign Credit Instrument Issuing Commitments cannot be reinstated and cancelled Foreign Credit Commitments cannot be reinstated.

(r)                                    Reports.  (i) The Foreign Trade Facility Agent shall send to the Foreign Issuing Lenders, Lenders with Foreign Credit Commitments, the Parent Borrower and the Administrative Agent, via e-mail to the addresses and persons notified for this purpose by such Persons to the Foreign Trade Facility Agent,

(A)                               on each Business Day, a report (the “Daily Report”)

(I)                                   stating the Dollar Equivalent for all outstanding Bilateral Foreign Credit Instruments and outstanding Participation Foreign Credit Instruments outstanding as determined for such Business Day,

(II)                              listing, for each Foreign Issuing Lender, as of such Business Day, the Dollar Equivalent of the outstanding Foreign Credit Instruments issued by such Foreign Issuing Lender and the Dollar Equivalent of each such Foreign Issuing Lender’s utilized Bilateral Foreign Credit Instrument Issuing Commitment and/or Participation Foreign Credit Instrument Issuing Commitment, as applicable, and

(III)                         containing further information about the utilization of the Foreign Trade Facility, in substantially the form set out in Schedule 2.6(r),

(B)                               on each Business Day, a daily activity report of the previous Business Day, in a form as substantially set out in Schedule 2.6(r), and

(C)                               not later than the fifth Business Day of each calendar month, a report stating all expired Foreign Credit Instruments and all Foreign Credit Instruments expiring within such month.

(ii)                                  The Parent Borrower and each Foreign Issuing Lender shall inform the Foreign Trade Facility Agent by 5:00 p.m., Düsseldorf time, on the fifth Business Day following receipt of any such report if it does not agree with any information contained in such report.

(iii)                               The respective Foreign Issuing Lender shall use commercially reasonable efforts to support the applicable Borrower’s efforts to achieve the return of its expired Foreign Credit Instruments to the Foreign Issuing Lender.

(s)                                   Unreimbursed Foreign Credit Disbursements.  Each Foreign Issuing Lender shall promptly notify the Foreign Trade Facility Agent and the Administrative Agent of any Foreign Credit Disbursement of such Foreign Issuing Lender that has not been reimbursed by or on behalf of the relevant Borrower and shall include in such notice (i) the date of the Foreign Credit Disbursement, (ii) the name of the relevant Borrower and (iii) the amount (including the currency) of such Foreign Credit Disbursement and the Dollar Equivalent thereof as calculated by such Foreign Issuing Lender in accordance with this Agreement.

(t)                                    Additional Foreign Issuing Lenders.  Upon notice to the Administrative Agent and the Foreign Trade Facility Agent (which shall promptly notify the Lenders with Foreign Credit Commitments with respect to any addition of a Participation Foreign Issuing Lender), the Parent Borrower may, designate additional Foreign Issuing Lenders to (i) provide additional Bilateral Foreign Credit Instrument Issuing Commitments hereunder and/or designate existing Bilateral Foreign Issuing Lenders to provide an increase to its existing Bilateral Foreign Credit Instrument Issuing Commitment hereunder and/or (ii) provide additional Participation Foreign Credit Instrument Issuing Commitments hereunder and/or designate existing Participation Foreign Issuing Lenders to provide an increase to its existing Participation Foreign Credit Instrument Issuing Commitment hereunder.  No Person shall have any obligation hereunder to become a Foreign Issuing Lender or to provide any such additional or increased Bilateral Foreign Credit Instrument Issuing Commitment or Participation Foreign Credit Instrument Issuing Commitment.  The Foreign Issuing Lender or other Person that in its sole discretion agrees to provide any such increased or additional Bilateral Foreign Credit Instrument Issuing Commitment and/or Participation Foreign Credit Instrument Issuing Commitment shall enter into a Foreign Issuing Lender Joinder Agreement with completions reasonably acceptable to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower.  No such designation shall be made to (i) the Parent Borrower or the Parent Borrower’s Affiliates or Subsidiaries or (ii) a natural person.  Upon consummation of any such Foreign Issuing Lender Joinder Agreement, Schedule 1.1A shall be deemed revised to reflect the applicable Bilateral Foreign Credit Instrument Issuing Commitment and/or Participation Foreign Credit Instrument Issuing Commitment added pursuant to such Foreign Issuing Lender Joinder Agreement.  If all the conditions precedent to issuance of a new Foreign Credit Instrument are satisfied, then in lieu of issuing a new Foreign Credit Instrument, such additional Bilateral Foreign Issuing Lender or Participation Foreign Issuing Lender may, at the written request of the Parent Borrower or the applicable Foreign Subsidiary Borrower and with the written consent of the Foreign Trade Facility Agent, roll into the Bilateral Foreign Trade Facility or the Foreign Trade Facility, as applicable, an outstanding undertaking that meets all of the requirements to be a Foreign Credit Instrument hereunder, in which case such undertaking shall thereafter be treated as if it were issued hereunder, and such Bilateral Foreign Issuing Lender or Participation Foreign Issuing Lender, as applicable, shall be deemed to represent and warrant that each such Foreign Credit Instrument that is rolled into the Bilateral Foreign Trade Facility or the Foreign Trade Facility, as applicable, complies with Section 2.6(c), Section 2.6(d), Section 2.6(e) and Section 2.6(f), as applicable.

(u)                                 Transfer of Foreign Credit Instruments.  If the Bilateral Foreign Credit Issuing Commitment is increased pursuant to Section 2.1(b), the Parent Borrower shall have the option of transferring existing Participation Foreign Credit Instruments from the Participation Foreign Credit Instrument Issuing Commitment to the Bilateral Foreign Credit Issuing Commitment; provided that after giving effect to any such transfer, (i) the outstanding aggregate principal amount of the Bilateral Foreign Credit Instruments under the Bilateral Foreign Trade Facility does not exceed the Bilateral Foreign Credit Instrument Issuing Commitment and (ii) the outstanding aggregate principal amount of the Bilateral Foreign Credit Instruments under the Bilateral Foreign Trade Facility of each Bilateral Foreign Issuing Lender shall not exceed its Bilateral Foreign Credit Instrument Issuing Commitment.  The Parent Borrower may also transfer existing Bilateral Foreign Credit Instruments from the Bilateral Foreign Credit Instrument Issuing Commitment to the Participation Foreign Credit Instrument Issuing Commitment; provided that after giving effect to any such transfer, (i) the outstanding aggregate principal amount of the Participation Foreign Credit Instruments shall not exceed (A) the aggregate Participation Foreign Credit Instrument Issuing Commitments or (B) the aggregate Foreign Credit Commitments, (ii) the outstanding aggregate principal amount of the Participation Foreign Credit Instruments of any Foreign

Issuing Lender shall not exceed the Participation Foreign Credit Instrument Issuing Commitment of such Foreign Issuing Lender and (iii) the outstanding aggregate principal amount of the Bilateral Foreign Credit Instruments under the Bilateral Foreign Trade Facility of any Bilateral Foreign Issuing Lender shall not exceed the Bilateral Foreign Credit Instrument Issuing Commitment of such Bilateral Foreign Issuing Lender.  Any transfer described in either of the preceding two sentences shall be subject to notice to the Foreign Trade Facility Agent.  Additionally, any transfer of any Participation Foreign Credit Instrument from a Participation Foreign Credit Instrument Issuing Commitment to a Bilateral Foreign Credit Issuing Commitment shall be subject to the consent of the Bilateral Foreign Issuing Lender that issued such Foreign Credit Instrument.

Section 2.7                                   Funding of Borrowings.

(a)                                 Each Lender shall make each Loan (other than any Incremental Term Loan) to be made by it hereunder on the proposed date thereof by wire transfer to the Administrative Agent in same day funds at the Administrative Agent’s Office for the applicable currency most recently designated by it for such purpose by notice to the Lenders, in immediately available funds, not later than 12:00 noon, New York City time, in the case of any Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in a Qualified Global Currency; provided that Swingline Loans shall be made as provided in Section 2.4.  The Administrative Agent will make such Loans available to the relevant Borrower by wiring the amounts so received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request; provided that ABR Domestic Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the applicable Issuing Lender.  Any funding of Incremental Term Loans shall be made pursuant to such procedures as shall be agreed to by the Parent Borrower, the relevant Incremental Term Lenders and the Administrative Agent.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount in the required currency.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon in such currency, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) or (ii) in the case of a Borrower, the interest rate applicable to such Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.8                                   Interest Elections.

(a)                                 Each Revolving Borrowing, Term Loan A Borrowing, Delayed Draw Term Loan A Borrowing and Incremental Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  Notwithstanding the foregoing, a Borrower may not (i) elect to convert the currency in which any Loans are denominated, (ii) elect to convert Qualified Global Currency Loans from Eurocurrency Loans to ABR Loans, (iii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.2(d), (iv) elect to convert any ABR Loans to Eurocurrency Loans that would result in the number of Eurocurrency Borrowings exceeding the maximum number of Eurocurrency Borrowings permitted under Section 2.2(c), (v) elect an Interest Period for Eurocurrency Loans unless the aggregate outstanding principal amount of Eurocurrency Loans (including any Eurocurrency Loans made to such Borrower in the same currency on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.2(c) or (vi) elect to convert or continue any Swingline Borrowings.

(b)                                 To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if such Borrower were requesting a Borrowing of Domestic Revolving Loans or Global Revolving Loans of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.3 and paragraph (a) of this Section:  (i) the Borrowing to which such Interest Election Request applies; (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election.  If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in a Qualified Foreign Global Currency prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically continue as a Eurocurrency Loan having an Interest Period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) no Borrowing denominated in a Qualified Global Currency having an Interest Period in excess of one month may be made or continued.

Section 2.9                                   Termination and Reduction of Commitments.

(a)                                 (i) The Domestic Revolving Commitments shall terminate on the Domestic Revolving Maturity Date, (ii) the Global Revolving Commitments shall terminate on the Global Revolving Maturity Date, (iii) the Bilateral Foreign Credit Instrument Issuing Commitments, the Participation Foreign Credit Instrument Issuing Commitments and the Foreign Credit Commitments shall terminate on the Foreign Trade Maturity Date, (iv) the Term Loan A Commitments shall terminate on the Effective Date and (v) the Delayed Draw Term Loan A Commitments shall terminate upon the expiration of the Delayed Draw Term Loan A Availability Period.

(b)                                 The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments (other than Bilateral Foreign Credit Instrument Issuing Commitments or Participation Foreign Credit Instrument Issuing Commitments) of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, (ii) the Parent Borrower shall not terminate or reduce (A) the Domestic Revolving Commitments if, after giving effect to any concurrent prepayment of the Domestic Revolving Loans in accordance with Section 2.12, the Domestic Revolving Exposure would exceed the total Domestic Revolving Commitments, (B) the Global Revolving Commitments if, after giving effect to any concurrent prepayment of the Global Revolving Loans in accordance with Section 2.12, the Global Revolving Exposure would exceed the total Global Revolving Commitments, (C) the Participation Foreign Credit Instrument Issuing Commitments or the Foreign Credit Commitments if the Total Foreign Trade Exposure with respect to the Participation Foreign Credit Instruments would exceed (1) the total Participation Foreign Credit Instrument Issuing Commitments or (2) the total Foreign Credit Commitments or (D) the Bilateral Foreign Credit Instrument Issuing Commitments if the Total Foreign Trade Exposure with respect to the Bilateral Foreign Credit Instruments would exceed the total Bilateral Foreign Credit Instrument Issuing Commitments and (iii) each reduction of Participation Foreign Credit Instrument Issuing Commitments and the Foreign Credit Commitments shall be made in accordance with Section 2.6(q).

(c)                                  The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.10                            Evidence of Debt.

(a)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made, and each Foreign Credit Instrument issued, by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)                                 The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 9.4(c) and a subaccount for each Lender in which it shall record (i) the amount of each Loan made hereunder (whether or not evidenced by a promissory note), the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal and/or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.  The Foreign Trade Facility Agent shall maintain records in which it shall record all relevant details about each Foreign Credit Instrument issued hereunder and, upon the request of the Administrative Agent, the Foreign Trade Facility Agent shall make such records (or copies thereof) available to the Administrative Agent.

(c)                                  The entries made in the Register maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)                                 Upon the request of any Lender made through the Administrative Agent, the Parent Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such promissory note shall (i) in the case of Domestic Revolving Loans, be in the form of Exhibit J (a “Domestic Revolving Note”), (ii) in the case of Global Revolving Loans, be in the form of Exhibit K (a “Global Revolving Note”), (iii) in the case of the Term Loan A, be in the form of Exhibit L (a “Term A Note”), (iv) in the case of the Delayed Draw Term Loan A, be in the form of Exhibit M (a “Delayed Draw Term A Note”), (v) in the case of Swingline Loans, be in the form of Exhibit N (a “Swingline Note”) and (vi) in the case of Incremental Term Loans, be in the form of Exhibit O (an “Incremental Term Note”).  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.  In the event that a Lender received a note under the Existing Credit Agreement, any Note provided pursuant to this clause (d) shall be an amended and restated Note, and each Lender with a note under the Existing Credit Agreement shall endeavor to return its note to the applicable Borrower marked “cancelled” within thirty (30) days after the Effective Date.

Section 2.11                            Repayment of Loans.

(a)                                 The Parent Borrower shall repay any Incremental Term Loans in consecutive installments (which shall be no more frequent than quarterly) as specified in the applicable Incremental Facility Activation Notice pursuant to which such Incremental Term Loans were made.

(b)                                 The Parent Borrower shall repay (i) the then unpaid principal amount of the Domestic Revolving Loans on the Domestic Revolving Maturity Date and (ii) the then unpaid principal amount of each Swingline Loan on the earlier of the Domestic Revolving Maturity Date and the first date after such Swingline Loan is made that is the last Business Day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Borrowing of Domestic Revolving Loans is made, the Parent Borrower shall repay all Swingline Loans then outstanding.

(c)                                  Each Borrower shall repay the then unpaid principal amount of the Global Revolving Loans applicable to such Borrower on the Global Revolving Maturity Date.

(d)                                 The Parent Borrower shall repay the outstanding principal amount of the Term Loan A in equal quarterly installments, commencing with the fiscal quarter ending March 31, 2015, equal to 1.25% of the outstanding amount of the Term Loan A as of the Effective Date (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.12) with the outstanding principal balance of the Term Loan A due in full on the Term Loan A Maturity Date, unless accelerated sooner pursuant to Article VII.

(e)                                  The Parent Borrower shall repay the outstanding principal amount of the Delayed Draw Term Loan A in equal quarterly installments, commencing with the fiscal quarter ending March 31, 2015, equal to 1.25% of the outstanding amount of the Delayed Draw Term Loan A funded pursuant to Section 2.1(f) on the date of such funding (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.12) with the outstanding principal balance of the Delayed Draw Term Loan A due in full on the Term Loan A Maturity Date, unless accelerated sooner pursuant to Article VII.

Section 2.12                            Prepayment of Loans.

(a)                                 Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b)                                 If on any date any Net Proceeds are received by or on behalf of the Parent Borrower or any Subsidiary in respect of any Prepayment Event, the Parent Borrower shall, within ten Business Days after such Net Proceeds are received, apply an amount equal to the aggregate amount of such Net Proceeds, first, to prepay the Term Loans in the manner and the order as directed in writing by the Parent Borrower to the Administrative Agent, and second, (after the Term Loans have been paid in full) to the Domestic Revolving Loans and/or the Global Revolving Loans as directed in writing by the Parent Borrower to the Administrative Agent (without a corresponding permanent reduction in the aggregate Domestic Revolving Commitments or the aggregate Global Revolving Commitments); provided that, in the case of any event described in clause (a) or (b) of the definition of the term Prepayment Event, if the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Parent Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (“Reinvestment Net Proceeds”), within 360 days after receipt of such Net Proceeds, to make Permitted Acquisitions or Investments permitted by Section 6.5 or acquire real property, equipment or other assets to be used in the business of the Parent Borrower and the Subsidiaries, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.  Notwithstanding the foregoing, from and after the date during any fiscal year of the Parent Borrower on which the aggregate gross proceeds (inclusive of amounts of the type described in the first parenthetical of Section 6.6(e)) from Dispositions pursuant to Section 6.6(e) received during such fiscal year exceed the aggregate amount for such fiscal year specified in clause (i) of the proviso in Section 6.6(e), the Net Proceeds from each subsequent Prepayment Event occurring during such fiscal year resulting from Dispositions pursuant to Section 6.6(e) (and a ratable amount of Net Proceeds from any Prepayment Event that first causes the aforementioned threshold to be exceeded, which ratable amount shall be determined by reference to a fraction, the numerator of which shall be the portion of the gross proceeds from such Prepayment Event representing the excess above such threshold and the denominator of which shall be the aggregate gross proceeds from such Prepayment Event) may not be treated as Reinvestment Net Proceeds.

(c)                                  If on any Determination Date relating to the Global Revolving Facility, the Total Global Exposure exceeds the total Global Revolving Commitments by more than $500,000, the Parent Borrower shall, upon notice by the Administrative Agent, within three Business Days after such Determination Date, prepay (or cause the relevant Foreign Subsidiary Borrower to prepay) the Borrowings of Global Revolving Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.5(j)) in an aggregate amount such that, after giving effect thereto, the Total Global Exposure does not exceed the total Global Revolving Commitments.  If on any Determination Date relating to the Domestic Revolving Facility, the Total Domestic Exposure exceeds the total Domestic Revolving Commitments, the Parent Borrower shall, without notice or demand, within three Business Days after such Determination Date, prepay (or cause the relevant Foreign Subsidiary Borrower to prepay) the Borrowings of Domestic Revolving Loans or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.5(j)) in an aggregate amount such that, after giving effect thereto, the Total Domestic Exposure does not exceed the total Domestic Revolving Commitments.

(d)                                 A Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy promptly thereafter) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time (or 11:00 a.m., London time, as applicable), three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Domestic Revolving Commitments or the Global Revolving Commitments as contemplated by Section 2.9, then such notice of prepayment may be revoked (or the date specified therein extended) if such notice of termination is revoked (or the date specified therein extended) in accordance with Section 2.9.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment.

Section 2.13                            Certain Payment Application Matters.

(a)                                 Each repayment or prepayment of a Borrowing by any Borrower shall be applied ratably to the Loans included in the repaid Borrowing of such Borrower.  It is understood that, in the case of Global Revolving Loans, the relevant Borrower may select the particular currency of Loans to be prepaid, and such prepayment shall then be applied ratably to such Loans.  Repayments and prepayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

(b)                                 Each mandatory prepayment of any Term Loans shall be applied among the Classes of the Term Loans as directed in writing by the Parent Borrower to the Administrative Agent and to the installments thereof in each case in the order as directed in writing by the Parent Borrower to the Administrative Agent.  Any optional prepayment of any Term Loans shall be applied to the installments of the applicable Term Loans in each case in the order as directed in writing by the Parent Borrower to the Administrative Agent.

Section 2.14                            Fees.

(a)                                 The Parent Borrower agrees to pay to the Administrative Agent for the account of each relevant Lender (i) a commitment fee (the “Domestic Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the actual daily unused amount of the Domestic Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the Domestic Revolving Maturity Date and (ii) a commitment fee (the “Global Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the actual daily unused amount of the Global Revolving

Commitment of such Lender during the period from and including the Effective Date to but excluding the Global Revolving Maturity Date.  Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the Domestic Revolving Maturity Date and the Global Revolving Maturity Date, as applicable, commencing on the first such date to occur after the Effective Date.  Domestic Revolving Commitment Fees and Global Revolving Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees (x) in respect of the Domestic Revolving Commitments, the Domestic Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Domestic Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose) and (y) in respect of the Global Revolving Commitments, the Global Revolving Commitments of a Lender shall be deemed to be used to the extent of the outstanding Global Revolving Loans of such Lender.  For the avoidance of doubt, the Foreign Credit Commitment Fee is set forth in Section 2.6(p)(i).

(b)                                 Each Borrower agrees to pay:

(i)                                     to the Administrative Agent for the account of each Domestic Revolving Lender a participation fee with respect to its participations in Letters of Credit (“Letter of Credit Fees”), which shall accrue at the same Applicable Rate as interest on Eurocurrency Revolving Loans on the actual daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Domestic Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the applicable Issuing Lender pursuant to Section 2.5(j) shall be payable, to the maximum extent permitted by applicable laws, to the other Lenders with a Domestic Revolving Commitment in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.24(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account.

(ii)                                  to the applicable Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the actual daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Domestic Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder; and

(iii)                               to the applicable Foreign Issuing Lender and the other Lenders, the fees set forth in Section 2.6(p).

Participation fees and fronting fees pursuant to clauses (i) and (ii) above accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Domestic Revolving Commitments terminate and any such fees accruing after the date on which the Domestic Revolving Commitments terminate shall be payable on demand.  Except as otherwise provided in Section 2.6(p), any other fees payable to the applicable Issuing Lender or Foreign Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For the purposes of calculating the actual daily amount of the LC Exposure for any period under this Section 2.14(b), the actual daily amount of the Alternative Currency LC Exposure for such period shall be calculated by multiplying (x) the actual daily balance of each Alternative Currency Letter of Credit (expressed in the currency in which such Alternative Currency Letter of Credit is denominated) by (y) the Exchange Rate for each such Alternative Currency in effect on the last Business Day of such period or by such other reasonable method that the Administrative Agent deems appropriate.

(c)                                  The Parent Borrower agrees to pay to the Administrative Agent for the account of each relevant Lender (i) a commitment fee (the “Delayed Draw Term Loan A Commitment Fee”), which shall accrue at the Applicable Rate on the actual daily unused amount of the Delayed Draw Term Loan A Commitment of such Lender beginning with the date that is ninety (90) days after the Effective Date and ending upon the expiration of the Delayed Draw Term Loan A Availability Period.  Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the final day of the Delayed Draw Term Loan A Availability Period, as applicable, commencing on the first such date to occur after the Effective Date.  Delayed Draw Term Loan A Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)                                 The Parent Borrower agrees to pay to the Administrative Agent and MLPFS, for their own respective accounts, fees payable in the amounts and at the times specified in the Fee Letter.

(e)                                  The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in the Fee Letter.

(f)                                   The Parent Borrower agrees to pay to the Foreign Trade Facility Agent, for its own account, fees payable in the amounts and at the times specified in the Deutsche Bank Fee Letters.

(g)                                  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, applicable Foreign Issuing Lender or the Foreign Trade Facility Agent, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Except as otherwise provided in Section 2.6(p), fees paid shall not be refundable under any circumstances.

Section 2.15                            Interest.

(a)                                 ABR Loans shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 Eurocurrency Loans shall bear interest at the Adjusted LIBO Rate for the applicable Interest Period plus the Applicable Rate.

(c)                                  Notwithstanding the foregoing, if any principal of or interest (or premium, if any) on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (except as specified in Section 2.6(h)(ii)), 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section (or, in the case of amounts denominated in a Qualified Foreign Global Currency due under the Global Revolving Facility, the rate that would apply to Loans in such currency pursuant to clause (i) above), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Domestic Revolving Commitments or the Global Revolving Commitments, and in the case of the Term Loans, upon the Term Loan A Maturity Date or the Incremental Term Loan Maturity Date, as applicable; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Domestic Revolving Availability Period or Global Revolving Availability Period, as applicable), accrued interest (and premium, if any) on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)                                   If, as a result of any restatement of or other adjustment to the financial statements of the Parent Borrower or for any other reason, the Parent Borrower or the Administrative Agent at the direction of the Required Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Parent Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Parent Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent Borrower under the Bankruptcy Code of the United States, automatically and without further action by any Person), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lenders, as the case may be, under Section 2.5(c), 2.14(b) or 2.15(c) or under Article VII.  The Parent Borrower’s obligations under this paragraph shall survive the termination of the Commitments of all of the Lenders and the repayment of all other Obligations hereunder.

Section 2.16                            Alternate Rate of Interest.

If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period;

(b)                                 the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

(c)                                  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the relevant market;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the relevant Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be promptly given by the Administrative Agent when such circumstances no longer exist), then, in the case of the relevant Facility, any request by a Borrower for a Eurocurrency Borrowing of the affected Type or in the affected currency, or a conversion to or continuation of a Eurocurrency Borrowing of the affected Type or in the affected currency, pursuant to Section 2.3 or 2.8, shall be deemed rescinded; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.17                            Increased Costs.

(a)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)                                  impose on any Lender, Issuing Lender or Foreign Issuing Lender or the London (or other relevant) interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit, Foreign Credit Instrument or participation therein;

and the result of any of the foregoing shall be to increase the net cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Lender or Foreign Issuing Lender of participating in, issuing or maintaining any Letter of Credit or Foreign Credit Instrument or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or Foreign Issuing Lender hereunder (whether of principal, interest, premium or otherwise), then each relevant Borrower will pay to such Lender, Issuing Lender or Foreign Issuing Lender such additional amount or amounts as will compensate such Lender, Issuing Lender or Foreign Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender, Issuing Lender or Foreign Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Person’s capital or on the capital of such Person’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Foreign Credit Instruments held by, such Lender, or the Letters of Credit issued by such Issuing Lender, or the Foreign Credit Instruments issued by such Foreign Issuing Lender, to a level below that which such Lender, Issuing Lender or Foreign Issuing Lender or such Lender’s, Issuing Lender’s or Foreign Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Person’s policies and the policies of such Person’s holding company with respect to capital adequacy), then from time to time the relevant Borrower will pay to such Lender, Issuing Lender or Foreign Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Person or such Person’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender, Issuing Lender or Foreign Issuing Lender setting forth in reasonable detail the basis for and computation of the amount or amounts necessary to compensate such Person or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error.  Such Borrower shall pay such Lender, Issuing Lender or Foreign Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.  All amounts payable by any Borrower pursuant to paragraph (a) or (b) of this Section shall be deemed to constitute interest expense in respect of the Loans.

(d)                                 Failure or delay on the part of any Lender, Issuing Lender or Foreign Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Person’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender, Issuing Lender or Foreign Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Person notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor;

provided that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.18                            Break Funding Payments.

In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Domestic Revolving Loan, Global Revolving Loan, Term Loan A, Delayed Draw Term Loan A or any Incremental Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12(d) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.21, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the relevant market.  A certificate of any Lender setting forth in reasonable detail the basis for and computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender obtains actual knowledge of such amount.  Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.19                            Taxes.

(a)                                 Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. The provisions of this Section 2.19(a) shall not apply to any payment of a UK Obligor, as defined in Section 2.19A, and such payment shall instead be subject to the provisions of Section 2.19A.

(b)                                 In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law and indemnify the Lender from and against any Other Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.

(c)                                  Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of a Borrower hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the basis for and computation of the amount of such payment or liability delivered to a Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender or the Administrative Agent, as the case may be, obtains actual knowledge of such amount.  The provisions of this Section 2.19(c) shall not apply to any payment of a UK Obligor, as defined in Section 2.19A, and such payment shall instead be subject to the provisions of Section 2.19A.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.  The provisions of this Section 2.19(d) shall not apply to any payment of a UK Obligor, as defined in Section 2.19A, and such payment shall instead be subject to the provisions of Section 2.19A.

(e)                                  Each Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Parent Borrower and the Administrative Agent, on or before the date on which it becomes a party to this Agreement either:

(A)                               two duly completed and signed original copies of either Internal Revenue Service Form W-8BEN (including Form W-8BEN-E, as applicable) or Internal Revenue Service Form W-8ECI (relating to such Non-U.S. Lender and entitling it to a complete exemption from or reduction of withholding of United States federal income taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other credit documents), or successor and related applicable forms, as the case may be (including, where applicable any such forms required to be provided to certify to such exemption on behalf of such Non-U.S. Lender’s beneficial owners).

(B)                               in the case of a Non-U.S. Lender that is not a “Bank” within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit D (and any similar statements required to certify to the exemption of its beneficial owners) or such other form of statement as shall be reasonably requested by the Parent Borrower from time to time to the effect that such Non-U.S. Lender (and, where applicable, its beneficial owners) is eligible for a complete exemption from withholding of United States federal income taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed original copies of Internal Revenue Service Form W-8BEN or successor and related applicable forms (including, where applicable, copies of such forms with respect to such entity’s beneficial owners).

Further, each Non-U.S. Lender agrees (i) to deliver to the Parent Borrower and the Administrative Agent, and if applicable, the assigning Lender two further duly completed and signed original copies of such Forms W-8BEN or W-8ECI, as the case may be (and, where applicable, any such forms on behalf of its beneficial owners) or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Parent Borrower in accordance with applicable U.S. laws and regulations, (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit D (or such other form of statement as shall have been requested by the Parent Borrower), to deliver to the Parent Borrower and the Administrative Agent, and if applicable, the assigning Lender, such statement (and where applicable, any such statements from its beneficial owners) on the two year anniversary of the date on which such Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Parent Borrower and the Administrative Agent, such additional statements and forms as shall be reasonably requested by the Parent Borrower from time to time, and (iii) to notify promptly the Parent Borrower and the Administrative Agent if it (or, as applicable, its beneficial owners) is no longer able to deliver, or if it is required to withdraw or cancel, any form of statement previously delivered by it pursuant to this Section 2.19(e).  Notwithstanding anything herein to the contrary, no Non-U.S. Lender shall be required to provide any forms, certification or documentation which it is not legally entitled or able to deliver.

(f)                                   The Administrative Agent and each Lender which is not a Non-U.S. Lender shall deliver to Parent Borrower and the Administrative Agent (and if applicable the assigning or participating Lender) two copies of a statement which shall contain the address of the Administrative Agent’s or such Lender’s office or place of business in the United States, which shall be signed by an authorized officer of the Administrative Agent or such Lender, as applicable, together with two duly completed and signed original copies of Internal Revenue Service Form W-9 (or applicable successor form) unless (i) it establishes to the satisfaction of the Parent Borrower that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax or (ii) it is treated as an exempt recipient based on the indicators described in the United States Treasury Regulation Section 1.6049-4(c)(1)(ii), except as otherwise required by United States Treasury Regulation Section 1.1441-1(d)(4) (and any successor provision).  The Administrative Agent and each such Lender shall deliver to the Parent Borrower and Administrative Agent two further duly completed and signed forms and statements (or successor form) at or before the time any such form or statement becomes obsolete.

(g)                                  Each Non-U.S. Lender agrees to indemnify and hold harmless each Borrower from and against any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof, penalties, additions to tax, fines, interest or other liabilities, costs or losses (including, without limitation, reasonable attorney’s fees and expenses) incurred or payable by such Borrower as a result of the failure of such Borrower to comply with its obligations to deduct or withhold any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof (including penalties, additions to tax, fines or interest on such Taxes) from any payments made pursuant to this Agreement or any other Loan Document to such Non-U.S. Lender or the Administrative Agent which failure resulted from (i) such Borrower’s reliance on an Exemption Certificate in the Form of Exhibit D pursuant to Section 2.19(e) or (ii) such Lender being a “conduit entity” within the meaning of Treasury Reg. Section 1.881-3 or any successor provision thereto; and, provided additionally, that, without limitation, no amounts shall be due and owing to such Lender pursuant to this Section 2.19 if either provisions (i) or (ii) are applicable.

(h)                                 If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund in respect of Indemnified Taxes or Other Taxes paid by a Borrower, it shall promptly pay such refund, together with any other amounts paid by such Borrower in connection with such refunded Indemnified Taxes or Other Taxes, to such Borrower, net of all out-of-pocket expenses incurred in obtaining such refund; provided, however, that each Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information that it deems confidential) to the applicable Borrower or any Person.

(i)                                     If the Administrative Agent or any Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Indemnified Tax or Other Tax under the laws of the jurisdiction in which a Foreign Subsidiary Borrower is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document, then the Administrative Agent or such Lender (as the case may be) shall deliver to such Foreign Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Foreign Subsidiary Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Foreign Subsidiary Borrower as will permit such payments to be made without the imposition, deduction or withholding of such Indemnified Tax or Other Tax or at a reduced rate; provided that the Administrative Agent or such Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary.  The Parent Borrower or such Foreign Subsidiary Borrower shall use commercially reasonable efforts to take such actions as are requested by the Administrative Agent or any Lender to obtain the benefits of any exemption from or reduction in the rate of any Indemnified Tax, Other Tax or Excluded Tax.

(j)                                    If a payment made to a Lender or the Administrative Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA, the Administrative Agent or such Lender, as the case may be, shall deliver to the Parent Borrower and the Administrative Agent at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether the Administrative Agent and such Lender have complied with the Administrative Agent’s and such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after June 30, 2011.

Section 2.19A.                 United Kingdom Matters.

The provisions of Section 2.19A shall apply only in relation to any Loan which is at any time outstanding between (i) any Lender and (ii) a Foreign Subsidiary Borrower resident in the UK or any other Borrower to whom the provisions of S.874 ITA would apply (ignoring any exceptions) on the payment of any amount of interest under such Loan, and each such Foreign Subsidiary Borrower or other Borrower shall be referred to in this Section 2.19A as a “UK Obligor”.

(a)                                 Definitions

In this Section 2.19A:

“CTA” means the United Kingdom Corporation Tax Act 2009.

“ITA” means the United Kingdom Income Tax Act 2007.

“Qualifying Lender” means:

(i)                                     a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under any Loan Document and is:

(A)                               a Lender:

(aa)                          which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under any Loan Document; or

(bb)                          in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)                               a Lender which is:

(cc)                            a company resident in the United Kingdom for United Kingdom tax purposes;

(dd)                          a partnership each member of which is:

(a)                                 a company so resident in the United Kingdom; or

(b)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(ee)                            a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)                               a Treaty Lender;

(ii)                                  a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under any Loan Document is either:

(i)                                     a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)                                  a partnership each member of which is:

a company so resident in the United Kingdom; or

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)                               a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Taxes from a payment under any Loan Document.

“Tax Payment” means the increase in a payment made by a UK Obligor to a Lender under this Section 2.19A(b) (Tax gross-up) or a payment under Section 2.19(A)(c)(Tax indemnity).

“Treaty Lender” means a Lender which:

(i)                                     is treated as a resident of a Treaty State for the purposes of the Treaty; and

(ii)                                  does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means a Lender which gives a Tax Confirmation in the UK Tax Certification which it executes on becoming a party.

“UK Tax Certification means the form attached in Exhibit R.

Unless a contrary indication appears, in this Section 2.19A, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

(b)                                 Tax gross-up

(i)                                     Each UK Obligor shall make all payments to be made by it without any Tax Deduction unless a Tax Deduction is required by law.

(ii)                                  The Parent Borrower shall promptly upon becoming aware that a UK Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly.  Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender.  If the Administrative Agent receives such notification from a Lender it shall notify the Parent Borrower and the relevant UK Obligor.

(iii)                               If a Tax Deduction is required by law to be made by a UK Obligor as a result of a Tax imposed by the United Kingdom or as a result of any Tax imposed by any jurisdiction other than the United Kingdom that is not an Excluded Tax pursuant to clause (a), (b), (d) or (e) of the definition of Excluded Tax, the amount of the payment due from that UK Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(iv)                              A payment shall not be increased under paragraph (iii) above by reason of a Tax Deduction on account of Taxes imposed by the United Kingdom, if on the date on which the payment falls due:

(A)                               the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority, save where (following any such change) if the UK Obligor can demonstrate that it would have been possible for the payment to have been made without the relevant Tax Deduction if the relevant Lender had completed, or co-operated in completing, any necessary procedural formalities provided that the UK Obligor provides reasonable notice of any such procedural formalities to such Lender and such Lender is legally entitled to complete such procedural formalities and in its reasonable judgment such completion would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary; or

(B)                               the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender; and:

(aa)                          an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Obligor making the payment or from the Parent Borrower a certified copy of that Direction; and

(bb)                          the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(C)                               the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(aa)                          the relevant Lender has not given a Tax Confirmation to the Parent Borrower; and

(bb)                          the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent Borrower, on the basis that the Tax Confirmation would have enabled the UK Obligor to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA.

(D)                               the relevant Lender is a Treaty Lender and the UK Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (vii) below; or

(E)                                The relevant Lender has not completed the UK Tax Certification and the payment could have been made to the Lender without any Tax Deduction if the Lender had completed the UK Tax Certification.

(v)                                 If a UK Obligor is required to make a Tax Deduction, that UK Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi)                              Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the UK Obligor making that Tax Deduction shall deliver to the Administrative Agent for the benefit of the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii)                           (a) Subject to paragraph (vii)(b) below, a Treaty Lender and each UK Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Obligor to obtain authorisation to make that payment without a Tax Deduction.

(b)         Nothing in this paragraph shall require a Treaty Lender to:

A.            Register under the HRMC DT Treaty Passport Scheme;

B.            Apply the HMRC DT Treaty Passport Scheme to any Loan if it has so registered;

C.            File Treaty forms if it has included an indication to the effect that it wishes to apply the HMRC DT Treaty Passport Scheme to apply this agreement in accordance with paragraph (x) below or paragraph (d) below (HMRC DT Treaty Passport Scheme Confirmation) and the UK Obligor making that payment has not complied with its obligations under paragraph (xi) below or paragraph (f) (HMRC DT Treaty Passport Scheme Confirmation).

(viii)                        A UK Non-Bank Lender which becomes a party on the day on which it enters into an Assignment and Assumption gives a Tax Confirmation to the UK Obligor by entering into the UK Tax Certification.

(ix)                              A UK Non-Bank Lender shall promptly notify the Parent Borrower and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

(x)                                 A Treaty Lender which becomes a party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any UK Obligor) by including its scheme reference number and its jurisdiction of tax residence opposite its name in a UK Tax Certification.

(xi)                              Where a Lender includes the indication described in paragraph (x) above in a UK Tax Certification:

(a)                                 each UK Obligor shall, to the extent that that Lender is a Lender under a Facility made available to that UK Obligor pursuant to Section 2.1 (Commitments; Incremental Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of June 30, 2011 and shall promptly provide the Lender with a copy of that filing; and

(b)                                 each UK Obligor which becomes a UK Obligor after June 30, 2011 shall, to the extent that that Lender is a Lender under a Facility made available to that UK Obligor pursuant to Section 2.1 (Commitments; Incremental Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming a UK Obligor and shall promptly provide the Lender with a copy of that filing.

(xii)                           If a Lender or an Eligible Assignee has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (x) above (or, in the case of an Eligible Assignee, paragraph (f) (HMRC DT Treaty Passport scheme confirmation)), no Obligor shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan.

(c)                                  Tax indemnity

(i)                                     The Parent Borrower or UK Obligor shall (within three Business Days of demand by the Administrative Agent) pay to the Administrative Agent or a Lender an amount equal to the loss, liability or cost which the Administrative Agent or the relevant Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax imposed by the United Kingdom or any Tax imposed by any jurisdiction other than the United Kingdom that is not an Excluded Tax pursuant to clause (a), (b), (d) or (e) of the definition of Excluded Tax by the Administrative Agent or the relevant Lender in respect of a Loan Document.

(ii)                                  Section (c)(i) above shall not apply:

(A)                               with respect to any Tax assessed on the Administrative Agent or a Lender:

(aa)                          under the law of the jurisdiction in which the Administrative Agent or the relevant Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Administrative Agent or the relevant Lender is treated as resident for tax purposes; or

(bb)                          under the law of the jurisdiction in which the Administrative Agent’s or the relevant Lender’s applicable lending office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Administrative Agent or the relevant Lender; or

(iii)                               to the extent a loss, liability or cost:

(A)                               is compensated for by an increased payment under Section 2.19A(b); or

(B)                               would have been compensated for by an increased payment under Section 2.19A(b) but was not so compensated solely because one of the exclusions in Section 2.19A(b)(iv) applied.

(iv)                              If the Administrative Agent or a Lender makes, or intends to make a claim under Section (c)(i) above, it shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Parent Borrower.

(v)                                 A Lender shall, on receiving a payment from an Obligor under Section (c)(i), notify the Administrative Agent.

(d)                                 Tax Credit

If a UK Obligor makes a Tax Payment and the relevant Lender determines that:

(i)                                     a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(ii)                                  that Lender has obtained, utilised and retained that Tax Credit,

That Lender shall pay an amount to the UK Obligor which that Lender determines will leave it (after that payment) in the same after-Taxes position as it would have been in had the Tax Payment not been required to be made by the UK Obligor.

(e)                                  Lender Status Confirmation

Each Lender which becomes a party to this Agreement after June 30, 2011 (“New Lender”) shall indicate, in the UK Tax Certification which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any UK Obligor, which of the following categories it falls in:

(i)                                     not a Qualifying Lender;

(ii)                                  a Qualifying Lender (other than a Treaty Lender); or

(iii)                               a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Section 2.19A(e) then such New Lender shall be treated for the purposes of this Agreement (including by each UK Obligor) as if it is not a Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the U.S. Borrower).  For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 2.19A(e).

(f)                                   HMRC DT Treaty Passport scheme confirmation

(i)                                     An Eligible Assignee that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any UK Obligor) in the UK Tax Certification which it executes by including its scheme reference number and its jurisdiction of tax residence in that UK Tax Certification.

(ii)                                  Where an Eligible Assignee includes the indication described in paragraph (ii) above in the relevant UK Tax Certification:

(A)                               each UK Obligor which is a UK Obligor on the date on which the Eligible Assignee becomes a Lender under this Agreement shall, to the extent that the Eligible Assignee becomes a Lender under a Facility which is made available to the UK Obligor pursuant to Section 2.1 (Commitments; Incremental Facilities), file a duly completed form DTTP2 in respect of such Eligible Assignee with HM Revenue & Customs within 30 days from the date on which the Eligible Assignee becomes a Lender under this Agreement and shall promptly provide the Lender with a copy of that filing; and

(B)                               each UK Obligor which becomes a party to this Agreement as a UK Obligor after the date on which the Eligible Assignee becomes a party shall, to the extent that that Eligible Assignee is a Lender under a Facility which is made available to that UK Obligor pursuant to Section 2.1 (Commitments; Incremental Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the UK Obligor becoming a party to this Agreement and shall promptly provide the Lender with a copy of that filing.

(g)                                  Value Added Tax

(i)                                     All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for value added tax (“VAT”) purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii)                                  If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan and any party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(iii)                               Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)                              Any reference in this Section 2.19A(g) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994).

Section 2.20                            Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, premium, fees or reimbursement of LC Disbursements or Foreign Credit Disbursements, or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, local time), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except as otherwise expressly provided herein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable to but excluding such Business Day.  Except as otherwise specified in this Agreement, each such payment (other than (i) principal of and interest on Qualified Global Currency Loans and LC Disbursements denominated in an Alternative Currency, which shall be made in the applicable Qualified Global Currency or, except as otherwise specified in Section 2.5(e), Alternative Currency, as the case may be and (ii) payments in respect of the Foreign Credit Instruments and Foreign Credit Disbursements thereunder, which shall be made in the currency applicable to such Foreign Credit Instrument) shall be made in Dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements and Foreign Credit Disbursements, interest, premium and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements and Foreign Credit Disbursements then due hereunder, and any premium then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements and Foreign Credit Disbursements, and any premium, then due to such parties.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest (or premium, if any) on any of its Domestic Revolving Loans, Global Revolving Loans, portion of the Term Loan A, portion of the Delayed Draw Term Loan A, Incremental Term Loans, participations in LC Disbursements, participations in Swingline Loans or participations in Participation Foreign Credit Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Domestic Revolving Loans, Global Revolving Loans, portion of the Term Loan A, portion of the Delayed Draw Term Loan A, Incremental Term Loans, participations in LC Disbursements, participations in Swingline Loans and participations in Foreign Credit Disbursements and accrued interest (and premium, if any) thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Domestic Revolving Loans, the Global Revolving Loans, the Term Loan A, the Delayed Draw Term Loan A, any Incremental Term Loans, participations in LC Disbursements, participations in Swingline Loans and participations in Foreign Credit Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest (and premium, if any) on their respective Domestic Revolving Loans, Global Revolving Loans, portion of the Term Loan A, portion of the Delayed Draw Term Loan A, Incremental Term Loans, participations in LC Disbursements, participations in Swingline Loans and participations in Foreign Credit Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or participations in Foreign Credit Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders (or any of them) hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due.  In such event, if such Borrower has not in fact made such payment, then each relevant Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error).

(e)                                  If any Lender shall fail to make any payment required to be made by it to the Administrative Agent, the Swingline Lender or any Issuing Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations until all such unsatisfied obligations are fully paid.

Section 2.21                            Mitigation Obligations; Replacement of Lenders.

(a)                                 If any Lender requests compensation under Section 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19 or 2.19A, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17, 2.19 or 2.19A, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If (i) any Lender (other than a Foreign Issuing Lender) requests compensation under Section 2.17, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19 or 2.19A, (iii) any Lender is a Defaulting Lender, (iv) any Lender becomes a “Non-Consenting Lender” (as defined below), or (v) any Lender is a non-extending Lender pursuant to Section 2.1(c), Section 2.1(d) or Section 2.6(b), then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender (other than a Foreign Issuing Lender in the case of applicability of clause (i) above) and the Administrative Agent, require such Lender (other than a Foreign Issuing Lender in the case of applicability of clause (i) above) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Parent Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and the Foreign Trade Facility Agent in the case of an assignment of a Foreign Credit Commitment, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in Participation Foreign Credit Disbursements, participations in LC Disbursements and participations Swingline Loans, accrued interest (and premium, if any) thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (C) in the event of a replacement of a Non-Consenting Lender, in order for the Parent Borrower to be entitled to replace such a Lender, such replacement must take place no later than 120 days after the date the Non-Consenting Lender shall have notified the Parent Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.  In the event that (x) the Parent Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto (including extensions of any maturity date), (y) the consent, waiver or amendment in question requires the agreement of all Lenders (or of a particular affected Lender) in accordance with the terms of Section 2.6(b) or Section 9.2 and (z) if required, the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

Section 2.22                            Change in Law.

Notwithstanding any other provision of this Agreement, if, after the Effective Date, (a) any Change in Law shall make it unlawful for any Issuing Lender to issue Letters of Credit denominated in an Alternative Currency, or any Global Revolving Lender to make Global Revolving Loans denominated in a Qualified Global Currency, or any Foreign Issuing Lender to issue any Foreign Credit Instruments, or (b) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Issuing Lender to issue Letters of Credit denominated in such Alternative Currency for the account of a Borrower, or any Global Revolving Lender to make Global Revolving Loans denominated in a Qualified Global Currency, or any Foreign Issuing Lender to issue any Foreign Credit Instruments, then by prompt written notice thereof to the Parent Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (i) such Issuing Lender may declare that Letters of Credit will not thereafter be issued by it in the affected Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit by such Issuing Lender, (ii) such Global Revolving Lender may declare that Global Revolving Loans will not thereafter be made by it in the affected Qualified Global Currency or Qualified Global Currencies, whereupon the affected Qualified Global Currency or Qualified Global Currencies shall be deemed (for the duration of such declaration) not to constitute an a Qualified Global Currency for purposes of the making of Global Revolving Loans by such Global Revolving Lender, and (iii) such Foreign Issuing Lender may declare that such affected Foreign Credit Instruments will not thereafter be issued by it and the commitment of such Foreign Issuing Lender to issue such affected Foreign Credit Instruments shall forthwith be cancelled (for the duration of such declaration).

Section 2.23                            Foreign Subsidiary Borrowers.

(a)                                 Subject to the consent of the Administrative Agent and the Global Revolving Lenders (such consent not to be unreasonably withheld, delayed or conditioned), the Parent Borrower may designate any Foreign Subsidiary of the Parent Borrower as a Foreign Subsidiary Borrower under the Global Revolving Facility by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary, the Parent Borrower and the Administrative Agent and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower under the Global Revolving Facility and a party to this Agreement until the Parent Borrower shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower under the Global Revolving Facility.  Notwithstanding the preceding sentence, no such Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower under the Global Revolving Facility at a time when any Obligations of such Foreign Subsidiary Borrower shall be outstanding thereunder or any Letters of Credit issued for the account of Such Foreign Subsidiary Borrower shall be outstanding (which shall not have been cash collateralized in a manner consistent with the terms of Section 2.5(j)); provided that such Borrowing Subsidiary Termination shall be effective to terminate such Foreign Subsidiary Borrower’s right to make further borrowings under the Global Revolving Facility.  The Global Revolving

Lenders agree that each Foreign Subsidiary Borrower identified in Part A of Schedule 2.23 is an acceptable Foreign Subsidiary Borrower under the Global Revolving Facility.

(b)                                 (i) Subject to the consent of the Foreign Trade Facility Agent, the Administrative Agent, the Participation Foreign Issuing Lenders (such consent not to be unreasonably withheld, delayed or conditioned) and all of the Lenders with a Foreign Credit Commitment (such consent not to be unreasonably withheld, delayed or conditioned), the Parent Borrower may designate any Foreign Subsidiary of the Parent Borrower as a Foreign Subsidiary Borrower under the Foreign Trade Facility by delivery to the Foreign Trade Facility Agent and the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary, the Parent Borrower, the Foreign Trade Facility Agent and the Administrative Agent and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower under the Foreign Trade Facility and a party to this Agreement until the Parent Borrower shall have executed and delivered to the Foreign Trade Facility Agent and the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower under the Foreign Trade Facility.

(ii)                                  Subject to the consent of the Foreign Trade Facility Agent, the Administrative Agent and the Bilateral Foreign Issuing Lenders (such consent not to be unreasonably withheld, delayed or conditioned), the Parent Borrower may designate any Foreign Subsidiary of the Parent Borrower as a Foreign Subsidiary Borrower under the Bilateral Foreign Trade Facility by delivery to the Foreign Trade Facility Agent and the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary, the Parent Borrower, the Foreign Trade Facility Agent and the Administrative Agent and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower under the Bilateral Foreign Trade Facility and a party to this Agreement until the Parent Borrower shall have executed and delivered to the Foreign Trade Facility Agent and the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower under the Bilateral Foreign Trade Facility.

(iii)                               Notwithstanding the preceding clauses (i) and (ii), no such Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower under the Foreign Trade Facility or the Bilateral Foreign Trade Facility, as applicable, at a time when any Obligations of such Foreign Subsidiary Borrower shall be outstanding thereunder or any applicable Foreign Credit Instruments issued for the account of such Foreign Subsidiary Borrower shall be outstanding (which shall not have been cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.6(o)(iv) or the obligations of such Foreign Subsidiary Borrower in respect of each outstanding Foreign Credit Instrument shall not have been assumed by the Parent Borrower or another Foreign Subsidiary Borrower pursuant to a written assumption agreement in form and substance reasonably satisfactory to the Parent Borrower, such terminated Foreign Subsidiary Borrower, any Foreign Subsidiary Borrower that assumes obligations of such terminated Foreign Subsidiary Borrower, and the Foreign Trade Facility Agent), provided that such Borrowing Subsidiary Termination shall be effective to terminate such Foreign Subsidiary Borrower’s right to request further Foreign Credit Instruments or other extensions of credit under the Foreign Trade Facility or the Bilateral Foreign Trade Facility, as applicable.

(c)                                  For the avoidance of doubt, no Foreign Subsidiary Borrower shall be liable for the Obligations of any other Loan Party.

(d)                                 The Administrative Agent shall promptly notify the Global Revolving Lenders of any Foreign Subsidiary Borrower added or terminated pursuant to Section 2.23(a), and the Foreign Trade

Facility Agent shall promptly notify (i) each Participation Foreign Issuing Lender and Lenders with Foreign Credit Commitments of any Foreign Subsidiary Borrower added or terminated pursuant to Section 2.23(b)(i) and (ii) each Bilateral Foreign Issuing Lender of any Foreign Subsidiary Borrower added or terminated pursuant to Section 2.23(b)(ii).

Section 2.24                            Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable laws:

(i)                                     Waivers and Amendment.  The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.2.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agents hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Lender, the Swingline Lender or any Participation Foreign Issuing Lender hereunder; third, if so determined by the Administrative Agent or requested by the Parent Borrower or any Issuing Lender, the Swingline Lender or any Participation Foreign Issuing Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit, Swingline Loan or Participation Foreign Credit Instrument; fourth, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent or Foreign Trade Facility Agent, as applicable; fifth, if so determined by the Administrative Agent or Foreign Trade Facility Agent, as applicable, or requested by the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any Issuing Lender, the Swingline Lender or any Participation Foreign Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender, the Swingline Lender or any Participation Foreign Issuing Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Parent Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Parent Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans, unreimbursed or unrefinanced LC Disbursements or unreimbursed Foreign Credit Disbursements in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or unrefinanced LC Disbursements or unreimbursed Foreign Credit Disbursements were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and unreimbursed or unrefinanced LC Disbursements and unreimbursed Foreign Credit Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or unrefinanced LC Disbursements or unreimbursed Foreign Credit Disbursements, owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to pay other amounts or post cash collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  The Defaulting Lender (x) shall not be entitled to receive any fees pursuant to Section 2.14(a) or (b) for any period during which such Lender is a Defaulting Lender (and the Parent Borrower and other Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees and any of the fees described in Section 2.6(p) to the extent as provided in Section 2.24(b).

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, Swingline Loans or Participation Foreign Credit Instruments, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitments of that Defaulting Lender; provided, that, (x) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (y) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, Swingline Loans and Foreign Credit Instruments shall not exceed (A) the positive difference, if any, of (1) the Domestic Revolving Commitment of that non-Defaulting Lender minus (2) the sum of the LC Exposure, Swingline Exposure and the aggregate principal amount of the outstanding Domestic Revolving Loans of that Lender, (B) (1) the Global Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the outstanding Global Revolving Loans of that Lender and/or (C) (1) the Foreign Credit Commitment of that non-Defaulting Lender minus (2) the Foreign Credit Exposure of that Lender.

(b)                                 Defaulting Lender Cure.  If the Parent Borrower, the Administrative Agent, the Swingline Lender, each Issuing Lender and each Participation Foreign Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit, Swingline Loans and Foreign Credit Instruments to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.24(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Parent Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  Request for Cash Collateral.  At any time that there shall exist a Defaulting Lender, within three (3) Business Days of the request of the Administrative Agent, an Issuing Lender, the Swingline Lender or the Participation Foreign Issuing Lender, the Parent Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.24(a)(iv) and any cash collateral provided by the Defaulting Lender).

(d)                                 Grant of Security Interest.  All cash collateral provided pursuant to this Section shall be maintained in blocked, non-interest bearing deposit accounts at (i) the Administrative Agent, with respect to cash collateral supporting the Fronting Exposure of the Issuing Lenders and the Swingline Lender and (ii) the Foreign Trade Facility Agent, with respect to cash collateral supporting the Fronting Exposure of the Participation Foreign Issuing Lenders.  The Parent Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the applicable Agent with whom such cash collateral is deposited, for the benefit of the Administrative Agent, the Issuing Lenders, the Participation Foreign Issuing Lenders and/or the Lenders (including the Swingline Lender), as applicable, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such cash collateral may be applied pursuant to Section 2.24(e).  If at any time the applicable Agent determines that cash collateral is subject to any right or claim of any Person other than such Agent as herein provided, or that the total amount of such cash collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Parent Borrower or the relevant Defaulting Lender will, promptly upon demand by the applicable Agent, pay or provide to such Agent additional cash collateral in an amount sufficient to eliminate such deficiency.

(e)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section 2.24 in respect of Letters of Credit, Swingline Loans or Participation Foreign Credit Instruments shall be held and applied in satisfaction of the specific obligations for which the cash collateral was so provided, prior to any other application of such property as may be provided herein or in any other Loan Document.

(f)                                   Release.  Cash collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the applicable Agent’s good faith determination that there exists excess cash collateral; provided, however, (x) that cash collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.24 may be otherwise applied in accordance with terms of the Loan Documents) and (y) the Loan Party providing cash collateral and the Issuing Lenders, the Participation Foreign Issuing Lenders, and the Swingline Lender, as applicable, may agree that cash collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Parent Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 3.1                                   Organization; Powers.

Each of the Parent Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of Subsidiaries, where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to carry on its business as now conducted in all material respects and (c) except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.2                                   Authorization; Enforceability.

The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable against such Borrower or such other Loan Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.3                                   Governmental Approvals; No Conflicts.

The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except registrations or filings necessary to perfect Liens created under the Loan Documents or to release Liens, (b) will not violate any applicable law or regulation in any material respect or the charter, by-laws or other organizational documents of the Parent Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

Section 3.4                                   Financial Condition; No Material Adverse Change.

(a)                                 The Parent Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2012, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended September 28, 2013, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)                                 Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, based on the facts and circumstances in existence on the Effective Date and taking into consideration the likelihood of any realization with respect to contingent liabilities, after giving effect to the Transactions, none of the Parent Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses to the extent required to be disclosed in accordance with GAAP.

(c)                                  Since December 31, 2012, there has been no event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.5                                   Properties.

(a)                                 Each of the Parent Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Parent Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person.

Section 3.6                                   Litigation and Environmental Matters.

(a)                                 There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, in the aggregate, to have a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b)                                 Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Parent Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.

Section 3.7                                   Compliance with Laws and Agreements.

Each of the Parent Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

Section 3.8                                   Investment Company Status.

Neither the Parent Borrower nor any of its Subsidiaries is registered or required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.9                                   Taxes.

Each of the Parent Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 3.10                            ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.  Except to the extent such excess could not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Section 3.11                            Disclosure.

Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information, taken as a whole, furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that; (a) with respect to projected financial information and other forward-looking information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and (b) with respect to information regarding the general economy or industry, the Parent Borrower represents only that such information was obtained from sources believed to be reliable.

Section 3.12                            Subsidiaries.

Schedule 3.12 sets forth the name of, and the direct and indirect ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Subsidiary Guarantor, in each case as of the Effective Date after giving effect to the Transactions.

Section 3.13                            Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes, lockouts, slowdowns or other labor disputes against the Parent Borrower or any Subsidiary pending or, to the knowledge of the Parent Borrower, threatened; (b) the hours worked by and payments made to employees of the Parent Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Parent Borrower or any Subsidiary, or for which any claim may be made against the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Subsidiary is bound.

Section 3.14                            Solvency.

Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Parent Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Parent Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Parent Borrower and its Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Parent Borrower and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

Section 3.15                            Senior Indebtedness.

At all times after the issuance of any Subordinated Debt, (a) the Obligations will constitute “Senior Indebtedness” (or any comparable concept) under and as defined in the Subordinated Debt Documents and (b) in the event that any Subsidiary Guarantees the Subordinated Debt, the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement will constitute “Guarantor Senior Indebtedness” (or any comparable concept) of such Subsidiary Guarantor under and as defined in the Subordinated Debt Documents.

Section 3.16                            Security Documents.

The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral to the extent described therein and available under the UCC.  As of the Effective Date, Schedule 3.16 lists all of the filing jurisdictions in which UCC-1 Financing Statements are required to be filed pursuant to the Guarantee and Collateral Agreement.  Upon filing of such UCC-1 Financing Statements, the Guarantee and Collateral Agreement creates a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent available under the UCC, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case, subject to Permitted Encumbrances or as otherwise permitted by Section 6.3, prior and superior in right to any other Person.

Section 3.17                            OFAC; Anti-Money Laundering Laws; Patriot Act; FCPA.

(a)                                 Neither the Parent Borrower nor any Subsidiary nor, to the knowledge of any Responsible Officer of any Borrower or their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any Subsidiary located, organized, resident or doing business in a Designated Jurisdiction, except in the case of doing business to the extent permitted under the applicable Sanctions program, in each case to the extent that the aforementioned Sanctions programs are applicable to such Loan Parties and their respective Subsidiaries.

(b)                                 Neither the Parent Borrower nor, to the knowledge of any Responsible Officer of any Borrower or their Subsidiaries, any of its Affiliates (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Parent Borrower has taken reasonable measures appropriate to the circumstances (in any event as required by applicable Law), to ensure that the Parent Borrower and its Subsidiaries each is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(c)                                  Each of the Loan Parties and their respective Subsidiaries is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001), in each case to the extent that the aforementioned acts are applicable to such Loan Parties and their respective Subsidiaries.

(d)                                 No part of the proceeds of the Loans or other extensions of credit hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV

CONDITIONS

Section 4.1                                   Effective Date.

The obligations of the Lenders to make Loans hereunder, of the Issuing Lenders to issue Letters of Credit hereunder and of the Foreign Issuing Lenders to issue Foreign Credit Instruments hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a)                                 Credit Agreement; Affirmation Agreement.  The Administrative Agent shall have received (i) this Agreement executed and delivered by the Administrative Agent, the Foreign Trade Facility Agent, the Parent Borrower and the Lenders, (ii) the Affirmation Agreement, executed and delivered by the Parent Borrower, each Foreign Subsidiary Borrower, each Subsidiary Guarantor and certain Subsidiaries of the Parent Borrower.

(b)                                 No Material Adverse Change.  Since December 31, 2012, there has been no event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)                                  Financial Statements.  The Administrative Agent (for further distribution to the Lenders) shall have received (i) audited consolidated financial statements of the Parent Borrower for the 2011 and 2012 fiscal years and (ii) unaudited interim consolidated financial statements of the Parent Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

(d)                                 Projections.  The Administrative Agent (for distribution to the Lenders) shall have received satisfactory projections (including written assumptions) for the Parent Borrower and its Subsidiaries.

(e)                                  Pledged Stock.  The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(f)                                   Filings, Registrations and Recordings.  Each document (including any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

(g)                                  Legal Opinions.  The Administrative Agent shall have received legal opinions (addressed to the Agents and the Lenders and dated the Effective Date) (i) from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Parent Borrower, (ii) from the General Counsel of the Parent Borrower and (iii) from other local counsel as reasonably requested by the Administrative Agent.  The Parent Borrower hereby requests each such counsel to deliver such opinions.

(h)                                 Closing Certificates.  The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.

(i)                                     Fees.  The Administrative Agent, the Foreign Trade Facility Agent, and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

Without limiting the generality of the provisions of the last paragraph of Section 8.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.2                                   Each Credit Event.

The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any continuation of any Eurocurrency Loan or the conversion of a Loan to a Eurocurrency Loan), and of the Issuing Lenders and Foreign Issuing Lenders to issue, amend, renew or extend any Letter of Credit or any Foreign Credit Instrument, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)                                 The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit or Foreign Credit Instrument, as applicable.

(b)                                 At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit or Foreign Credit Instrument, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)                                  In the case of any initial extension of credit made under the Global Revolving Facility or the Foreign Trade Facility to a Foreign Subsidiary Borrower, the Administrative Agent shall have received a Foreign Subsidiary Opinion and such other documents and information with respect to such Foreign Subsidiary Borrower as the Administrative Agent may reasonably request.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit or a Foreign Credit Instrument shall be deemed to constitute a representation and warranty by the Parent Borrower and the relevant Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest (and premium, if any) on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit and Foreign Credit Instruments shall have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable) and all LC Disbursements and Foreign Credit Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 5.1                                   Financial Statements and Other Information.

The Parent Borrower will furnish to the Administrative Agent, for distribution to the Lenders, and to the Foreign Trade Facility Agent:

(a)                                 within 90 days after the end of each fiscal year of the Parent Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the

Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as disclosed therein); provided that delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Parent Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(a);

(b)                                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, its consolidated balance sheet and related statements of operations for such fiscal quarter and the then elapsed portion of the fiscal year, and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as disclosed therein), subject to normal year-end audit adjustments and the absence of footnotes; provided that delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Parent Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(b);

(c)                                  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate (a “Compliance Certificate”) of a Financial Officer of the Parent Borrower, substantially in the form of Exhibit P, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent Borrower’s audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) with respect to any Permitted Acquisition for which the aggregate Consideration is greater than or equal to $100,000,000 and for which a certificate has not been previously delivered to the Administrative Agent as required by the definition of Permitted Acquisition, certifying as to the matters specified in clause (a) of the proviso in such definition;

(d)                                 concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)                                  not later than 60 days after the commencement of each fiscal year of the Parent Borrower, a consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f)                                   promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent Borrower to its shareholders generally, as the case may be; and

(g)                                  promptly following any request therefor, such other information regarding the operations, business affairs, financial condition and identity of the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as any Agent or any Lender may reasonably request, including any request made by a Lender as contemplated by Section 9.15.

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or MLPFS will make available on a confidential basis to the Foreign Trade Facility Agent, the Lenders, the Issuing Lenders and the Foreign Issuing Lenders materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, the “Borrower Materials”) by posting the Parent Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities.  The Parent Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent and MLPFS to treat such Borrower Materials as not containing any material non-public information with respect to the Parent Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent and MLPFS shall be entitled to (and agree to) treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.”  Notwithstanding the foregoing, the Parent Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

Section 5.2                                   Notices of Material Events.

The Parent Borrower will furnish to the Administrative Agent, for distribution to the Lenders, and to the Foreign Trade Facility Agent prompt written notice, upon any Financial Officer having knowledge of the following:

(a)                                 the occurrence of any Default or Event of Default;

(b)                                 the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Borrower or any Affiliate thereof that could reasonably be expected to have a Material Adverse Effect;

(c)                                  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $50,000,000;

(d)                                 after the occurrence of the Ratings Event, any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding that could reasonably be expected to reduce the value of the Collateral by an aggregate amount in excess of $50,000,000; and

(e)                                  any development that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3                                   Information Regarding Collateral.

(a)                                 The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization of any Loan Party, (iii) in any Loan Party’s company type or (iv) in any Loan Party’s Federal Taxpayer Identification

Number.  Unless the Parent Borrower shall have provided to the Administrative Agent at least 15 days’ prior written notice of any such change, the Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence until such time as all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral to the same extent as before such change.

(b)                                 On each Collateral Date, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower setting forth (i) the information required by Section 5.11 and (ii) a summary of any change referred to in the first sentence of paragraph (a) above that has occurred since the immediately preceding Collateral Date (or, in the case of the first Collateral Date, since the Effective Date).

Section 5.4                                   Existence.

The Parent Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.4.

Section 5.5                                   Payment of Obligations.

The Parent Borrower will, and will cause each of its Subsidiaries to, pay its material Indebtedness and other obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith in an appropriate manner, (b) the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

Section 5.6                                   Maintenance of Properties.

The Parent Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good condition, ordinary obsolescence, wear and tear excepted and except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.7                                   Insurance.

The Parent Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents.  The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent but not more frequently than once in any fiscal year, information in reasonable detail as to the insurance so maintained; provided that upon and during the continuance of an Event of Default, the Parent Borrower will furnish promptly such insurance information upon request from time to time.

Section 5.8                                   Books and Records; Inspection and Audit Rights.

The Parent Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Parent Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by any Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.9                                   Compliance with Laws and Contractual Obligations.

The Parent Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) and all Contractual Obligations applicable to it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.10                            Use of Proceeds and Letters of Credit and Foreign Credit Instruments.

The proceeds of the Domestic Revolving Loans and the Global Revolving Loans will be used (a) to refinance indebtedness under the Existing Credit Agreement and (b) for lawful corporate purposes of the Parent Borrower and its Subsidiaries.  The term loans outstanding under the Existing Credit Agreement immediately before the Effective Date will remain outstanding as the Term Loan A hereunder.  The proceeds of the Delayed Draw Term Loan A will be used for lawful corporate purposes of the Parent Borrower and its Subsidiaries The Letters of Credit will be used to issue financial and performance letters of credit requested by any Borrower on behalf of itself or any of its Subsidiaries or Joint Ventures.  The Foreign Credit Instruments will be used only for the operational business of the Parent Borrower, its Subsidiaries and Joint Ventures; provided that no Foreign Credit Instrument may be issued for the benefit of financial creditors, except for a Counter-Guarantee supporting another Foreign Credit Instrument.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.11                            Additional Collateral.

(a)                                 On each Collateral Date, the Parent Borrower will notify the Administrative Agent of the identity of any Wholly Owned Subsidiary that is not already a Subsidiary Guarantor and promptly after such Collateral Date will (i) in the case of each such Wholly Owned Subsidiary that is a Material Subsidiary, cause such Subsidiary (unless it is a Foreign Subsidiary (or a Subsidiary thereof) or a Receivables Entity) to become a “Subsidiary Guarantor” and a “Grantor” under the Guarantee and Collateral Agreement and, after the occurrence of the Ratings Event, each other relevant Security Document, (ii) cause the Capital Stock of such Wholly Owned Subsidiary to be pledged pursuant to the Guarantee and Collateral Agreement (except that, (A) if such Subsidiary is a Foreign Subsidiary (or a Subsidiary thereof), no Capital Stock of such Subsidiary shall be pledged unless such Subsidiary is a Material Subsidiary that is directly owned by the Parent Borrower or a Subsidiary Guarantor, and then the amount of voting stock of such Subsidiary to be pledged pursuant to the Guarantee and Collateral Agreement shall be limited to 65% of the outstanding shares of voting stock of such Subsidiary, (B) if such Subsidiary is a Receivables Entity, no shares of Capital Stock of such Subsidiary shall be pledged if the documentation relating to the Receivables sale, factoring or securitization to which such Receivables Entity is a party expressly prohibits such pledge, (C) if the pledge of the Capital Stock of any such Wholly Owned Subsidiary would result in a violation of any laws, regulations or orders of any Governmental Authority, no shares of the Capital Stock of such Subsidiary shall be pledged), (D) no Capital Stock of SPX International e.G., a cooperative association established under the laws of Germany, shall be pledged, (E) neither the Parent Borrower nor any Subsidiary Guarantor shall be required to pledge any Capital Stock of Ballantyne Holding Company, and, for the avoidance of doubt, none of Ballantyne Company, SPX Clyde Luxembourg S.à r.l. or SPX Clyde UK Limited shall be required to be a “Grantor” under the Guarantee and Collateral Agreement, (F) Capital Stock shall not be required to be pledged to the extent that the Guarantee and Collateral Agreement expressly provides that such Capital Stock is not required to be pledged, and (G) no Capital Stock of any Subsidiary that is not a Material Subsidiary shall be required to be pledged (notwithstanding anything set forth in the Guarantee and Collateral Agreement) so long as the aggregate assets of all such Subsidiaries whose Capital Stock is not pledged as Collateral pursuant to this clause (G) does not exceed $50,000,000 when taken together for all such Subsidiaries (excluding the assets of any Subsidiary the Capital Stock of which is not required to be pledged pursuant to clauses (A) — (F)) on an aggregate basis and (iii) except in the case of a Foreign Subsidiary (or a Subsidiary thereof) or a Receivables Entity, take all steps required pursuant to this Section 5.11, Section 5.12 and the relevant Security Documents to create and perfect Liens in the relevant property of such Subsidiary; provided that the Parent Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(a) if the Administrative Agent, in its sole discretion, determines that the cost or other negative consequence to the Parent Borrower and its Subsidiaries of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

(b)                                 Promptly, and in any event within 60 days (or such longer period as is reasonably acceptable to the Administrative Agent), following the first date on which the corporate family rating of the Parent Borrower from Moody’s is less than “Ba2” (or not rated by Moody’s) and the corporate credit rating of the Parent Borrower from S&P is less than “BB” (or not rated by S&P) (such date, the “Ratings Event”), the Parent Borrower shall (i) execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to the Administrative Agent security documents, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Parent Borrower and each Subsidiary Guarantor shall grant to the Administrative Agent, for the benefit of the Lenders, a security interest in all property of such Person (including any parcel of owned domestic real property having a fair market value in excess of $10,000,000 but excluding (A) all other real property (whether owned or leased) and leaseholds, (B) Capital Stock not required to be pledged pursuant to Section 5.11(a), (C) assets for which the pledge thereof or grant, or perfection, of a Lien thereon would result in a default, breach or other violation or right of termination under then existing Contractual Obligations or laws, regulations or orders of any Governmental Authority, (D) titled vehicles, (E) any intellectual property to the extent a security interest therein is not perfected by filing a UCC financing statement or, in respect of registered intellectual property, a filing in the USPTO (if required) or the U.S. Copyright Office, (F) any intellectual property if the grant, or perfection, of a security interest therein shall constitute or result in (i) the abandonment, invalidation or rendering unenforceable of any right, title or interest of any Grantor (as defined in the Guarantee and Collateral Agreement) therein, (ii) the breach or termination pursuant to the terms of, or a default under, any intellectual property or (iii) the violation of any applicable law, (G) any general intangible if the grant, or perfection, of a security interest therein (i) shall violate any applicable law or be prohibited by any contract, agreement, instrument or indenture governing such General Intangible, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted only with the consent of another party to such contract, if such consent has not been obtained; provided in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Section 9-407 and 9-408) or other applicable laws, (H) any lease, license, contract, property rights or agreement to which any Grantor (as defined in the Guarantee and Collateral Agreement) is a party or any of its rights or interests thereunder if the grant, or perfection, of a security interest therein (i) shall violate any applicable law or be prohibited by any contract, agreement, instrument or indenture governing such lease, license, contract, property rights or agreement, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, (iii) is permitted only with the consent of another party to such contract, if such consent has not been obtained, (iv) shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor (as defined in the Guarantee and Collateral Agreement) therein or (v) shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement; provided in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Section 9-407 and 9-408) or other applicable laws, (I) any Exempt Deposit Accounts and (J) those other assets that are, in the reasonable judgment of the Administrative Agent, customarily excluded from security documents) that is not already subject to a perfected first priority Lien (except as permitted by Section 6.3) in favor of the Administrative Agent and (ii) take, and cause the relevant Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that the Parent Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(b) if the Administrative Agent, in its sole discretion, determines that the cost or other negative consequence to the Parent Borrower and its Subsidiaries of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

(c)                                  If, as of any Collateral Date following the Ratings Event, any property of the Parent Borrower, any Subsidiary Guarantor that is a “Grantor” under any Security Document or any Subsidiary that is required to become a “Grantor” pursuant to Section 5.11(a) is not already subject to a perfected first priority Lien (except to the same extent as not required pursuant to Section 5.11(b) or as permitted by Section 6.3) in favor of the Administrative Agent, the Parent Borrower will notify the Administrative Agent thereof, and, promptly after such Collateral Date, will cause such assets to become subject to a Lien under the relevant Security Documents and will take, and cause the relevant Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that the Parent Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(c) if the Administrative Agent, in its sole discretion, determines that the cost or other negative consequences to the Parent Borrower and its Subsidiaries of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

(d)                                 Notwithstanding anything to the contrary in this Section 5.11 or any other Loan Document, prior to the occurrence of the Ratings Event, no property other than Capital Stock (subject to the exceptions specified in Section 5.11(a)) shall be required to become Collateral.

(e)                                  Promptly, and in any event within 60 days (or such longer period as is reasonably acceptable to the Administrative Agent), following the first date after the Release Date on which the corporate family rating of the Parent Borrower from Moody’s is less than “Ba2” (or not rated by Moody’s) and the corporate credit rating of the Parent Borrower from S&P is less than “BB” (or not rated by S&P), the Parent Borrower shall (i) execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to the Administrative Agent security documents, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Parent Borrower and each Subsidiary Guarantor shall grant to the Administrative Agent, for the benefit of the Lenders, a security interest in all property (and types of property) of such Person that constituted Collateral under the Guarantee and Collateral Agreement as in effect immediately prior to the Release Date (and, for the avoidance of doubt, shall not include Capital Stock not required to be pledged pursuant to Section 5.11(a) or other assets not required to be subjected to a Lien pursuant to Section 5.11(b)) and (ii) take, and cause the relevant Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties.

(f)                                   Notwithstanding anything to the contrary in this Section 5.11 or any other Loan Document, the Administrative Agent and the Lenders shall not have Liens on (and shall, at the request and expense of the Parent Borrower, timely release any purported Liens on): (i) the assets transferred to a Receivables Entity and assets of such Receivables Entity, (ii) the Receivables and related assets (of the type specified in the definition of “Qualified Receivables Transaction”) transferred, or in respect of which security interests are granted, pursuant to a Qualified Receivables Transaction or a European Securitization, (iii) if the documentation relating to the Receivables sale, factoring or securitization to which such Receivables Entity is a party expressly prohibits such a Lien, the Capital Stock or debt (whether or not represented by promissory notes) of or issued by a Receivables Entity to the Parent Borrower or any of its Subsidiaries, in each case in connection with a Qualified Receivables Transaction permitted by Section 6.6(c) and (iv) Capital Stock not required to be pledged pursuant to Section 5.11(a), (b) or (c).  Notwithstanding anything to the contrary in this Section 5.11 or any other Loan Document, neither the Parent Borrower nor any of the Subsidiary Guarantors shall be required to take any action to perfect the security interest of the Administrative Agent in the Collateral other than (i) filing UCC financing statements, (ii) delivering Capital Stock required to be pledged pursuant to Sections 5.11(a), (b) and (c), (iii) executing, delivering, filing and recording mortgages with respect to owned real property in which a security interest is required to be granted pursuant to this Section 5.11 and (iv) executing, delivering, filing and recording notices of grants of security interest with the United States Patent Office and/or United States Copyright Office.

(g)                                  Notwithstanding anything herein to the contrary, no Foreign Subsidiary (or any Subsidiary thereof) shall, or shall be deemed to,  guarantee any Borrowing by the Parent Borrower, and no assets of any Foreign Subsidiary (or Subsidiary thereof) shall be given as security for such Borrowing. This provision is meant to prevent any inclusions pursuant to Section 956 of the Code and shall be interpreted in accordance therewith.

Section 5.12                            Further Assurances.

The Parent Borrower will, and will cause each of the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  The Parent Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest (and premium, if any) on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit and Foreign Credit Instruments have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable) and all LC Disbursements and Foreign Credit Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:

Section 6.1                                   Financial Condition Covenants.

(a)                                 Consolidated Leverage Ratio.  The Parent Borrower will not permit the Consolidated Leverage Ratio as at the last day of any fiscal quarter of the Parent Borrower to exceed 3.25 to 1.0; provided that the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Parent Borrower ending within the four fiscal quarters immediately following a Permitted Acquisition with Consideration in excess of $250,000,000 may increase to no more than 3.50 to 1.0; provided, further that the Consolidated Leverage Ratio as at the last day of any fiscal quarter of the Parent Borrower shall be 3.25 to 1.0 for at least one full fiscal quarter before the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Parent Borrower ending within the four fiscal quarters immediately following a Permitted Acquisition in excess of $250,000,000 may again increase to 3.50 to 1.0 for a new period of four consecutive fiscal quarters of the Parent Borrower.

(b)                                 Consolidated Interest Coverage Ratio.  The Parent Borrower will not permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Parent Borrower to be less than 3.50 to 1.0.

Section 6.2                                   Indebtedness.

The Parent Borrower will not, and will not permit any Subsidiary to, create, incur, assume (collectively, “Incur”) or permit to exist (except as provided below) any Indebtedness, except:

(a)                                 Indebtedness created under the Loan Documents;

(b)                                 subordinated debt of the Parent Borrower (including any subordinated debt which extends, renews, replaces or is in exchange for existing subordinated debt of the Parent Borrower), so long as (i) such Indebtedness has no scheduled principal payments prior to the date that is six months after the latest maturity date then in effect for Loans hereunder, (ii) the covenants and defaults, taken as a whole, contained in the Subordinated Debt Documents are not materially more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent acting reasonably, and (iii) the Subordinated Debt Documents contain subordination terms that are no less favorable in any material respect to the Lenders than those applicable to offerings of “high-yield” subordinated debt by similar issuers of similar debt at or about the same time, as agreed to by the Administrative Agent acting reasonably;

(c)                                  Indebtedness existing on the Effective Date and set forth in Section 6.2 of the Disclosure Letter and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(d)                                 Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that Indebtedness pursuant to this paragraph (d) of any Subsidiary that is not a Wholly Owned Subsidiary Guarantor shall be subject to Section 6.5;

(e)                                  Indebtedness relating to reimbursement and related obligations in connection with surety, indemnity, performance, warranty, release and appeal bonds or instruments, bank guarantees, letters of credit, and guarantees of any of the foregoing in each case supporting obligations not constituting Indebtedness for borrowed money and obtained in the ordinary course of business;

(f)                                   Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary; provided that (i) Guarantees pursuant to this paragraph (f) of Indebtedness of any Subsidiary that is not a Wholly Owned Subsidiary Guarantor shall be subject to Section 6.5, (ii) a Subsidiary shall not Guarantee the Indebtedness of any Loan Party unless such Subsidiary has also Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement and (iii) Guarantees pursuant to this paragraph (f) of Subordinated Debt shall be subordinated to the Guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt;

(g)                                  (i)  Indebtedness of the Parent Borrower or any Subsidiary Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness (other than any such extension, renewal or replacement) is Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii)

Attributable Debt in connection with Sale/Leaseback Transactions involving fixed or capital assets, in the case of either clause (i) or (ii) if at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets;

(h)                                 Indebtedness of any Person that becomes a Subsidiary after the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness (other than any such extension, renewal or replacement) exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets;

(i)                                     Indebtedness to finance the general working capital needs of the Parent Borrower and its Subsidiaries, incurred after the Domestic Revolving Maturity Date and the Global Revolving Maturity Date, in an aggregate principal amount not to exceed the amount of the total Revolving Commitments as in effect immediately prior to such date; provided that (i) the Revolving Commitments shall have been or shall concurrently be terminated, the Domestic Revolving Loans, Global Revolving Loans and Swingline Loans shall have been or shall concurrently be repaid in full, all LC Disbursements shall have been repaid in full and all Letters of Credit shall have been or shall concurrently be cancelled or replaced or cash collateralized or other arrangements reasonably satisfactory to the Administrative Agent and the applicable Issuing Lenders shall have been made and (ii) the terms and conditions of such replacement working capital facility (including any arrangements for sharing of collateral, which the Administrative Agent shall enter into with the Parent Borrower and other relevant Loan Parties and the applicable lender(s)) are, taken as a whole, not materially less favorable to the Parent Borrower and its Subsidiaries or the Lenders than the provisions contained herein;

(j)                                    Indebtedness relating to reimbursement and related obligations in connection with letters of credit, bank guarantees or surety instruments obtained in the ordinary course of business, and guarantees of the foregoing, in an aggregate face amount not exceeding $150,000,000 at any time outstanding (which may be secured); provided that, in the case of any such Indebtedness pursuant to this clause (j) that is secured, at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets;

(k)                                 Indebtedness of Foreign Subsidiaries and any other Subsidiary that is not a Loan Party; provided that, at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets (with the amount of Indebtedness under overdraft lines or cash management facilities being determined net of cash held for the benefit of the relevant Subsidiary by the institution creating such overdraft or cash management facility);

(l)                                     unsecured Indebtedness of the Parent Borrower (and any unsecured Guarantees of such Indebtedness by Subsidiary Guarantors to the extent permitted by Section 6.2(f)) and any extensions, renewals and replacements of any such Indebtedness that are Incurred by the Parent Borrower, that are unsecured and that do not increase the outstanding principal amount of such Indebtedness (and any unsecured Guarantees of such Indebtedness by Subsidiary Guarantors to the extent permitted by Section 6.2(f)); provided that, with respect to all Indebtedness permitted by this paragraph (1) (including any extension, renewal or replacement thereof), (i) such Indebtedness has no scheduled principal payments prior to the latest maturity date then in effect for Loans hereunder, (ii) the covenants and defaults, taken as a whole, contained in the documentation for such Indebtedness are not materially more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent acting reasonably, (iii) no Specified Default shall have occurred and be continuing, or would occur after giving effect to the Incurrence of such Indebtedness, and (iv) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to the Incurrence of such Indebtedness, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such Incurrence had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent not more than two Business Days prior to such Incurrence);

(m)                             Receivables Transaction Attributed Indebtedness and all yield, interest, fees, indemnities and other amounts related thereto; provided that the related Qualified Receivables Transaction shall be subject to Section 6.6(c);

(n)                                 European Securitization Attributed Indebtedness and all yield, interest, fees, indemnities and other amounts related thereto; provided that the related European Securitization shall be subject to Section 6.6(d);

(o)                                 (i) Hedging Agreements, so long as such agreements are not entered into for speculative purposes and (ii) conveyances of bank drafts received in the ordinary course of business to financial institutions in exchange for discounted cash payments;

(p)                                 Indebtedness, and any extensions, renewals and replacements of any such Indebtedness, incurred in connection with the Chinese Loan Facility in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

(q)                                 other Indebtedness of any Loan Party in an aggregate principal amount not exceeding $250,000,000 at any time outstanding; provided that, in the case of any such Indebtedness pursuant to this clause (q) that is secured, at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets;

(r)                                    borrowed money Indebtedness and/or Indebtedness relating to reimbursement and related obligations in connection with letters of credit, bank guarantees or other credit instruments issued for the account of SPX Corporation (China) Co., Ltd., any Chinese Subsidiary, any Indian Subsidiary or any other Foreign Subsidiary pursuant to a facility or facilities provided by one or more financial institutions; provided, that the aggregate principal amount of such borrowed money Indebtedness and the face amount of such letters of credit, bank guarantees or other credit instruments at any time outstanding under one or more facilities pursuant to this clause (r) shall not exceed $200,000,000; and

(s)                                   to the extent constituting Indebtedness not created under this Agreement or the other Loan Documents, any Thermal Credit Support.

Section 6.3                                   Liens.

The Parent Borrower will not, and will not permit any Subsidiary to, Incur or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Receivables) or rights in respect of any thereof, except:

(a)                                 Liens created under the Loan Documents;

(b)                                 Permitted Encumbrances;

(c)                                  any Lien on any property or asset of the Parent Borrower or any Subsidiary existing on the Effective Date and set forth in Section 6.3 of the Disclosure Letter; provided that (i) such Lien shall not apply to any other property or asset of the Parent Borrower or any Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)                                 any Lien existing on any property prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of the Parent Borrower or any Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)                                  Liens on fixed or capital assets acquired, constructed or improved by the Parent Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.2(g), (ii) such Liens and the Indebtedness secured thereby (other than extensions, renewals and replacements) are Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Parent Borrower or any Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto);

(f)                                   Liens on the property or assets of a Person that becomes a Subsidiary after the Effective Date securing Indebtedness permitted by Section 6.2(h); provided that (i) such Liens existed at the time such Person (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) became a Subsidiary and were not created in contemplation t thereof, (ii) any such Lien is not expanded to cover any property or assets of such Person after the time such Person becomes a Subsidiary and (iii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(g)                                  Liens securing Indebtedness permitted by Section 6.2(i); provided that, if any such Liens are on property that is not Collateral, then, contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Obligations equally and ratably with the Indebtedness secured by such Liens for so long as such Indebtedness is so secured;

(h)                                 Liens securing Indebtedness permitted by Section 6.2(j).

(i)                                     Liens on property of any Foreign Subsidiary or any other Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Subsidiary permitted by Section 6.2(e), (k), (p) or (r);

(j)                                    Liens on assets transferred to a Receivables Entity or other Person in connection with a Qualified Receivables Transaction or on assets of a Receivables Entity, in each case Incurred in connection with a Qualified Receivables Transaction securing Indebtedness permitted by Section 6.2(m);

(k)                                 Liens on assets transferred to a Receivables Entity or other Person in connection with a European Securitization or on assets of a Receivables Entity, in each case incurred in connection with a European Securitization securing Indebtedness permitted by Section 6.2(n);

(l)                                     Liens securing Thermal Credit Support, so long as such Liens (x) were permitted to be incurred prior to the Disposition of the relevant portion of the Thermal Business in accordance with this Agreement (other than this clause (l)), (y) are in existence as of the date of the Disposition of the relevant portion of the Thermal Business and (z) apply only to assets subject to the Disposition of the relevant portion of the Thermal Business; and

(m)                             Liens securing Indebtedness or other obligations or liabilities (other than Indebtedness) in an aggregate principal amount not exceeding $250,000,000 at any time outstanding.

It is understood that Liens pursuant to Sections 6.3(d), (e), (f), (g), (h), (i), (j), and (k) may be Incurred only to the extent the corresponding Indebtedness is expressly permitted to be Incurred pursuant to Section 6.2.

Section 6.4                                   Fundamental Changes.

The Parent Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(a)                                 any Person may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation;

(b)                                 any Person (other than the Parent Borrower) may merge or consolidate with any Subsidiary Guarantor so long as the surviving entity is or becomes a Subsidiary Guarantor;

(c)                                  any Subsidiary may Dispose of its assets to the Parent Borrower or any Subsidiary Guarantor pursuant to a transaction of liquidation or dissolution;

(d)                                 the Parent Borrower or any Subsidiary may Dispose of any Subsidiary pursuant to a merger of such Subsidiary in a Disposition permitted by Section 6.6;

(e)                                  any Foreign Subsidiary or other Subsidiary that is not a Subsidiary Guarantor (x) may merge or consolidate with any other Person so long as the surviving entity is a Subsidiary; provided that in the case of a merger or consolidation involving a Foreign Subsidiary Borrower, the surviving entity is a Borrower, or (y) may Dispose of its assets to any other Subsidiary pursuant to a transaction of liquidation or dissolution; and

(f)                                   the Parent Borrower may merge or consolidate into any other Person so long as (i) the surviving entity assumes all the Obligations of the Parent Borrower hereunder and under the other Loan Documents pursuant to a written agreement reasonably satisfactory to the Administrative Agent, (ii) the surviving entity is organized under the laws of a jurisdiction within the United States of America, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such merger, (iv) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, as applicable, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such merger or consolidation had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent at least five

Business Days prior to such merger or consolidation) and (v) all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such merger or consolidation to have a valid, legal and perfected security interest in all the Collateral to the same extent as prior to such merger or consolidation.

It is understood that no transaction pursuant to this Section 6.4 shall be permitted unless any Investment or Disposition made in connection therewith is also expressly permitted by Section 6.5 or Section 6.6, as applicable.

Section 6.5                                   Investments, Loans, Advances, Guarantees and Acquisitions.

The Parent Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock of or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, “Investments”), except:

(a)                                 Permitted Investments;

(b)                                 Investments existing on the Effective Date and set forth in Section 6.5 of the Disclosure Letter;

(c)                                  Investments in any Wholly Owned Subsidiary, provided that, if and to the extent applicable, the requirements set forth in Section 5.11 with respect to such Wholly Owned Subsidiary are satisfied;

(d)                                 loans and advances to employees of the Parent Borrower or any Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Parent Borrower and its Subsidiaries not to exceed $20,000,000 at any time outstanding;

(e)                                  Guarantees constituting Indebtedness permitted by Section 6.2; provided that (i) a Subsidiary shall not Guarantee the Senior Notes, any Subordinated Debt or any Other Permitted Debt unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement, (B) in the case of any Guarantee of Subordinated Debt, such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee provides for the release and termination thereof, without action by any party, upon Disposition of the relevant Subsidiary, (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Wholly Owned Subsidiary Guarantors that is Guaranteed by any Loan Party shall be subject to the limitations set forth in clauses (c), (g), (l) or (o) of this Section 6.5 and (iii) a Subsidiary shall not Guarantee the Indebtedness of any Parent Borrower or any Subsidiary Guarantor unless such Subsidiary has also Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement;

(f)                                   Permitted Acquisitions (including any related Investment in any Subsidiary in order to provide all or any portion of (but not more than) the Consideration for such Permitted Acquisition);

(g)                                  (i) Guarantees by the Parent Borrower and any of its Subsidiaries of any Contractual Obligations (not constituting Indebtedness) of the Parent Borrower or any Subsidiary and (ii) Guarantees by the Parent Borrower of any obligations of any of its Foreign Subsidiaries under any foreign currency Hedging Agreements of such Foreign Subsidiaries or cash pooling arrangements among Foreign Subsidiaries (sometimes intermediated by a commercial bank);

(h)                                 Investments in the Emerson JV as at the Effective Date and additional Investments in the Emerson JV in an aggregate amount from the Effective Date through and including the date of such Investment not to exceed $75,000,000;

(i)                                     Investments financed with Capital Stock of the Parent Borrower (or the net proceeds of the issuance of Capital Stock of the Parent Borrower); provided that (i) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to such Investment, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such Investment had occurred on the first day of each relevant period for testing such compliance (as demonstrated, in the case of any Investment for which the aggregate cost is greater than or equal to $100,000,000, in a certificate of a Financial Officer delivered to the Administrative Agent prior to the consummation of such Investment) and (ii) no Event of Default shall occur after giving effect to such Investment;

(j)                                    Investments comprised of capital contributions (whether in the form of cash, a note or other assets) to a Receivables Entity or otherwise resulting from transfers of assets permitted by Section 6.6(c) or Section 6.6(d).

(k)                                 Investments comprised of non-cash consideration received by the Parent Borrower or any Subsidiary in connection with any Disposition permitted by Section 6.6(e) or (f);

(l)                                     (i) Guarantees by the Parent Borrower and any of its Subsidiaries of Indebtedness permitted by subsections (j), (p) and (r) of Section 6.2 and (ii) Guarantees in the form of Foreign Credit Instruments or Joint Signature Foreign Credit Instruments caused to be issued by the Parent Borrower or any Foreign Subsidiary Borrower pursuant to Section 2.6 to support the Indebtedness of SPX Corporation (China) Co., Ltd., any other Chinese Subsidiary or other Foreign Subsidiary permitted by Section 6.2(r);

(m)                             To the extent constituting an Investment, the Disposition of the Thermal Business;

(n)                                 (i) Thermal Credit Support until drawn, paid or reimbursable by any Loan Party or any of their Subsidiaries and (ii) any Thermal Credit Support that is or has become drawn, paid, payable or reimbursable by any Loan Party or any of their Subsidiaries, so long as the amount that has become drawn, paid, payable or reimbursable by any Loan Party or any of their Subsidiaries (and not repaid or reimbursed by a Person other than the Loan Parties and their Subsidiaries) does not exceed $100,000,000 in the aggregate;

(o)                                 (i) other Investments if, after giving effect to any such Investment on a pro forma basis in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such Investment had occurred on the first day of each relevant period, the Consolidated Leverage Ratio is less than 2.50 to 1.0 and (ii) other Investments in the aggregate not to exceed an amount equal to 10% of Total Consolidated Assets of the Parent Borrower and its Subsidiaries if, after giving effect to any such Investment on a pro forma basis in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such Investment had occurred on the first day of each relevant period, the Consolidated Leverage Ratio is greater than or equal to 2.50 to 1.0.

The outstanding amount of any Investment shall be equal to the sum of (x) the original cost of such Investment (such original cost to be determined at the time any such Investment is originally committed to be made by the applicable Person), plus (y) the cost of all additions thereto, minus (z) any cash proceeds from the disposition of or other cash or non-cash (at the fair market value thereof as reasonably determined in good faith by the Parent Borrower) distributions on or return of such Investment, without any adjustments for increases or decreases in value or write—ups, write—downs or write-offs with respect to such Investment; provided that the amount of any Investment shall not be less than zero.

Section 6.6                                   Disposition of Assets.

The Parent Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any asset, including any Capital Stock owned by it (other than Capital Stock of the Parent Borrower held in treasury by the Parent Borrower), nor will the Parent Borrower permit any of its Subsidiaries to issue any additional Capital Stock of such Subsidiary, except:

(a)                                 (i) sales of inventory, obsolete or worn out equipment and Permitted Investments, (ii) leases or licenses of real or personal property and (iii) conveyances of bank drafts received in the ordinary course of business to financial institutions in exchange for discounted cash payments, in each case in the ordinary course of business;

(b)                                 Dispositions to the Parent Borrower or a Subsidiary; provided that any such Dispositions by a Loan Party to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.5;

(c)                                  sales of Receivables and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” pursuant to a Qualified Receivables Transaction; provided that (i) each such transaction shall be a Qualified Receivables Transaction, as agreed by the Administrative Agent acting reasonably, and (ii) the aggregate amount of Receivables Transaction Attributed Indebtedness at any time outstanding in respect of all such Qualified Receivables Transactions shall not exceed $300,000,000;

(d)                                 sales of Receivables and related assets or an interest therein in connection with European Securitizations; provided that the aggregate amount of Receivables Transaction Attributed Indebtedness at any time outstanding in respect of all such European Securitizations shall not exceed $300,000,000;

(e)                                  Dispositions of assets that are not permitted by any other paragraph of this Section 6.6; provided that (i) the aggregate gross proceeds (including any non-cash proceeds, determined on the basis of face amount in the case of notes or similar consideration and on the basis of fair market value in the case of other non-cash proceeds) of all assets Disposed of in reliance upon this paragraph (e) shall not exceed in any fiscal year of the Parent Borrower 15% of the Total Consolidated Assets; provided, however, that Dispositions of assets, if not made to the extent permitted in any fiscal year as provided above in this paragraph (e) (for the avoidance of doubt, starting with the fiscal year ending December 31, 2013), may be made in any subsequent fiscal year on a cumulative basis with the Disposition of assets permitted in such subsequent fiscal year and (ii) all Dispositions permitted by this paragraph (e) shall be made for fair value and for at least 75% cash consideration;

(f)                                   Dispositions by the Parent Borrower of all or any portion of its interest in the Emerson JV, the Discontinued Businesses and/or the Thermal Business; and

(g)                                  Dispositions of assets to any joint venture of the Parent Borrower; provided that any such Disposition pursuant to this clause (g) constitutes an Investment permitted under Section 6.5;

For purposes of paragraph (e) of this Section 6.6,

(i)                                     the following will be deemed to be cash:

(A)                               the assumption by the transferee of Indebtedness (other than subordinated Indebtedness or preferred stock) of the Parent Borrower or of any Subsidiary (in which case, the Parent or such Subsidiary will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (b)(ii) of the definition of “Net Proceeds”; provided that the amount of assumed Indebtedness that is deemed to be cash shall not exceed $200,000,000 in the aggregate from and after the Effective Date;

(B)                               securities, notes or other obligations received by the Parent Borrower or any Subsidiary from the transferee that are converted, sold or exchanged within 90 days of receipt thereof by the Parent Borrower or such Subsidiary into cash (to the extent of the cash received in such conversion, sale or exchange); and

(C)                               in the case of any particular Disposition, promissory notes received by the Parent Borrower or any Subsidiary from the transferee having an aggregate principal amount not to exceed $20,000,000; and

(ii)                                  in the case of a Disposition consisting of an Asset Swap, the Parent Borrower or such Subsidiary shall only be required to receive cash in an amount equal to at least 75% of the proceeds of such Disposition which are not part of the Asset Swap, provided that at the time of such Asset Swap, after giving effect thereto, the aggregate fair value (as determined at the time of such related Asset Swap and not subject to later revaluation) of the assets of the Parent Borrower and its Subsidiaries that are the subject of all such Asset Swaps from and after the Effective Date shall not exceed an amount equal to 15% of the Total Consolidated Assets.

Section 6.7                                   Sale and Leaseback Transactions.

The Parent Borrower will not, and will not permit any Subsidiary to, enter into any arrangement (each, a “Sale/Leaseback Transaction”) providing for the leasing to the Parent Borrower or any Subsidiary of real or personal property that has been or is to be (a) sold or transferred by the Parent Borrower or any Subsidiary or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Parent Borrower or any Subsidiary, in each case unless the Attributable Debt resulting therefrom is permitted by Section 6.2(d), Section 6.2(g) or Section 6.2(q).

Section 6.8                                   Restricted Payments.

The Parent Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or Incur any obligation (contingent or otherwise) to do so, except:

(a)                                 the Parent Borrower may (i) declare and pay dividends with respect to its Capital Stock payable solely in shares of its Capital Stock (or options, warrants or other rights to acquire its Capital Stock) or (ii) make other distributions or payments payable solely in shares of its Capital Stock (or options, warrants or other rights to acquire its Capital Stock);

(b)                                 any Wholly Owned Subsidiary may declare and pay Restricted Payments to its immediate parent;

(c)                                  any non-Wholly Owned Subsidiary may declare and pay Restricted Payments ratably with respect to its Capital Stock;

(d)                                 the Parent Borrower may make Restricted Payments, not exceeding $10,000,000 during any fiscal year, pursuant to and in accordance with stock option plans, restricted stock plans or other benefit plans or contracts for current or former management or employees of the Parent Borrower and its Subsidiaries;

(e)                                  the Parent Borrower may repurchase its Capital Stock and may declare and pay cash dividends to the holders of its Capital Stock; provided that if the Consolidated Leverage Ratio, (x) on a pro forma basis immediately after giving effect to such repurchase or dividend declaration (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or (b), as applicable), (y) with respect to any calculation of the Consolidated Leverage Ratio for purposes of making a Restricted Payment pursuant to this clause (e) after the announcement of, but prior to the consummation of, the sale of Emerson JV, after giving pro forma effect thereto (taking into account cash anticipated to be received from such sale and reducing Consolidated EBITDA to the extent that Emerson JV contributed to Consolidated EBITDA in the applicable period) as if such sale occurred on the first day of such reference period without giving effect (unless permitted for pro forma financial statements prepared in accordance with Regulation S-X) to cost savings, and (z) with respect to any calculation of the Consolidated Leverage Ratio for purposes of making a Restricted Payment pursuant to this clause (e) occurring after consummation of the the sale of Emerson JV, after giving pro forma effect thereto (taking into account cash actually received from such sale and reducing Consolidated EBITDA to the extent that Emerson JV contributed to Consolidated EBITDA in the applicable period) as if such sale occurred on the first day of such reference period without giving effect (unless permitted for pro forma financial statements prepared in accordance with Regulation S-X) to cost savings, is

(i)                                     greater than or equal to 2.50 to 1.0, the aggregate amount of such repurchases and dividend declarations pursuant to this Section 6.8(e)(i) since the Effective Date shall not exceed (A) $100,000,000 in any fiscal year plus (B) an additional amount for all such repurchases and dividend declarations made after the Effective Date that is equal to the sum of (I) $300,000,000 and (II) a positive amount equal to 50% of cumulative Consolidated Net Income during the period from July 1, 2011 to the end of the most recent fiscal quarter preceding the date of such repurchase or dividend declaration for which financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or (b) (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit) minus (C) in the event that a Restricted Payment was made following the announcement of, but prior to the consummation of, the sale of the Emerson JV utilizing a pro forma calculation pursuant to clause (y) above, the amount, if any, by which the Restricted Payment so made exceeded the maximum Restricted Payment that could have been made had such pro forma calculation been made pursuant to clause (z) above, as determined at such time as the actual amount of cash received in connection with any sale of the Emerson JV is known; and

(ii)                                  less than 2.50 to 1.0, the aggregate amount of such repurchases and dividend declarations pursuant to this Section 6.8(e)(ii) shall be unlimited; and

provided further that any such cash dividends shall be paid within 60 days after the date of declaration thereof; and

(f)                                   the Parent Borrower or any Subsidiary may make Restricted Payments to the extent required by the terms of its joint venture or similar agreements relating to non-Wholly Owned Subsidiaries; provided that no such Restricted Payment shall be permitted by this clause (f) unless any Investment made in connection therewith is also expressly permitted by Section 6.5.

Section 6.9                                   Payments of Certain Subordinated Debt; Certain Derivative Transactions.

The Parent Borrower will not, nor will it permit any Subsidiary to:

(a)                                 make or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Debt, except (i) extensions, renewals, replacements or exchanges of any Subordinated Debt permitted by Section 6.2(b), (ii) the payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Debt and (iii) any payments, purchase or other acquisition of any Subordinated Debt (A) made in consideration for (or with the proceeds of) the issuance of common stock of the Parent Borrower or (B) if the Consolidated Leverage Ratio for the most recently ended fiscal quarter of the Parent Borrower for which financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or (b) is less than 2.50 to 1.0, other than, in each of clauses (ii) and (iii), any such payments, purchases or other acquisitions of the Subordinated Debt prohibited by the subordination provisions thereof; or

(b)                                 enter into any derivative transaction or similar transaction obligating the Parent Borrower or any of its Subsidiaries to make payments to any other Person as a result of a change in market value of any Subordinated Debt.

Section 6.10                            Transactions with Affiliates.

The Parent Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)                                 transactions that are at prices and on terms and conditions, taken as a whole, not materially less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)                                 transactions between or among the Parent Borrower and the Subsidiaries (other than a Receivables Entity) not involving any other Affiliate;

(c)                                  any Restricted Payment permitted by Section 6.8;

(d)                                 any Qualified Receivables Transaction expressly permitted by Section 6.6(c);

(e)                                  any European Securitization expressly permitted by Section 6.6(d); and

(f)                                   any other transaction expressly permitted by Section 6.5.

Section 6.11                            Restrictive Agreements.

The Parent Borrower will not, and will not permit any Foreign Subsidiary Borrower or any Wholly Owned Subsidiary Guarantor to enter into, Incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent Borrower or any Subsidiary to create, Incur or permit to exist any Lien upon any of its property, (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary or

(c) the ability of any Subsidiary to transfer any of its assets to the Parent Borrower or any other Subsidiary; provided that:

(i)                                     the foregoing shall not apply to restrictions and conditions imposed by law, Permitted Encumbrances, any Loan Document, the Senior Note Indenture, any Subordinated Debt Document or any Other Permitted Debt Document; provided that such restrictions and conditions shall not restrict any Loan Party from complying with the requirements of Section 5.11(b) (without giving effect to clause (i)(C) thereof);

(ii)                                  the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified in Section 6.11 of the Disclosure Letter (but shall apply to any amendment or modification expanding the scope of any such restriction or condition);

(iii)                               the foregoing shall not apply to restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is (or the assets that are) to be sold and such sale is permitted by this Agreement;

(iv)                              the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to a Qualified Receivables Transaction or a European Securitization permitted by this Agreement if such restrictions or conditions apply only to the relevant Receivables Entity;

(v)                                 the foregoing shall not apply to restrictions and conditions contained in documentation relating to a Subsidiary acquired in a Permitted Acquisition; provided that such restriction or condition (x) existed at the time such Person became a Subsidiary, (y) was not created in contemplation of or in connection with such Person becoming a Subsidiary and (z) applies only to such Subsidiary;

(vi)                              the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (A) secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (B) Indebtedness of a Foreign Subsidiary permitted by this Agreement if such restrictions or conditions apply only to such Foreign Subsidiary and its Subsidiaries that are not Loan Parties;

(vii)                           clauses (a) and (c) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; and

(viii)                        the foregoing shall not apply to customary provisions in purchase money obligations for property acquired in the ordinary course of business, Capital Lease Obligations, industrial revenue bonds or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, restrictions on cash or other deposits or net worth required by customers under contracts entered into in the ordinary course of business and joint venture agreements or other similar arrangements if such provisions apply only to the Person (and the equity interests in such Person) that is the subject thereof.

Section 6.12                            Amendment of Material Documents, etc.

The Parent Borrower will not, and will not permit any Subsidiary to, (a) amend, modify, supplement or waive in any respect that is material and adverse to the Lenders any of its rights under any Subordinated Debt Document (it being understood, however, that any amendment to provide Guarantees in respect of any Subordinated Debt, which Guarantees are permitted by this Agreement, would not constitute such an amendment) or (b) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents or Indebtedness permitted pursuant to Section 6.2(i)) as “Designated Senior Indebtedness” (or any comparable concept) that controls payment blockages for the purposes of any Subordinated Debt Documents.

Section 6.13                            Sanctions.

Directly or indirectly, use the proceeds of any Loan or other credit extension hereunder or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, arranger, Administrative Agent, Foreign Trade Facility Agent, Issuing Lender, Swingline Lender or otherwise) of Sanctions.  Notwithstanding the foregoing, this Section 6.13 does not prohibit the direct or indirect use of the proceeds of any extension of credit in a manner that is permissible under the Sanctions.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)                                 any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or Foreign Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 any Borrower shall fail to pay any interest (or premium, if any) on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)                                  any representation or warranty made or deemed made by or on behalf of the Parent Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)                                 the Parent Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.4 (with respect to the existence of any Borrower) or 5.10 or in Article VI;

(e)                                  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof to the Parent Borrower from the Administrative Agent or the Required Lenders;

(f)                                   the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, after the giving of notice and/or the passage of any cure period provided in such Indebtedness;

(g)                                  (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (including, in any event, an “Event of Default” under and as defined in the Senior Note Indenture, any Subordinated Debt Documents or any Other Permitted Debt Documents) but excluding, in any event, after the Term Loans have been paid in full, any mandatory repurchases of the Senior Notes (and any other Indebtedness that ranks pari passu in right of payment to the Obligations) made in accordance with the Senior Note Indenture or any Other Permitted Debt Document with “Excess Proceeds” from any “Asset Disposition” pursuant to a required “Asset Disposition Offer” (as each such term was defined in the Senior Note Indenture when the Senior Notes were initially issued) (or any comparable concept in any Other Permitted Debt Document), or (ii) any event or condition occurs that (A) results in an automatic termination, wind-down or comparable event with respect to any Qualified Receivables Transaction or any European Securitization or (B) permits a notice of termination, a notice of wind-down, a notice of acceleration or any comparable notice to be given under any such Qualified Receivables Transaction or any such European Securitization prior to the scheduled termination, wind-down, maturity or comparable event and which event or condition giving rise to such notice continues for a period of 14 calendar days after such notice; provided that an event or condition described in clause (ii) of this paragraph (g) shall not at any time constitute an Event of Default unless, at such time, one or more events or conditions of the type described in clauses (i) and (ii) of this paragraph (g) shall have occurred and be continuing with respect to Indebtedness, obligations in respect of Hedging Agreements, Qualified Receivables Transactions and/or European Securitizations in an aggregate principal outstanding amount exceeding $100,000,000;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Borrower, any other Loan Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, any other Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Parent Borrower, any other Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, any other Loan Party or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                    the Parent Borrower, any other Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                 one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 shall be rendered against the Parent Borrower, any other Loan Party or any Material Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower, any other Loan Party or any Material Subsidiary to enforce any such judgment;

(l)                                     an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(m)                             the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

(n)                                 any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Affiliate of any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial Collateral), with the priority required by the applicable Security Document;

(o)                                 the Subordinated Debt or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Subordinated Debt Documents, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Subordinated Debt or the holders of at least 25% in aggregate principal amount of the Subordinated Debt shall so assert; or

(p)                                 a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Parent Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest (and premium, if any) thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to the Parent Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest (and premium, if any) thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

ARTICLE VIII

THE AGENTS

Section 8.1                                   Appointment and Authority.

(a)                                 Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)                                 Each of the Lenders and the Foreign Issuing Lenders hereby irrevocably appoints Deutsche Bank to act on its behalf as the Foreign Trade Facility Agent hereunder and under the other Loan Documents and authorizes the Foreign Trade Facility Agent to take such actions on its behalf and to exercise such powers as are delegated to Foreign Trade Facility Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(c)                                  The provisions of this Article are solely for the benefit of the Agents, the Lenders and the Issuing Lenders, and neither the Parent Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 8.2                                   Rights as a Lender.

(a)                                 The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b)                                 The Person serving as the Foreign Trade Facility Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Foreign Trade Facility Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Foreign Trade Facility Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Foreign Trade Facility Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.3                                   Exculpatory Provisions.

Neither the Administrative Agent nor the Foreign Trade Facility Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, neither the Administrative Agent nor the Foreign Trade Facility Agent:

(a)                                 shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Foreign Trade Facility Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Foreign Trade Facility Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the applicable Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the applicable Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor the Foreign Trade Facility Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct.  The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Parent Borrower or a Lender.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.

Section 8.4                                   Reliance by the Agents.

(a)                                 The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or any Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

(b)                                 The Foreign Trade Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Foreign Trade Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the issuance, amendment, renewal or extension of any Foreign Credit Instrument, that by its terms must be fulfilled to the satisfaction of a Lender or any Foreign Issuing Lender, the Foreign Trade Facility Agent may presume that such condition is satisfactory to such Lender or any Foreign Issuing Lender unless the Foreign Trade Facility Agent shall have received notice to the contrary from such Lender or such Foreign Issuing Lender prior to the issuance of such Foreign Credit Instrument.  The Foreign Trade Facility Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

Section 8.5                                   Delegation of Duties.

(a)                                 The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(b)                                 The Foreign Trade Facility Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Foreign Trade Facility Agent.  The Foreign Trade Facility Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Foreign Trade Facility Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Foreign Trade Facility Agent.

Section 8.6                                   Resignation of Agents.

(a)                                 Resignation of Administrative Agent.  (i) The Administrative Agent may at any time give notice of its resignation to the Foreign Trade Facility Agent, the Lenders, the Issuing Lenders and the Parent Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Parent Borrower (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lenders directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective

Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(ii)                                  Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (B) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (C) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

(b)                                 Resignation of Foreign Trade Facility Agent.  The Foreign Trade Facility Agent may at any time give notice of its resignation to the Administrative Agent, the Foreign Issuing Lenders, the Lenders with Foreign Credit Commitments and the Parent Borrower.  Upon receipt of any such notice of resignation, the Foreign Issuing Lenders and the Lenders with Foreign Credit Commitments (acting by a majority in interest thereof) shall have the right, subject to the consent of the Parent Borrower (such consent not to be unreasonably withheld), to appoint a successor.  If no such successor shall have been so appointed by the Foreign Issuing Lenders and the Lenders with Foreign Credit Commitments (acting by a majority in interest thereof) and shall have accepted such appointment within 30 days after the retiring Foreign Trade Facility Agent gives notice of its resignation, then the retiring Foreign Trade Facility Agent may on behalf of the Foreign Issuing Lenders and the Lenders with Foreign Credit Commitments, appoint a successor Foreign Trade Facility Agent meeting the qualifications set forth above; provided that if the Foreign Trade Facility Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Foreign Trade Facility Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Foreign Trade Facility Agent shall instead be made by or to each Foreign Issuing Lender and each Lender with a Foreign Credit Commitment and the Issuing Lenders directly, until such time as the Foreign Issuing Lenders and the Lenders with Foreign Credit Commitments appoint a successor Foreign Trade Facility Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Foreign Trade Facility Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Foreign Trade Facility Agent, and the retiring Foreign Trade Facility Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Parent Borrower to a successor Foreign Trade Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor.  After the retiring Foreign Trade Facility Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Foreign Trade Facility Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Foreign Trade Facility Agent was acting as Foreign Trade Facility Agent.

Section 8.7                                   Non-Reliance on Agents and Other Lenders.

Each Lender, each Foreign Issuing Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender, each Foreign Issuing Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.8                                   No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Foreign Trade Facility Agent, a Lender, an Issuing Lender or a Foreign Issuing Lender hereunder.

Section 8.9                                   Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under the Bankruptcy Code of the United States or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, Foreign Trade Exposure or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Foreign Trade Exposure, LC Exposure and all other Obligations (other than obligations under Hedging Agreements or Specified Cash Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Foreign Issuing Lenders, the Issuing Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Foreign Issuing Lenders, the Issuing Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.10, 2.14 and 9.3) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Agent, each Foreign Issuing Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Foreign Issuing Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 9.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of the Foreign Trade Facility Agent, any Lender, any Issuing Lender or any Foreign Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10                            Collateral and Guaranty Matters.

The Lenders, the Issuing Lenders, the Foreign Issuing Lenders and the Foreign Trade Facility Agent irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                 to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Delayed Draw Term Loan A Commitments, the Domestic Revolving Commitments, the Global Revolving Commitments, the Foreign Credit Commitments, the Bilateral Foreign Credit Instrument Issuing Commitments and the Participation Foreign Credit Instrument Issuing Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration (without any pending drawing) or termination (or cash collateralization or provision of other credit support as contemplated by this Agreement) of all Letters of Credit, Foreign Credit Instruments and Joint Signature Foreign Credit Instruments, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any involuntary disposition, or (iii) that is required or contemplated to be released pursuant to the terms of this Agreement or any other Loan Document, or (iv) as approved in accordance with Section 9.2;

(b)                                 to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property (i) that is permitted by Section 6.3(d), (e), (f), (j), (k), (l) and (m) or (ii) as approved in accordance with Section 9.2;

(c)                                  to release any Guarantor from its obligations under the Guarantee and Collateral Agreement (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) if such release is required or contemplated pursuant to the terms of this Agreement or the Guarantee and Collateral Agreement or (iii) as approved in accordance with Section 9.2; or

(d)                                 to enter into, on behalf of itself and the Lenders, the Issuing Lenders, the Foreign Issuing Lenders and the Foreign Trade Facility Agent, an intercreditor agreement or other agreements for the sharing of collateral pursuant to Section 6.2(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement, pursuant to this Section 8.10.

ARTICLE IX

MISCELLANEOUS

Section 9.1                                   Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                                 if to the Parent Borrower, to it at 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277, attention of Treasurer and Chief Financial Officer (Telecopy No. 704-7527487), and if to any Foreign Subsidiary Borrower, to it at its address (or telecopy number) specified in the relevant Borrowing Subsidiary Agreement with a copy to the Parent Borrower at its address (or telecopy number) specified above;

(b)                                 if to the Administrative Agent (i) for payments and requests for credit extensions, to Bank of America, N.A., Mail Code: TX1-492-14-12, Bank of America Plaza, 901 Main St., Dallas, TX 75202-3714, to the attention of Jared L. McClure (Telecopy No. 214-290-9413; E-mail: jared.l.mcclure@baml.com) or (ii) for all other notices, to Bank of America, N.A., Agency Management,

Mail Code: CA5-701-05-19, 1455 Market Street, San Francisco, CA 94103-1399, to the attention of Robert J. Rittelmeyer (Telecopy No. 415-503-5099; E-mail: robert.j.rittelmeyer@baml.com);

(c)                                  if to the Foreign Trade Facility Agent, to Deutsche Bank AG, Trade Advisory, Königsallee 45-47, 40212 Düsseldorf, Germany, attention of Roland Stephan or Irmgard Kleinsteinberg (Telecopy No. 49-211-883-9386; E-mail: spx-ftf.agent@db.com); and

(d)                                 if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if such date is a Business Day at the place of such receipt (or otherwise on the first Business Day after such receipt).  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  Any Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Parent Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any such liability to the Parent Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Section 9.2                                   Waivers; Amendments.

(a)                                 No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit or a Foreign Credit Instrument shall not be construed as a waiver of any

Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Required Lenders and each Loan Party to the relevant Loan Document, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document; provided that no such agreement shall:

(i)                                     increase the Commitment of any Lender without the written consent of such Lender;

(ii)                                  reduce the principal amount of or subordinate the principal of any Loan, LC Disbursement or Foreign Credit Disbursement, or reduce the rate of interest thereon (other than the application of any default rate of interest pursuant to Section 2.15(c)), or reduce any premium or fees payable hereunder, without the written consent of each Lender directly affected thereby; it being acknowledged and agreed that amendments or modifications of the Consolidated Leverage Ratio test (and all related definitions) is not addressed by this clause (ii);

(iii)                               extend the final scheduled date of maturity of any Loan, or postpone the scheduled date of payment of the principal amount of any Loan, LC Disbursement or Foreign Credit Disbursement, or any interest (or premium, if any) thereon, or any fees payable hereunder, or reduce the amount of, waive, excuse or subordinate any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby;

(iv)                              require any Lender to make Loans having an Interest Period of one year or longer, without the written consent of such Lender;

(v)                                 amend, modify or waive any provision of this Agreement in any manner that would change the application of any prepayment hereunder disproportionately as among the Facilities without the written consent of the Required Lenders in respect of each Facility adversely affected thereby;

(vi)                              amend, modify or waive the first sentence of Section 2.13(a) without the written consent of each Lender directly affected thereby;

(vii)                           change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

(viii)                        release or subordinate the Guarantee from the Parent Borrower or all or substantially all of the Guarantees from the Subsidiary Guarantors under the Guarantee and Collateral Agreement (except as expressly provided in the Loan Documents), without the written consent of each Lender;

(ix)                              release or subordinate all or substantially all of the Liens of the Security Documents on the Collateral (except as expressly provided in the Loan Documents), without the written consent of each Lender; or

(x)                                 amend, modify or waive the rights or duties of any Agent under this Agreement or any other Loan Document in its capacity as Agent unless also signed by such Agent; or amend, modify or waive the rights or duties of any Issuing Lender or Foreign Issuing Lender under this Agreement or any other Loan Document in its capacity as Issuing Lender or Foreign Issuing Lender, as applicable, unless also signed by such Issuing Lender or Foreign Issuing Lender, as applicable.

(c)                                  In addition, notwithstanding the foregoing:

(i)                                     this Agreement and the other Loan Documents may be amended with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Incremental Term Loans (“Refinanced Term Loans”) with a replacement “A” or “B” term loan tranche, as applicable, hereunder (“Replacement Term Loans”); provided that (A) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (B) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (C) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except with respect to Applicable Rate or other pricing terms or to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of any Incremental Term Loans in effect immediately prior to such refinancing;

(ii)                                  this Agreement and the other Loan Documents may be amended to provide for the increases in the Commitments and/or Incremental Term Loans contemplated by Section 2.1(b), and matters related thereto, upon (A) execution and delivery by the Parent Borrower, the Administrative Agent and each Lender increasing its Commitment and/or providing Incremental Term Loans of an Incremental Facility Activation Notice and (B) such other documents with respect thereto as the Administrative Agent shall reasonably request;

(iii)                               (A) this Agreement and the other Loan Documents may be amended to remove any Subsidiary as a Foreign Subsidiary Borrower under the Global Revolving Facility upon (I) written notice by the Parent Borrower and such Subsidiary to the Administrative Agent to such effect and (II) repayment in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Global Revolving Facility and (B) a Foreign Subsidiary may become a Foreign Subsidiary Borrower under the Global Revolving Facility in accordance with the terms of (including the consents required by) Section 2.23(a);

(iv)                              (A) this Agreement and the other Loan Documents may be amended to remove any Subsidiary as a Foreign Subsidiary Borrower under the Foreign Trade Facility upon (I) written notice by the Parent Borrower and such Subsidiary to the Foreign Trade Facility Agent and the Administrative Agent to such effect, (II) (x) repayment in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Foreign Trade Facility or (y) assumption in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Foreign Trade Facility by the Parent Borrower, any existing Foreign Subsidiary Borrower or any new Foreign Subsidiary Borrower approved by the Agents, each Foreign Issuing Lender and the Lenders with a Foreign Credit Commitment and (III) the expiration or termination (or full cash collateralization or provision of other credit support in a manner consistent with the terms of Section 2.6(o)(iv)) of all Foreign Credit Instruments issued for the account of such Foreign Subsidiary Borrower and (B) a Foreign Subsidiary may become a Foreign Subsidiary Borrower under the Foreign Trade Facility in accordance with(including the consents required by) Section 2.23(b);

(v)                                 this Agreement and the other Loan Documents may be amended (A) to change any of the mechanics applicable to Foreign Credit Instruments set forth in Section 2.6, with the written consent of the Administrative Agent, the Foreign Trade Facility Agent, the Foreign Issuing Lenders, the Parent Borrower and a majority-in-interest of the Lenders with Foreign Credit Commitments, and (B) to change any of the mechanics applicable to Foreign Credit Instruments set forth in Section 2.6 solely to the extent necessary to permit a Foreign Credit Instrument to be issued in a particular country in accordance with applicable local Requirements of Law, with the written consent of the Administrative Agent, the Foreign Trade Facility Agent, each Foreign Issuing Lender directly affected thereby, Lenders holding at least a majority of the Foreign Credit Commitments and the Parent Borrower; provided that (x) no amendment pursuant to this clause (v) shall have the effect of making any change described in the proviso to Section 9.2(b) and (y) no amendment pursuant to clause (B) above shall have the effect of making any change to Section 2.6 in respect of Foreign Credit Instruments (and any related Foreign Trade Exposure) issued or to be issued outside of such country;

(vi)                              the Fee Letter and each of the Deutsche Bank Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(vii)                           no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (w) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender, (x) the principal amount of Loans, Reimbursement Obligations, Bilateral Foreign Credit Reimbursement Obligations and Participation Foreign Credit Reimbursement Obligations held by any Defaulting Lender may not be decreased without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, and (z) no amendment, consent, waiver or other modification of this Section 9.2(c)(vii) shall be effective without the prior written consent of each Defaulting Lender; and

(viii)                        this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Foreign Trade Facility Agent, the Borrowers and the other Loan Parties (x) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loan A, the Delayed Draw Term Loan A, the Domestic Revolving Loans, the Global Revolving Loans, the Letters of Credit, the Foreign Credit Instruments and the Incremental Term Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (y) to change, modify or alter Section 2.20 or any other provision hereof or in any Loan Document relating to pro-rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in clause (x) above.

Section 9.3                                   Expenses; Indemnity; Damage Waiver.

(a)                                 The Parent Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees and disbursements of one counsel for the Administrative Agent and its Affiliates and one counsel for the Foreign Trade Facility Agent and its Affiliates and, to the extent reasonably necessary, special and one local counsel in each jurisdiction for the Agents and their Affiliates (and in the event of any actual or potential conflict of interest, one additional counsel for each Agent or its Affiliate subject to such conflict), with statements with respect to the foregoing to be submitted to the Parent Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Agents shall deem appropriate, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender or Foreign Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Foreign Credit Instrument or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of one counsel for the Agents and their respective Affiliates and the Lenders, (and, to the extent reasonably necessary, special and one local counsel in each jurisdiction to the Agents and the Lenders (and in the event of any actual or potential conflict of interest, one additional counsel for each Agent or Lender subject to such conflict)) in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit or Foreign Credit Instruments issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit or Foreign Credit Instruments.

(b)                                 The Parent Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Losses”), including but limited to the fees, charges and disbursements of one counsel to the Indemnitees and, to the extent reasonably necessary, special and one local counsel in each jurisdiction to the Indemnitees (and in the event of any actual or potential conflict of interest, one additional counsel for each Indemnitee subject to such conflict), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, delivery, enforcement, performance and administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, Letter of Credit or Foreign Credit Instrument or the use of the proceeds therefrom (including any refusal by an Issuing Lender or Foreign Issuing Lender to honor a demand for payment under a Letter of Credit or Foreign Credit Instrument if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Foreign Credit Instrument, as applicable), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently owned or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.  Notwithstanding the foregoing, this Section 9.3(b) shall not apply to Taxes other than Indemnified Taxes imposed on amounts payable under this Section 9.3(b).

(c)                                  To the extent that the Parent Borrower fails to pay any amount required to be paid by it to any Agent, any Issuing Lender, any Participation Foreign Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the applicable Agent, such Issuing Lender, Participation Foreign Issuing Lender or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Lender, such Participation Foreign Issuing Lender or the Swingline Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, the outstanding amount of its portion of the Term Loan A and the Delayed Draw Term Loan A, any outstanding Incremental Term Loans and unused Commitments at the time; provided that (i) in the case of amounts owing to any Issuing Lender or the Swingline Lender, in each case in its capacity as such, a Lender’s “pro rata share” shall be determined based solely upon its share of the sum of Domestic Revolving Exposures, unused Domestic Revolving Commitments, Global Revolving Exposures and unused Global Revolving Commitments at the time and (ii) in the case of amounts owing to any Participation Foreign Issuing Lender, in its capacity as such, a Lender’s “pro rata share” shall be determined based solely upon its share of the sum of the unused Foreign Credit Commitments at the time.

(d)                                 To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Letter of Credit or Foreign Credit Instrument or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable not later than 15 days after written demand therefor.  Statements payable by the Parent Borrower pursuant to this Section shall be sent to Attention of Treasurer and Chief Financial Officer (Telephone No. 704-752-4400) (Telecopy No. 704-752-7487), at the address of the Parent Borrower set forth in Section 9.1, or to such other Person or address as may be hereafter designated by the Parent Borrower in a written notice to the Administrative Agent.

Section 9.4                                   Successors and Assigns; Participations and Assignments.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Parent Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder (except in accordance with Section 6.4(f)) without the prior written consent of each Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsections (e) and (f) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letters of Credit, Foreign Credit Instruments and Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (1) $5,000,000 in the case of an assignment of Revolving Loans, (2) $5,000,000 in the case of an assignment of any Term Loans and (3) $5,000,000 in the case of an assignment in respect of the Foreign Trade Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                                  Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) and subsection (j) of this Section and, in addition:

(A)                               the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender (or, in the case of the Term Loan A, the Delayed Draw Term Loan A and an Incremental Term Loan, to an Affiliate of a Lender or an Approved Fund);

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Loan A Commitment, Delayed Draw Term Loan A Commitment, Incremental Term Loan Commitment, Domestic Revolving Commitment or Global Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment and (ii) the Term Loan A, Delayed Draw Term Loan A or any Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)                               the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment (other than any assignment to the Administrative Agent) after the Effective Date that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(D)                               the consent of the Foreign Issuing Lenders in their sole discretion shall be required for any assignment (other than any assignment to the Foreign Trade Facility Agent) after the Effective Date that increases the obligation of the assignee to participate in exposure under one or more Foreign Credit Instruments or Joint Signature Foreign Credit Instruments (whether or not then outstanding);

(E)                                the consent of the Swingline Lender (such consent not to unreasonably withheld or delayed) shall be required for any assignment in respect of the Domestic Revolving Commitment if such assignment is to a Person that is not a Domestic Revolving Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(F)                                 the consent of the Foreign Trade Facility Agent (such consent not to be unreasonably withheld or delayed) shall be required for all assignments in respect of any Bilateral Foreign Credit Instrument Issuing Commitments, Participation Foreign Credit Instrument Issuing Commitments or Foreign Credit Commitment.

(iii)                               Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and shall complete Exhibit R (UK Tax Certification) and deliver it to the Administrative Agent.

(iv)                              No Assignment to Borrower.  No such assignment shall be made to the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries.

(v)                                 No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vi)                              No Assignment to a Defaulting Lender.  No such assignment shall be made to a Defaulting Lender.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the applicable Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the applicable Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agents or any Lenders hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit, Swingline Loans and Foreign Credit Instruments in

accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19, 2.19A and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Parent Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsections (e) and (f) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Parent Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans, Foreign Trade Exposure and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Parent Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Parent Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Notes.  If after giving effect to any Assignment and Assumption, the relevant assignor no longer has any Commitments with respect to the Commitments being assigned, such assignor shall, upon the request of the Parent Borrower, return each Note (if any) with respect to each such Commitment to the Parent Borrower marked “cancelled”.

(e)                                  Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower or any Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, or the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Foreign Trade Exposure, LC Exposure and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent Borrower, the Administrative Agent, the Foreign Trade Facility Agent, the other Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the proviso to Section 9.2(b) (and other than application of any default rate of interest pursuant to Section 2.15(c)) that affects such Participant.  Subject to subsection (f) of this Section, the Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 2.19A to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that, in the case of Section 2.19 or 2.19A, such Participant shall have complied with the requirements of said section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.20(c) as though it were a Lender.

(f)                                   Limitation on Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.17, 2.19 or 2.19A than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.19 or Section 2.19A unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower, to comply with Sections 2.19(e). 2.19(f) and 2.19(i) (or, if the relevant Borrower under the Commitment and/or Loans is a UK Obligor, with Sections 2.19A(b)(x), 2.19A(e) and 2.19A(f)), as though it were a Lender.

(g)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)                                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act

(i)                                     Resignation as Issuing Lender or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to the Parent Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon thirty days’ notice to the Parent Borrower, resign as Swingline Lender.  In the event of any such resignation as Issuing Lender or Swingline Lender, the Parent Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided, however, that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swingline Lender, as the case may be.  If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LC Exposure with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.5(d)).  If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the

Lenders to make ABR Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.4(c).  Upon the appointment of a successor Issuing Lender and/or Swingline Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as the case may be, and (2) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(j)                                    Assignments by Foreign Issuing Lenders.  Any Foreign Issuing Lender may at any time assign to one or more assignees all or a portion of its Bilateral Foreign Credit Instrument Issuing Commitment to issue future Bilateral Foreign Credit Instruments (and related rights and obligations with respect to such Bilateral Foreign Credit Instrument Issuing Commitment) and/or its Participation Foreign Credit Instrument Issuing Commitment to issue future Participation Foreign Credit Instruments (and related rights and obligations with respect to such Participation Foreign Credit Instrument Issuing Commitment); provided that any such assignment shall be subject to the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing at the time of such assignment and to the consent of the Foreign Trade Facility Agent (such consent not to be unreasonably withheld or delayed).  The parties to each assignment shall execute and deliver to the Administrative Agent and the Foreign Trade Facility Agent an assignment agreement, together with a processing and recordation fee in the aggregate amount of $3,500 payable to the Administrative Agent; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any such assignment.  The assignee, if it is not already a Foreign Issuing Lender, shall deliver to the Administrative Agent and the Foreign Trade Facility Agent an Administrative Questionnaire.  No such assignment by a Foreign Issuing Lender shall be made to (i) the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries or (ii) a natural person.  Upon consummation of any such assignment, Schedule 1.1A shall be deemed revised to reflect the Bilateral Foreign Credit Instrument Issuing Commitments and/or Participation Foreign Credit Instrument Issuing Commitments after giving effect to such assignment.  From and after the effective date specified in each such Assignment and Assumption, the assignee Foreign Issuing Lender thereunder shall be a party to this Agreement and, to the extent of the Bilateral Foreign Credit Instrument Issuing Commitment and/or Participation Foreign Credit Instrument Issuing Commitment assigned by such assignment, have the rights and obligations of a Bilateral Foreign Issuing Lender and/or Participation Foreign Issuing Lender, as applicable, under this Agreement, and the assigning Bilateral Foreign Issuing Lender thereunder shall, to the extent of the Bilateral Foreign Credit Instrument Issuing Commitment and/or Participation Foreign Credit Instrument Issuing Commitments assigned by such assignment, be released from its obligations under this Agreement but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19, 2.19A and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to have the rights and obligations of a Foreign Issuing Lender with respect to any Foreign Credit Instruments issued by it prior to the time of such assignment.

(k)                                 Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Parent Borrower, maintain a register on which it enters the name and address of each Participant, and the rights and/or obligations under this Agreement or any other Loan Documents sold to such Participant (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that the applicable obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and any other Loan Document notwithstanding any notice to the contrary.

Section 9.5                                   Survival.

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit and Foreign Credit Instruments, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest (or premium, if any) on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit or Foreign Credit Instrument is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.17, 2.18, 2.19, 2.19A and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit, the Foreign Credit Instruments or the Commitments or the termination of this Agreement or any provision hereof.  The provisions of Section 9.11 shall survive and remain in full force and effect for two years after the termination of this Agreement.

Section 9.6                                   Counterparts; Integration.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to any Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the Lenders) and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

Section 9.7                                   Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 9.7, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by the Bankruptcy Code of the United States (or similar debtor relief laws of the United States or other applicable jurisdictions), as determined in good faith by the applicable Agent, the applicable Issuing Lender, the Swingline Lender or the applicable Foreign Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.8                                   Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Borrower against any of and all the obligations of a Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (y) the Defaulting Lender shall provide promptly to the applicable Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.9                                   Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                                 Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c)                                  Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section, (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iii) any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages (as opposed to direct or actual damages).

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1.  In addition, each Foreign Subsidiary Borrower agrees that service of process may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent Borrower at its address for notices in Section 9.1.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10                            Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.11                            Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors on a reasonable need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or rating agency, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) subject to an agreement containing provisions substantially the same as those of this Section, to any direct or indirect contractual counterparty in Hedging Agreements or other swap agreements relating to this Agreement or such counterparty’s professional advisor, (h) with the consent of the Parent Borrower, and (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) is or becomes available to any Agent or any Lender on a nonconfidential basis from a source (believed in good faith by such Agent or Lender not to have any duty of confidentiality to any Borrower) other than a Borrower.  For the purposes of this Section, “Information” means all information received from or on behalf of any Borrower relating to a Borrower or its business; provided that such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.12                            Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.13                            Release of Collateral.

(a)                                 On the first date (the “Release Date”) on which the corporate family rating of the Parent Borrower from Moody’s is “Baa3” or better or the corporate credit rating of the Parent Borrower from S&P is “BBB-” or better, so long as no Default or Event of Default exists on such date or after giving effect to the release of Liens contemplated hereby, all Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement and any other Security Document, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties.  At the request and sole expense of any Loan Party following any such release, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Security Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release.

(b)                                 If any of the Collateral shall be Disposed of by any Loan Party in a transaction permitted by this Agreement, then the Administrative Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Guarantee and Collateral Agreement and any other Security Document on such Collateral.  At the request and sole expense of the Parent Borrower, a Subsidiary Guarantor shall be released from its obligations under the Guarantee and Collateral Agreement and any other Security Document in the event that such Subsidiary Guarantor ceases to be a Wholly Owned Subsidiary pursuant to a transaction expressly permitted by this Agreement and if, as a result of such transaction, the Parent Borrower and its Subsidiaries own less than 75% of the outstanding voting Capital Stock of such Subsidiary Guarantor.  In addition, at the request and sole expense of the Parent Borrower, not more than twice during the term of this Agreement after the Effective Date, a Subsidiary Guarantor and the Subsidiaries of such Subsidiary Guarantor shall be released from their respective obligations under the Guarantee and Collateral Agreement and any other Security Document in the event that a portion of the Capital Stock of such Subsidiary Guarantor is Disposed of in a transaction expressly permitted by Section 6.6(e) or (g) (but which does not satisfy the requirements of the preceding sentence); provided that the aggregate Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1 (in each case determined at the time of such transaction) that is attributable to the Subsidiaries released from their obligations hereunder pursuant to this sentence shall not exceed $40,000,000.  Notwithstanding the foregoing, in no event shall any Subsidiary be released from its obligations under the Guarantee and Collateral Agreement or any other Security Document, in the event that such Subsidiary is a guarantor of any other Indebtedness of any Loan Party.

(c)                                  At such time as the Loans, the Reimbursement Obligations, the Bilateral Foreign Credit Reimbursement Obligations, the Participation Foreign Credit Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit or Foreign Credit Instruments shall be outstanding (or shall have been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable), the Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement and any other Security Document, and each Security Document and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party thereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties.  At the request and sole expense of any Loan Party following any such termination, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Security Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

Section 9.14                            Judgment Currency.

(a)                                 The Borrowers’ obligations hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or such Lender under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)                                 If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)                                  For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 9.15                            USA Patriot Act Notice.

Each Lender hereby notifies each Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and other applicable foreign Requirements of Law, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act or such other Requirements of Law, as applicable.

Section 9.16                            No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Parent Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Foreign Trade Facility Agent and MLPFS, are arm’s-length commercial transactions between the Parent Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, the Foreign Trade Facility Agent and MLPFS, on the other hand, (ii) the Parent Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Parent Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, the Foreign Trade Facility Agent and MLPFS each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Parent Borrower or any of Subsidiaries or any other Person and (ii) neither the Administrative Agent, the Foreign Trade Facility Agent nor MLPFS has any obligation to the Parent Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Foreign Trade Facility Agent and MLPFS and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Borrower and its Subsidiaries, and neither the Administrative Agent, the Foreign Trade Facility Agent nor MLPFS has any obligation to disclose any of such interests to the Parent Borrower or its Subsidiaries.  To the fullest extent permitted by law, the Parent Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, the Foreign Trade Facility Agent or MLPFS with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17                            Amendment and Restatement.

The parties hereto agree that, on the Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (b) all Obligations under the Existing Credit Agreement outstanding on the Effective Date shall in all respects be continuing and shall be deemed to be Obligations outstanding hereunder; (c) the guaranties made pursuant to the Guarantee and Collateral Agreement to the holders of the Obligations (as defined in the Existing Credit Agreement) shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; (d) the Security Documents and the Liens created thereunder in favor of Bank of America, as administrative agent for the benefit of the holders of the Obligations (as defined in the Existing Credit Agreement) shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; (e) all Existing Letters of Credit outstanding under the Existing Credit Agreement on the Effective Date shall be deemed to be Letters of Credit outstanding on the Effective Date under this Agreement; (f) all Existing Foreign Credit Instruments outstanding under the Existing Credit Agreement on the Effective Date shall be deemed to be Foreign Credit Instruments outstanding on the Effective Date under this

Agreement and (g) all references in the other Credit Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement.

Section 9.18                            Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guarantee under the Guarantee and Collateral Agreement is entered into by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or at the time any such Specified Loan Party grants a security interest under the Loan Documents, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Guarantee and Collateral Agreement voidable under the Bankruptcy Code of the United States (or similar debtor relief laws of the United States or other applicable jurisdictions), and not for any greater amount). The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until such time as the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full, the Commitments have expired or terminated and all Letters of Credit and Foreign Credit Instruments shall have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable). Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PARENT BORROWER:	SPX CORPORATION,
a Delaware corporation

	By:	/s/ Jeremy Smeltser
	Name:	Jeremy Smeltser
	Title:	Vice President, Chief Financial Officer

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE	BANK OF AMERICA, N.A.,
AGENT:	as Administrative Agent

	By:	/s/ Robert Rittelmeyer
	Name:	Robert Rittelmeyer
	Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

FOREIGN TRADE FACILITY AGENT:	DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as Foreign Trade Facility Agent

	By:	/s/ Christiane Roth
	Name:	Christiane Roth
	Title:	Director

	By:	/s/ Roland Stephan
	Name:	Roland Stephan
	Title:	Assistant Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swingline Lender, Issuing Lender and Participation Foreign Issuing Lender

	By:	/s/ Marc Sanchez
	Name:	Marc Sanchez
	Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as a Lender, Participation Foreign Issuing Lender and Bilateral Foreign Issuing Lender

By:	/s/ Christiane Roth
Name:	Christiane Roth
Title:	Director

By:	/s/ Roland Stephan
Name:	Roland Stephan
Title:	Assistant Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH,
as a lender

By:	/s/ Kirk L. Tashjian
Name:	Kirk L. Tashjian
Title:	Vice President

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender and Issuing Lender

By:	/s/ Aized A. Rabbani
Name:	Aized A. Rabbani
Title:	Executive Director

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
NEW YORK BRANCH,
as a Lender

By:	/s/ George Stoecklein
Name:	George Stoecklein
Title:	Director

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Kirk J. Vogel
Name:	Kirk J. Vogel
Title:	Senior Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

HSBC BANK PLC,
as a Bilateral Foreign Issuing Lender

By:	/s/ Doug Baikie
Name:	Doug Baikie
Title:	Head of Corporate Banking Scotland

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

NORDEA BANK FINLAND PLC
NEW YORK AND CAYMAN BRANCHES,
as a Lender

By:	/s/ Mogens Reinhold Jensen
Name:	Mogens Reinhold Jensen
Title:	Head of Corporate & Institutional Banking

By:	/s/ Gerald Chelius
Name:	Gerald Chelius
Title:	Head of Credit and Risk Control

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

US BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Steven Dixon
Name:	Steven Dixon
Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF CHINA, NEW YORK BRANCH,
as a Lender and Participation Foreign Issuing Lender

By:	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	First Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

E. SUN COMMERCIAL BANK, LTD.
LOS ANGELES BRANCH,
as a Lender

By:	/s/ Homer K.J. Hou
Name:	Homer K.J. Hou
Title:	Vice President & Credit Manager

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF TAIWAN, NEW YORK BRANCH,
as a Lender

By:	/s/ Li-Chuan Wang
Name:	Li-Chuan Wang
Title:	VP & Deputy General Manager

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

MEGA INTERNATIONAL COMMERCIAL BANK CO. LTD. NEW YORK BRANCH,
as a Lender

By:	/s/ Angela Chen
Name:	Angela Chen
Title:	VP & DGM

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Juliette Cohen
Name:	Juliette Cohen
Title:	Managing Director

By:	/s/ Michael Madnick
Name:	Michael Madnick
Title:	Managing Director

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

CITIBANK N.A.,
as a Lender

By:	/s/ Brian Reed
Name:	Brian Reed
Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK,
as a Lender

By:	/s/ Mary Kathryn Wicker
Name:	Mary Kathryn Wicker
Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Tenya Mitsuboshi
Name:	Tenya Mitsuboshi
Title:	Deputy General Manager

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

COMMERZBANK AG, FRANKFURT BRANCH,
as a Lender, Participation Foreign Issuing Lender and Bilateral Foreign Issuing Lender

By:	/s/ Thomas Müldner
Name:	Thomas Müldner
Title:	Director

By:	/s/ Matthias Hopfgarten
Name:	Matthias Hopfgarten
Title:	Director

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jessica Fabrizi Sidhom
Name:	Jessica Fabrizi Sidhom
Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

TAIWAN COOPERATIVE BANK LOS ANGELES BRANCH,
as a Lender

By:	/s/ Li-Hua Huang
Name:	Li-Hua Huang
Title:	VP & GM

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

DNB BANK ASA GRAND CAYMAN BRANCH,
as a Participation Foreign Issuing Lender

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	First Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

DNB CAPITAL LLC,
as a Lender

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	First Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

COMPASS BANK,
as a Lender

By:	/s/ Michael Dixon
Name:	Michael Dixon
Title:	Senior Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

SUMITOMO MITSUI TRUST BANK, LIMITED NEW YORK BRANCH,
as a Lender

By:	/s/ Albert C. Tew II
Name:	Albert C. Tew II
Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
as a Lender

By:	/s/ Diane Pockaj
Name:	Diane Pockaj
Title:	Managing Director

By:	/s/ Vanessa De La Ossa
Name:	Vanessa De La Ossa
Title:	Associate

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK,
as a Lender

By:	/s/ Matthew A. Rybinski
Name:	Matthew A. Rybinski
Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK,
as a Lender

By:	/s/ Mary Ramsey
Name:	Mary Ramsey
Title:	Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Scott Santa Cruz
Name:	Scott Santa Cruz
Title:	Managing Director

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

INTESA SANPAOLO S.P.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Cristina Cignoli
Name:	Cristina Cignoli
Title:	VP & Relationship Manager

By:	/s/ Sergio Maggioni
Name:	Sergio Maggioni
Title:	FVP

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

BAYERISCHE LANDESBANK, NEW YORK BRANCH,
as a Lender

By:	/s/ Rolf Siebert
Name:	Rolf Siebert
Title:	Senior Vice President

By:	/s/ Michael Hintz
Name:	Michael Hintz
Title:	First Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

TD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Mark Hogan
Name:	Mark Hogan
Title:	Senior Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ David Mahmood
Name:	David Mahmood
Title:	Managing Director

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

SCOTIABANC INC.,
as a Lender

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

THE NORTHERN TRUT COMPANY,
as a Lender

By:	/s/ John Canty
Name:	John Canty
Title:	Senior Vice President

SPX CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

Schedule 1.1A

Commitments

Lender	Domestic Revolving Commitments	Applicable Percentages for Domestic Revolving Commitments	Global Revolving Commitments	Applicable Percentages for Global Revolving Commitments
Bank of America, N.A.	$10,210,000.00	3.403333333%	$15,950,000.00	7.975000000%
Deutsche Bank AG New York Branch	$10,840,000.00	3.613333333%	$14,540,000.00	7.270000000%
Deutsche Bank AG, Deutschlandgeschäft Branch	$0	0.000000000%	$0	0.000000000%
HSBC Bank USA, National Association	$8,000,000.00	2.666666667%	$5,330,000.00	2.665000000%
HSBC Bank PLC	$0	0.000000000%	$0	0.000000000%
The Bank of Nova Scotia	$0	0.000000000%	$0	0.000000000%
Scotiabanc Inc.	$13,560,000.00	4.520000000%	$12,370,000.00	6.185000000%
JPMorgan Chase Bank, N.A.	$13,560,000.00	4.520000000%	$12,370,000.00	6.185000000%
Commerzbank AG, New York and Grand Cayman Branches	$10,560,000.00	3.520000000%	$7,040,000.00	3.520000000%
Commerzbank AG, Frankfurt Branch	$0	0.000000000%	$0	0.000000000%
Credit Agricole Corporate and Investment Bank	$13,560,000.00	4.520000000%	$12,370,000.00	6.185000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch	$13,560,000.00	4.520000000%	$12,370,000.00	6.185000000%
Mizuho Bank, Ltd.	$16,000,000.00	5.333333333%	$10,670,000.00	5.335000000%
DNB Bank ASA Grand Cayman Branch	$0	0.000000000%	$0	0.000000000%
DNB Capital LLC	$14,400,000.00	4.800000000%	$9,600,000.00	4.800000000%
TD Bank, National Association	$14,400,000.00	4.800000000%	$9,600,000.00	4.800000000%
SunTrust Bank	$14,400,000.00	4.800000000%	$9,600,000.00	4.800000000%
Wells Fargo Bank, National Association	$14,400,000.00	4.800000000%	$9,600,000.00	4.800000000%
Sumitomo Mitsui Banking Corporation	$14,400,000.00	4.800000000%	$9,600,000.00	4.800000000%
Nordea Bank Finland PLC, New York and Grand Cayman Branches	$11,520,000.00	3.840000000%	$7,680,000.00	3.840000000%
PNC Bank, National Association	$20,090,000.00	6.696666667%	$13,400,000.00	6.700000000%
Citibank N.A.	$13,850,000.00	4.616666667%	$9,230,000.00	4.615000000%
Fifth Third Bank	$8,480,000.00	2.826666667%	$5,650,000.00	2.825000000%
US Bank, National Association	$8,000,000.00	2.666666667%	$5,330,000.00	2.665000000%
Bayerische Landesbank, New York Branch	$13,330,000.00	4.443333333%	$0	0.000000000%

Lender	Domestic Revolving Commitments	Applicable Percentages for Domestic Revolving Commitments	Global Revolving Commitments	Applicable Percentages for Global Revolving Commitments
Compass Bank	$4,480,000.00	1.493333333%	$0	0.000000000%
Intesa Sanpaolo S.P.A., New York Branch	$5,770,000.00	1.923333333%	$3,850,000.00	1.925000000%
The Northern Trust Company	$5,770,000.00	1.923333333%	$3,850,000.00	1.925000000%
Comerica Bank	$8,570,000.00	2.856666667%	$0	0.000000000%
Bank of China, New York Branch	$3,580,000.00	1.193333333%	$0	0.000000000%
Bank of Taiwan, New York Branch	$2,690,000.00	0.896666667%	$0	0.000000000%
E. Sun Commercial Bank, Ltd. Los Angeles Branch	$2,690,000.00	0.896666667%	$0	0.000000000%
Taiwan Cooperative Bank Los Angeles Branch	$5,140,000.00	1.713333333%	$0	0.000000000%
Mega International Commercial Bank Co. Ltd. New York Branch	$1,790,000.00	0.596666667%	$0	0.000000000%
Sumitomo Mitsui Trust Bank, Limited New York Branch	$2,400,000.00	0.800000000%	$0	0.000000000%
Total	$300,000,000.00	100.000000000%	$200,000,000.00	100.000000000%

Lender	Term Loan A Commitments	Applicable Percentages for Term Loan A Commitments	Delayed Draw Term Loan A Commitments	Applicable Percentages for Delayed Draw Term Loan A Commitments
Bank of America, N.A.	$38,148,695.65	8.031304347%	$8,031,304.35	8.031304350%
Deutsche Bank AG New York Branch	$0	0.000000000%	$0	0.000000000%
Deutsche Bank AG, Deutschlandgeschäft Branch	$0	0.000000000%	$0	0.000000000%
HSBC Bank USA, National Association	$12,672,173.91	2.667826086%	$2,667,826.09	2.667826090%
HSBC Bank PLC	$0	0.000000000%	$0	0.000000000%
The Bank of Nova Scotia	$0	0.000000000%	$7,057,391.33	7.057391330%
Scotiabanc Inc.	$33,522,608.67	7.057391299%	$0	0.000000000%
JPMorgan Chase Bank, N.A.	$33,522,608.70	7.057391305%	$7,057,391.30	7.057391300%
Commerzbank AG, New York and Grand Cayman Branches	$16,720,000.00	3.520000000%	$3,520,000.00	3.520000000%
Commerzbank AG, Frankfurt Branch	$0	0.000000000%	$0	0.000000000%
Credit Agricole Corporate and Investment Bank	$33,522,608.70	7.057391305%	$7,057,391.30	7.057391300%
The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch	$33,522,608.70	7.057391305%	$7,057,391.30	7.057391300%
Mizuho Bank, Ltd.	$25,327,826.09	5.332173914%	$5,332,173.91	5.332173910%
DNB Bank ASA Grand Cayman Branch	$0	0.000000000%	$0	0.000000000%
DNB Capital LLC	$22,800,000.00	4.800000000%	$4,800,000.00	4.800000000%
TD Bank, National Association	$22,800,000.00	4.800000000%	$4,800,000.00	4.800000000%
SunTrust Bank	$22,800,000.00	4.800000000%	$4,800,000.00	4.800000000%
Wells Fargo Bank, National Association	$22,800,000.00	4.800000000%	$4,800,000.00	4.800000000%
Sumitomo Mitsui Banking Corporation	$22,800,000.00	4.800000000%	$4,800,000.00	4.800000000%
Nordea Bank Finland PLC, New York and Grand Cayman Branches	$18,240,000.00	3.840000000%	$3,840,000.00	3.840000000%
PNC Bank, National Association	$31,812,608.70	6.697391305%	$6,697,391.30	6.697391300%
Citibank N.A.	$8,260,869.57	1.739130436%	$1,739,130.43	1.739130430%
Fifth Third Bank	$13,432,173.91	2.827826086%	$2,827,826.09	2.827826090%
US Bank, National Association	$12,672,173.91	2.667826086%	$2,667,826.09	2.667826090%
Bayerische Landesbank, New York Branch	$0	0.000000000%	$0	0.000000000%
Compass Bank	$7,087,826.09	1.492173914%	$1,492,173.91	1.492173910%
Intesa Sanpaolo S.P.A., New York Branch	$0	0.000000000%	$0	0.000000000%
The Northern Trust Company	$0	0.000000000%	$0	0.000000000%

Lender	Term Loan A Commitments	Applicable Percentages for Term Loan A Commitments	Delayed Draw Term Loan A Commitments	Applicable Percentages for Delayed Draw Term Loan A Commitments
Comerica Bank	$13,572,608.70	2.857391305%	$2,857,391.30	2.857391300%
Bank of China, New York Branch	$5,675,217.39	1.194782608%	$1,194,782.61	1.194782610%
Bank of Taiwan, New York Branch	$4,254,347.83	0.895652175%	$895,652.17	0.895652170%
E. Sun Commercial Bank, Ltd. Los Angeles Branch	$4,254,347.83	0.895652175%	$895,652.17	0.895652170%
Taiwan Cooperative Bank Los Angeles Branch	$8,145,217.39	1.714782608%	$1,714,782.61	1.714782610%
Mega International Commercial Bank Co. Ltd. New York Branch	$2,833,478.26	0.596521739%	$596,521.74	0.596521740%
Sumitomo Mitsui Trust Bank, Limited New York Branch	$3,800,000.00	0.800000000%	$800,000.00	0.800000000%
Total	$475,000,000.00	100.000000000%	$100,000,000.00	100.000000000%

Lender	Foreign Credit Commitments	Applicable Percentages for Foreign Credit Commitments
Bank of America, N.A.	$77,660,000.00	9.707500000%
Deutsche Bank AG New York Branch	$0	0.000000000%
Deutsche Bank AG, Deutschlandgeschäft Branch	$40,620,000.00	5.077500000%
HSBC Bank USA, National Association	$21,330,000.00	2.666250000%
HSBC Bank PLC	$0	0.000000000%
The Bank of Nova Scotia	$49,490,000.00	6.186250000%
Scotiabanc Inc.	$0	0.000000000%
JPMorgan Chase Bank, N.A.	$49,490,000.00	6.186250000%
Commerzbank AG, New York and Grand Cayman Branches	$28,160,000.00	3.520000000%
Commerzbank AG, Frankfurt Branch	$0	0.000000000%
Credit Agricole Corporate and Investment Bank	$49,490,000.00	6.186250000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch	$49,490,000.00	6.186250000%
Mizuho Bank, Ltd.	$42,670,000.00	5.333750000%
DNB Bank ASA Grand Cayman Branch	$38,400,000.00	4.800000000%
DNB Capital LLC	$0	0.000000000%
TD Bank, National Association	$38,400,000.00	4.800000000%
SunTrust Bank	$38,400,000.00	4.800000000%
Wells Fargo Bank, National Association	$38,400,000.00	4.800000000%
Sumitomo Mitsui Banking Corporation	$38,400,000.00	4.800000000%
Nordea Bank Finland PLC, New York and Grand Cayman Branches	$30,720,000.00	3.840000000%
PNC Bank, National Association	$0	0.000000000%
Citibank N.A.	$26,920,000.00	3.365000000%
Fifth Third Bank	$22,610,000.00	2.826250000%
US Bank, National Association	$21,330,000.00	2.666250000%
Bayerische Landesbank, New York Branch	$26,670,000.00	3.333750000%
Compass Bank	$11,940,000.00	1.492500000%
Intesa Sanpaolo S.P.A., New York Branch	$15,380,000.00	1.922500000%
The Northern Trust Company	$15,380,000.00	1.922500000%
Comerica Bank	$0	0.000000000%
Bank of China, New York Branch	$9,550,000.00	1.193750000%
Bank of Taiwan, New York Branch	$7,160,000.00	0.895000000%
E. Sun Commercial Bank, Ltd. Los Angeles Branch	$7,160,000.00	0.895000000%
Taiwan Cooperative Bank Los Angeles Branch	$0	0.000000000%
Mega International Commercial Bank Co. Ltd. New York Branch	$4,780,000.00	0.597500000%

Lender	Foreign Credit Commitments	Applicable Percentages for Foreign Credit Commitments
Sumitomo Mitsui Trust Bank, Limited New York Branch	$0	0.000000000%
Total	$800,000,000.00	100.000000000%

Lender	Participation Foreign Credit Instrument Issuing Commitments
Deutsche Bank AG, Deutschlandgeschäft Branch	$325,000,000.00
Bank of America, N.A.	$325,000,000.00
Commerzbank AG, Frankfurt Branch	$220,000,000.00
DNB Bank ASA Grand Cayman Branch	$50,000,000.00
Bank of China, New York Branch	$20,000,000.00
Total	$940,000,000.00

Lender	Bilateral Foreign Credit Instrument Issuing Commitments	Applicable Percentages for Bilateral Foreign Credit Instrument Issuing Commitments
Deutsche Bank AG, Deutschlandgeschäft Branch	$50,000,000.00	25.000000000%
HSBC Bank PLC	$100,000,000.00	50.000000000%
Commerzbank AG, Frankfurt Branch	$50,000,000.00	25.000000000%
Total	$200,000,000.00	100.000000000%

Schedule 1.1B

Material Subsidiaries

Company Name	Jurisdiction of Organization
Ballantyne Holding Company §	Cayman Islands
Clyde Union (Holdings) S.à r.l. §	Luxembourg
Flash Technology, LLC	Delaware
General Signal Ireland BV §	Netherlands
Kayex China Holdings, Inc.	Delaware
Marley Cooling Tower (Holdings), Limited §	United Kingdom
Marley Engineered Products LLC	Delaware
MCT Services LLC	Delaware
SPX Cooling Technologies, Inc.	Delaware
SPX Corporation (China) Co Ltd. §	China
SPX Flow Technology Systems, Inc.	Delaware
SPX Heat Transfer LLC	Delaware
SPX Holding Inc.	Connecticut
SPX International EG ♦	Germany
SPX Technologies Pty Ltd. §	South Africa
SPX Transformer Solutions, Inc. (f/k/a Waukesha Electric Systems, Inc.)	Wisconsin
The Marley Company LLC	Delaware
The Marley—Wylain Company	Delaware
United Dominion Industries Corporation §	Canada

§  Directly owned by Parent Borrower or a Subsidiary Guarantor.

♦  Directly owned by Subsidiary Guarantor but stock of SPX International EG is not being pledged.

Schedule 1.1C

Foreign Credit Instrument Requirements

Part A.  Mandatory Requirements

Permitted Types of Instruments:

The Foreign Credit Instrument must qualify as a surety, a surety payable on first demand, a guarantee or stand-by letter of credit in favor of third parties, or, in case of issuance under foreign law, the foreign law equivalent of the said classification.

Rules:

If any rules are specified in a Foreign Credit Instrument to govern such Foreign Credit Instrument, then such rules shall be the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600, the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, or the Uniform Rules for Demand Guarantees, International Chamber of Commerce Publication No. 758. Such chosen rules shall also apply to the rights and obligations of the applicable Foreign Issuing Lender under this Agreement with respect to such Foreign Credit Instrument, unless they are inconsistent with the terms of this Agreement, in which case the terms of this Agreement shall control.

Reference to Underlying Transaction/Purpose Clause:

The terms of a Foreign Credit Instrument must contain a narrative reference to what has been reported to the Foreign Issuing Lender about the underlying transaction as well as a purpose clause describing those of the relevant Borrower’s obligations that are covered by such Foreign Credit Instrument.

Payment obligation:	The payment obligation of a Foreign Issuing Lender must be worded as an irrevocable obligation to pay a specific maximum amount of money and not for specific performance of the underlying contract.

Expiry:	Each Foreign Credit Instrument must contain a provision stating when the guarantee shall terminate, e.g.

(a) return of the guarantee document for cancellation,

(b) on a fixed expiry date,

(c) when no amount remains payable under the guarantee,

(d) on presentation to the Foreign Issuing Lender of the beneficiary’s signed release from liability under the Foreign Credit Instrument, and/or

(e) on the other expiry event stated in the Foreign Credit Instrument, or, if the required Foreign Credit Instrument does not provide for a calendar expiry date, the Commercial Lifetime of such Foreign Credit Instrument, which is to be mentioned in the Utilisation Request, shall fall within the Permitted Maturity.

Part B. Dispensable Requirements

Arbitration:	In no event shall an arbitration clause in respect of the payment obligation of the Foreign Issuing Lender be applicable.

Maturity/Demand:

The payment obligation of a Foreign Issuing Lender shall be determinable by reliance on the terms of the relevant Foreign Credit Instrument issued by it and, as the case may be, any other document simultaneously to be presented together with a demand.

Such payment obligation shall be conditional upon presentation of a demand for payment with or, as the case may be, without simultaneous presentation of other documents.

The terms of such Foreign Credit Instrument shall provide that receipt of a formally valid demand for payment has to be made to such Foreign Issuing Lender by the expiry date at the latest and confirm that thereafter no further demand shall be honored.

Transfers:	Transfer of rights and claims under any Foreign Credit Instrument shall expressly be subject to the prior written consent of the relevant Foreign Issuing Lender.

Governing Law/Jurisdiction:	The terms of each Foreign Credit Instrument shall contain a clause stating the governing law and jurisdiction for the resolution of disputes under the Foreign Credit Instrument.

Miscellaneous:	The terms of the Foreign Credit Instrument shall not provide for a combination of more than three purposes.

The terms of the Foreign Credit Instrument shall not provide that a Foreign Issuing Lender has to verify the occurrence of events that are beyond such Foreign Issuing Lender’s control, to determine whether the payment obligation of such Foreign Issuing Lender has become due.

Schedule 1.1D

Additional Currencies

Country	Currency
Australia	Australian Dollar (AUD)
Canada	Canadian Dollar (CAD)
Denmark	Danish Krona (DKK)
Japan	Yen (JPY)
New Zealand	New Zealand Dollar (NZD)
Sweden	Swedish Krona (SEK)
Switzerland	Swiss Franc (CHF)

Schedule 2.6(g)

Obligations of Foreign Issuing Lenders

Booking:

Upon the execution of the instructions to issue a Foreign Credit Instrument, the relevant Foreign Issuing Lender shall debit the amount of the Foreign Credit Instrument to the Foreign Credit Instrument account of the relevant Borrower maintained by it. Execution in this context refers to handing over or sending the Foreign Credit Instrument to the beneficiary, the relevant Borrower or any third party nominated by such Borrower or instructing the Indirect Foreign Issuing Lender to issue a Foreign Credit Instrument.

Examination of Documents:

Demands, statements and other documents which are to be presented under any Foreign Credit Instrument shall be examined by the relevant Foreign Issuing Lender to ascertain whether they appear on their face to conform to the terms of such Foreign Credit Instrument and do not appear to be inconsistent with one another (to the extent that examination for inconsistency is required by the express terms of such Foreign Credit Instrument or by any rules applicable to such Foreign Credit Instrument such as the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 or the Uniform Rules for Demand Guarantees, 2010 Revision, International Chamber of Commerce Publication No. 758. Such Foreign Issuing Lender is entitled to treat documents transmitted by teletransmission (e.g. SWIFT-Messages) as originals.

Notice to the Borrower:

Each Foreign Issuing Lender will inform the Foreign Trade Facility Agent and the relevant Borrower promptly of any debiting, reduction and reversal of a Foreign Credit Instrument issued by it as well as of the receipt of any documents (in particular payment demands) from a beneficiary or an Indirect Foreign Credit Instrument which comply with the terms of the Foreign Credit Instrument and are of relevance to such Borrower. Such Foreign Issuing Lender will make available the originals of such documents, upon request, to such Borrower to the extent that such Foreign Issuing Lender does not require them for the preservation of its rights or is not bound to keep them itself.

Reversal in the Foreign Credit Instrument Account:

Each Foreign Issuing Lender shall reduce the amount of each Foreign Credit Instrument in the Foreign Credit Instrument account of the relevant Borrower maintained by it in accordance with Section 2.6(k).

Foreign Credit Instruments under Paris Rules:

In case a Foreign Issuing Lender is instructed, and prepared to execute the instructions, that either a Foreign Credit Instrument (other than a Counter-Guarantee) or a Counter-Guarantee together with a corresponding Indirect Foreign Credit Instrument be expressly subject to the Uniform Rules for Demand Guarantees of the International Chamber of Commerce in Paris, (Publication No. 758), then the latter apply with respect to reversals of such Foreign Credit Instrument in the Foreign Credit Instrument Account. Unless otherwise stipulated in such Foreign Credit Instrument, such Foreign Issuing Lender may then in case of an ‘extend or pay’ demand effect payment 10 calendar days after giving notice thereof to the relevant Borrower, unless such Borrower has instructed such Foreign Issuing Lender beforehand to extend such Foreign Credit Instrument and such Foreign Issuing Lender has accepted such instructions.

Schedule 2.6(k)

Procedures for Release of Foreign Credit Instruments

[Date]

Letter of Release

Re: your                    No                            , for

Dated:

in favor of:

by order of:

hereinafter the “Foreign Credit Instrument”

To: [Foreign Issuing Lender]

Ladies and Gentlemen:

We hereby confirm that we have neither assigned, transferred, encumbered nor otherwise disposed of any of our rights or claims in connection with the captioned Foreign Credit Instrument or the underlying obligations secured by such Foreign Credit Instrument, and we are not aware that any third parties have claimed any rights with respect to such Foreign Credit Instrument or the underlying obligations.

We hereby irrevocably and unconditionally release and discharge you with legally binding and immediate effect from any and all obligations and liabilities in connection with the captioned Foreign Credit Instrument.

Place and date	stamp and legally binding
signatures [ of Beneficiary]

We hereby confirm that the signatures give on this document correspond to those deposited with us. The signatories are empowered to represent the company and to issue the above letter of release.

Place and date	stamp and legally binding
signatures [of Beneficiary’s bank

Schedule 2.6(m)

Form of Agreement for Joint Signature Foreign Credit Instruments

Agreement, dated as of                           , 201 , among [Foreign Issuing Lender], [Foreign Issuing Lender] and [Foreign Issuing Lender] (collectively, the “Joint Issuing Lenders”).

W I T N E S S E T H :

WHEREAS, the Joint Issuing Lenders are party to the Amended and Restated Credit Agreement, dated as of December [    ], 2013 (the “Credit Agreement”), among SPX Corporation, a Delaware corporation (the “Parent Borrower”),                                (the “Requesting Borrower”), the other Foreign Subsidiary Borrowers party thereto (together with the Requesting Borrower and the Parent Borrower, the “Borrowers”), the Lenders (including the Joint Issuing Lenders) party thereto, Bank of America, N.A., as Administrative Agent, and the other agents party thereto;

WHEREAS, pursuant to Section 2.6 of the Credit Agreement, the Requesting Borrower has requested the issuance of a Joint Signature Foreign Credit Instrument in the form of a [type of Foreign Credit Instrument] to [name of beneficiary] (the “Beneficiary”) in the amount of                              (the “Joint Instrument”); and

WHEREAS, the Joint Issuing Lenders have appointed [name of relevant Joint Issuing Lender] to as act their Joint Foreign Trade Facility Agent (the “Joint Agent”) in accordance with Section 2.6(m)(ii) of the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Defined Terms:  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.                                      Cooperation.  Each party hereto shall use its commercially reasonable efforts to provide for an orderly administration of requests to issue or amend, or otherwise in respect of, the Joint Instrument.

3.                                      Obligations of the Joint Agent.  In addition to the requirements set forth in Section 2.6(m) of the Credit Agreement, the Joint Agent hereby agrees to:

(a)                                 coordinate the instruction process in respect of the Joint Instrument by (i) representing the Joint Issuing Lenders in any related discussions with the Foreign Trade Facility Agent and/or the Requesting Borrower aimed at achieving final instruction and (ii) cooperating and consulting with the Joint Issuing Lenders accordingly;

(b)                                 coordinate the issuance and amendment processes in respect of the Joint Instrument by (i) representing the Joint Issuing Lenders in any related discussions with the Beneficiary, (ii) cooperating and consulting with the Joint Issuing Lenders accordingly and, to the extent necessary, with the Requesting Borrower in order to obtain such Requesting Borrower’s consent, (iii) drafting and negotiating the terms of the Joint Instrument in accordance with Annex I hereto and (iv) delivering the Joint Instrument to the Beneficiary;

(c)                                  if the Beneficiary demands payment under the Joint Instrument, coordinate among the Joint Issuing Lenders by (i) receiving from the Beneficiary, and promptly delivering to the Joint Issuing

Lenders, such payment demand, (ii) informing the Requesting Borrower of such payment demand and, to the extent required by the Joint Instrument, obtaining such Requesting Borrower’s consent, (iii) cooperating and consulting with the Joint Issuing Lenders with respect to decisions relating to the Joint Instrument, (iv) representing the Joint Issuing Lenders in any related correspondence, discussions, honoring or dishonoring with respect to the Joint Instrument and (v) collecting the relevant proportional amounts from the Joint Issuing Lenders in the event any payment demand is honored;

(d)                                 coordinate the reduction, cancellation, expiry and release processes by (i) representing the Joint Issuing Lenders in any related discussions with the Beneficiary, (ii) cooperating and consulting with the Joint Issuing Lenders and the Requesting Borrower accordingly; and

(e)                                  receive, distribute and send any and all correspondence related to its aforesaid duties.

4.                                      Authorization of Joint Agent by Joint Issuing Lenders.  Each Joint Issuing Lender hereby authorizes the Joint Agent to represent it in connection with all matters described under Section 3 above vis-à-vis the Beneficiary, the Requesting Borrower, the Administrative Agent, the Foreign Trade Facility Agent and the other Joint Issuing Lenders.

5.                                      Responsibility and Liability.  (a) Each Joint Issuing Lender is severally responsible for promptly notifying the Requesting Borrower, pursuant to Section 2.6(h)(i) of the Credit Agreement, of any request for payment made in respect of the Joint Instrument.  Each Joint Issuing Lender has made its own and independent assessment with respect to any risk related to the Joint Instrument and its respective obligations thereunder.

(b)                                 The Joint Agent shall be liable to each Joint Issuing Lender and vice versa only to the extent of its gross negligence or willful misconduct.

(c)                                  Each Joint Issuing Lender agrees to promptly provide all information received by it related to the Joint Instrument, including any demand for payment thereunder, to the Joint Agent for distribution to the other Joint Issuing Lenders, the Requesting Borrower and the Foreign Trade Facility Agent.

6.                                      Miscellaneous.  (a) Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Joint Issuing Lender and the Joint Agent.

(b)                                 Sections 9.9 and 9.12 of the Credit Agreement shall be applicable mutatis mutandis.

(c)                                  This Agreement may be executed in any number of counterparts, each of which shall constitute an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF FOREIGN ISSUING LENDER], as
Joint Issuing Lender and Joint Agent

By
Name:
Title:

[NAME OF FOREIGN ISSUING LENDER], as
Joint Issuing Lender

By
Name:
Title:

[NAME OF FOREIGN ISSUING LENDER], as
Joint Issuing Lender

By
Name:
Title:

Joint Instrument Requirements

Each Joint Instrument shall:

1.                                      provide that any demand for payment shall be made by the Beneficiary to the Joint Agent, and any payment thereunder shall be made by each Joint Issuing Lender based on its pro rata share in the Joint Instrument.

2.                                      set forth the respective pro rata share of each Joint Issuing Lender in the Joint Instrument; and

3.                                      provide that each Joint Issuing Lender shall be severally liable to the Beneficiary only for its pro rata share in the Joint Instrument.

Schedule 2.6(r)

Daily Reports

Total Bilateral Facility	utilization	facility	available

Categories
Warranty Obligations
Performance Obligations
Advance Payment Obligations
Tender Obligations
other obligations

Bilateral Foreign Credit Instruments
with a remaining lifetime >48 months

Bilateral Foreign Credit Instruments per Foreign Issuing Lender
details:	utilization	limit	available
Foreign Issuing Lender 1
Foreign Issuing Lender 2

Bilateral Foreign Credit Instruments issued per Borrower
details:	utilization
Borrower 1
Borrower 2
Borrower 3
Borrower 4

Bilateral Foreign Credit Instruments issued per Third Party
details:	utilization
Third Party 1
Third Party 2
Third Party 3
Third Party 4
Third Party 5
Third Party 6
Third Party 7
Third Party 8

total Participation Facility	utilization	facility	available

Categories
Warranty Obligations
Performance Obligations
Advance Payment Obligations
Tender Obligations
other obligations

Participation Foreign Credit Instruments
with a remaining lifetime >48 months

Participation Foreign Credit Instruments per Foreign Issuing Lender
details:	utilization	fronting limit	available
Foreign Issuing Lender 1
Foreign Issuing Lender 2
Foreign Issuing Lender 3
Foreign Issuing Lender 4
Foreign Issuing Lender 5
Foreign Issuing Lender 6
Foreign Issuing Lender 7
Foreign Issuing Lender 8

Participation Foreign Credit Instruments issued per Borrower
details:	utilization
Borrower 1
Borrower 2
Borrower 3
Borrower 4

Participation Foreign Credit Instruments issued per Third Party
details:	utilization
Third Party 1
Third Party 2
Third Party 3
Third Party 4
Third Party 5
Third Party 6
Third Party 7
Third Party 8

Date	Ref.-No. of Agent	Lender	Ref.-No of Lender	Borrower	Ref.-No of Borrower	Third Party	Reservation	Currency	Amount in currency	Amount in Base Currency	Type of Guarantee	Issue Date	Expiry Date	Commercial Lifetime	Beneficiary	Transaction

Value Date of Transaction	Amount of the TNX in Currency	Handling Fee	Postage/SWIFT/Courier	Other Fees

Schedule 2.23

Foreign Subsidiary Borrowers

(a)  Under Global Revolving Facility

Foreign Subsidiary Borrower	Jurisdiction of Organization

SPX Clyde UK Limited	United Kingdom

(b)  Under Foreign Trade Facility

Foreign Subsidiary Borrower	Jurisdiction of Organization

SPX Cooling Technologies GmbH	Germany
Balcke-Dürr GmbH	Germany
SPX Flow Technology Crawley Limited	United Kingdom
SPX Clyde UK Limited	United Kingdom

Schedule 3.4

Disclosed Matters

None.

Schedule 3.12

Subsidiaries

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
Administraciones Directas Interactive Especializadas, S.C.	100	Mexico	No
Anhydro China Co., Ltd.	100	China	No
Anhydro (Hong Kong) Ltd.	100	Hong Kong	No
Anhydro North America, Inc.	100	Delaware	No
Anhydro S.A.S.	100	France	No
APV Benelux B.V.	100	Netherlands	No
APV Benelux NV	100	Belgium	No
APV (China) Co., Ltd.	100	China	No
APV Hill & Mills (Malaysia) Sdn Bhd	100	Malaysia	No
APV Middle East Limited	75	Saudi Arabia	No
APV Overseas Holdings Ltd.	100	United Kingdom	No
Arrendadora Korco, S.A. de C.V.	49	Mexico	No
Balcke-Duerr Italiana, S.r.1.	100	Italy	No
Balcke-Dürr GmbH	100	Germany	No
Balcke-Dürr Polska Sp. z o.o.	100	Poland	No
Ballantyne Company	90	Cayman Islands	No
Ballantyne Holding Company	90	Cayman Islands	No
Ballantyne Holdings LLC	100	California	No
BDT Limited	90.66	India	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
Carnoustie Finance Limited	100	United Kingdom	No
Clyde Pumps India Pvt Limited	60	India	No
Clyde Pumps Limited	100	United Kingdom	No
Clyde Pumps, Inc.	100	Delaware	No
Clyde Union (France) S.A.S.	100	France	No
Clyde Union (Holdings) Limited	100	Scotland	No
Clyde Union (Holdings) S.à r.l.	100	Luxembourg	No
Clyde Union (Indonesia) (Holdings) Limited	100	Scotland	No
Clyde Union (US) Inc.	100	Delaware	No
Clyde Union Canada Limited	100	Canada	No
Clyde Union China Holdings Limited	100	Scotland	No
Clyde Union DB Limited	100	United Kingdom	No
Clyde Union Inc.	100	Michigan	No
Clyde Union Limited	100	Scotland	No
Clyde Union Middle East LLC	49	United Arab Emirates	No
Clyde Union Pumps Middle East FZE	100	United Arab Emirates	No
Clyde Union Pumps Technology (Beijing) Co. Limited	100	China	No
Clyde Union S.à r.l.	100	Luxembourg	No
Clyde Union S.A.S.	100	France	No
Clyde Union South East Asia Pte. Ltd.	100	Singapore	No
Dbt Technologies (Pty) Ltd.	74.9	South Africa	No
Delaney Holdings Co.	100	Delaware	No
Drysdale & Company Limited	100	Scotland	No
Fairbanks Morse Pump Corporation	100	Kansas	No
Flash Technology, LLC	100	Delaware	Yes
General Signal (China) Co., Ltd.	100	China	No
General Signal India Private Limited	100	India	No
General Signal Ireland B.V.	100	Netherlands	No
Genfare Holdings, LLC	100	Delaware	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
Girdlestone Pumps Limited	90	Scotland	No
GS Automation A/S	100	Denmark	No
Hangzhou Kayex Zheda Electromechanical Co., Ltd.	53.3	China	No
Heat Transfer Services Pte. Ltd.	60	Singapore	No
Invensys Philippines, Inc.	100	Philippines	No
Johnson Pumps of America, Inc.	100	Delaware	No
Johnston Ballantyne Holdings Limited	90	United Kingdom	No
Jurubatech Technologia Automotiva Ltda.	100*	Brazil	No
Kayex China Holdings, Inc.	100	Delaware	Yes
Kayex Holdings LLC	100	Delaware	No
Kent-Moore Brasil Industria e Comércio Ltda.	100*	Brazil	No
Kiawah Holding Company	100	Cayman Islands	No
Mactek Pty Limited	100	Australia	No
Marley Canadian Inc.	100	Canada	No
Marley Cooling Tower (Holdings) Limited	100	United Kingdom	No
Marley Engineered Products LLC	100	Delaware	Yes
Marley Engineered Products (Shanghai) Co. Ltd.	100	China	No
Marley Mexicana S.A. de C.V.	100	Mexico	No
Mather & Platt Machinery Limited	100	Scotland	No
MCT Services LLC	100	Delaware	Yes
Medinah Holding Company	100	Cayman Islands	No
Medinah Holding GmbH	100	Germany	No
Merion Finance S.à r.l.	100	Luxembourg	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
Muirfield Finance Company Limited	100	United Kingdom	No
Newlands Junior College Limited	100	Scotland	No
Oakmont Finance S.à.r.l.	100	Luxembourg	No
Pinehurst Holding Company	100	Cayman Islands	No
PT. Clyde Union Pumps Indonesia	60	Indonesia	No
Radiodetection (Canada) Ltd.	100	Canada	No
Radiodetection (China) Limited	100*	Hong Kong	No
Radiodetection Australia Pty Limited	100	Australia	No
Radiodetection B.V.	100	Netherlands	No
Radiodetection Limited	100	United Kingdom	No
Radiodetection Sarl	100	France	No
S & N International, L.L.C.	100	Delaware	No
S & N Pump Company	100	Texas	No
S & N Pump Middle East, LLC	90	Texas	No
S & N Pump (Africa) Ltda.	50	South Africa	No
S & N Pump and Rewind Limited	90	United Kingdom	No
Seminole Holding Company	100	Cayman Islands	No
Shanghai SEC-SPX Engineering & Technologies Co., Ltd.	45	China	No
Shinnecock Holding Company	100	Cayman Islands	No
South Eastern Europe Services Limited.	100	United Kingdom	No
SPX (China) Industrial Manufacturing Center Co., Ltd.	100	China	No
SPX (Guangzhou) Cooling Technologies Co., Ltd.	100	China	No
SPX (Shanghai) Flow Technology Co. Ltd.	100	China	No
SPX (Tianjin) Cooling Technologies Co. Ltd.	100	China	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
SPX Air Treatment Limited	100	United Kingdom	No
SPX Canada Co.	100	Canada	No
SPX Chile Limitada	100	Chile	No
SPX Cooling Technologies (Beijing) Co. Ltd.	100	China	No
SPX Cooling Technologies (Zhangjiakou) Co., Ltd.	80.84	China	No
SPX Cooling Technologies Belgium SPRL	100	Belgium	No
SPX Cooling Technologies Belgium S.A.	100	Belgium	No
SPX Cooling Technologies France SAS	99.88	France	No
SPX Cooling Technologies GmbH	100	Germany	No
SPX Cooling Technologies Leipzig GmbH	100	Germany	No
SPX Cooling Technologies Malaysia Sdn. Bhd.	100	Malaysia	No
SPX Cooling Technologies Singapore Pte. Ltd.	100	Singapore	No
SPX Cooling Technologies UK Limited	100	United Kingdom	No
SPX Cooling Technologies, Inc.	100	Delaware	Yes
SPX Corporation (China) Co., Ltd.	100	China	No
SPX Corporation (Shanghai) Co., Ltd.	100	China	No
SPX Denmark Holdings ApS	90		No
SPX Europe Shared Services Limited	100	United Kingdom	No
SPX Flow Technology (India) Private Limited	100	India	No
SPX Flow Technology (Pty) Limited	100	South Africa	No
SPX Flow Technology (Thailand) Limited	100	Thailand	No
SPX Flow Technology Argentina S.A.	100	Argentina	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
SPX Flow Technology Assen B.V.	100	Netherlands	No
SPX Flow Technology Australia Pty Ltd.	100	Australia	No
SPX Flow Technology Belgium NV	100	Belgium	No
SPX Flow Technology Canada, Inc.	50	Canada	No
SPX Flow Technology Copenhagen A/S	100	Denmark	No
SPX Flow Technology Crawley Limited	100	United Kingdom	Yes
SPX Flow Technology Danmark A/S	100	Denmark	No
SPX Flow Technology do Brasil Industria e Comércio Ltda.	100	Brazil	No
SPX Flow Technology Dublin Limited	100	Ireland	No
SPX Flow Technology Etten-Leur B.V.	100	Netherlands	No
SPX Flow Technology Finland Oy	100	Finland	No
SPX Flow Technology Hanse GmbH	100	Germany	No
SPX Flow Technology Hong Kong Limited	100	Hong Kong	No
SPX Flow Technology Hungary Kft.	100	Hungary	No
SPX Flow Technology Iberica S.A.	100	Spain	No
SPX Flow Technology Italia S.p.A.	100	Italy	No
SPX Flow Technology Kerry Limited	100	Ireland	No
SPX Flow Technology Limited	100	United Kingdom	No
SPX Flow Technology London Limited	100	United Kingdom	No
SPX Flow Technology Mexico, S. A. de C.V.	100	Mexico	No
SPX Flow Technology Moers GmbH	100	Germany	No
SPX Flow Technology New Zealand Limited	100	New Zealand	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
SPX Flow Technology Norderstedt GmbH	100	Germany	No
SPX Flow Technology Norway AS	100	Norway	No
SPX Flow Technology Poland Sp. z.o.o.	100	Poland	No
SPX Flow Technology Rosista GmbH	100	Germany	No
SPX Flow Technology s.r.o.	100	Czech Republic	No
SPX Flow Technology Santorso S.r.l.	100	Italy	No
SPX Flow Technology SAS	100	France	No
SPX Flow Technology Singapore Pte. Ltd.	100	Singapore	No
SPX Flow Technology Sweden AB	100	Sweden	No
SPX Flow Technology Systems, Inc.	100	Delaware	Yes
SPX Flow Technology Unna GmbH	100	Germany	No
SPX Flow Technology USA, Inc.	100	Delaware	No
SPX Flow Technology Warendorf GmbH	100	Germany	No
SPX France Holdings SAS	100	France	No
SPX Heat Transfer LLC	100	Delaware	Yes
SPX Holding HK Limited	100	Hong Kong	No
SPX Holding Inc.	100	Connecticut	Yes
SPX India Private Limited	100	India	No
SPX Industrial Equipment Manufacturing (Suzhou) Co., Ltd.	100	China	No
SPX International (Thailand) Limited	100	Thailand	No
SPX International e.G.	100	Germany	No
SPX International Holding GmbH	100	Germany	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
SPX International Limited	100	United Kingdom	No
SPX International Management LLC	100	Delaware	No
SPX Korea Co. Ltd.	100	Korea	No
SPX Latin America Corporation	100	Delaware	No
SPX Luxembourg Acquisition Company S.a.r.I.	100	Luxembourg	No
SPX Luxembourg Holding Company S.a.r.l.	100	Luxembourg	No
SPX Middle East FZE	100	Dubai	No
SPX Netherlands B.V.	100	Netherlands	No
SPX Pension Trust Company Limited	50	United Kingdom	No
SPX Precision Components LLC	100	Delaware	No
SPX Process Equipment Pty. Ltd.	100	Australia	No
SPX Rail Systems HK Limited	100	Hong Kong	No
SPX Receivables, LLC	100	Delaware	No
SPX Russia Limited	100	Russia	No
SPX Serviços Industriais Ltda.	100	Brazil	No
SPX Singapore Pte. Ltd.	100	Singapore	No
SPX Technologies (Pty) Ltd.	100	South Africa	No
SPX TPS HK Limited	100	Hong Kong	No
SPX Transformer Solutions, Inc.	100	Wisconsin	Yes
SPX U.L.M. GmbH	100	Germany	No
SPX UK Holding Limited	100	United Kingdom	No
TCI International, Inc.	100	Delaware	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
The Harland Engineering Co. Limited	100	Scotland	No
The Marley Company LLC	100	Delaware	Yes
The Marley-Wylain Company	100	Delaware	Yes
Thermax SPX Energy Technologies Limited	49	India	No
Tiros Sdn. Bhd.	100	Malaysia	No
Torque Tension Systems (Asia Pacific) Pty Limited	100	Australia	No
Torque Tension Systems Limited	100	United Kingdom	No
Torque Tension Systems (SEA) Sdn BHD	100	Malaysia	No
TPS, LLC	100	Delaware	No
Turnberry Rubicon Limited	100	Scotland	No
Turnberry Rubicon Limited Partnership	100	Scotland	No
U.D.I. Mauritius Limited	100	Mauritius	No
UD-RD Holding Company Limited	100	United Kingdom	No
Union Pump Limited	100	United Kingdom	No
United Dominion Industries Corporation	100	Canada	No
Valhalla Holding Company	100	Cayman Islands	No
Vokes Limited	100	United Kingdom	No
Wuxi Balcke Durr Technologies Company, Ltd.	100	China	No
XCel Erectors, Inc.	100	Delaware	No

* A de minimus amount of the outstanding shares of this company are held by a third party.

Schedule 3.16

UCC Filing Jurisdictions

Company Name	Jurisdiction of Organization
Flash Technology, LLC	Delaware
Kayex China Holdings, Inc.	Delaware
Marley Engineered Products LLC	Delaware
MCT Services LLC	Delaware
SPX Cooling Technologies, Inc.	Delaware
SPX Corporation	Delaware
SPX Flow Technology Systems, Inc.	Delaware
SPX Heat Transfer LLC	Delaware
SPX Holding Inc.	Connecticut
SPX Transformer Solutions, Inc.	Wisconsin
The Marley Company LLC	Delaware
The Marley-Wylain Company	Delaware

EXHIBIT A

[RESERVED]

EXHIBIT B

[FORM OF]
CLOSING CERTIFICATE

I, the undersigned, do hereby certify that I am the duly elected and qualified [President/Executive Vice President/Chief Financial Officer] of [Name of Loan Party], a [corporation] organized and existing under the laws of [the State of]                          (the “Company”) and do hereby certify on behalf of the Company that:

1.                                      This Certificate is furnished pursuant to the Amended and Restated Credit Agreement, dated as of December 23, 2013, among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.                                      The following named individuals are elected or appointed officers of the Company, each holds the office of the Company set forth opposite his name and each such officer is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party.  The signature written opposite the name and title of each such officer is his/her genuine signature.

Name(1)	Office	Signature

3.                                      Attached hereto as Exhibit A is a true, complete and certified copy of the Certificate of [Incorporation] [Formation] of the Company as in effect on the date hereof and as filed in the Office of the Secretary of State of [the State of]                    , together with all amendments thereto adopted through the date hereof.

4.                                      Attached hereto as Exhibit B is a true and correct copy of the [by-laws] [limited liability company agreement], together with all amendments thereto, of the Company which [were] [was] duly adopted and [are] [is] in full force and effect on the date hereof.

5.                                      Attached hereto as Exhibit C is a true and correct copy of resolutions approving the execution, delivery and performance of the Credit Agreement and the other Loan Documents relating thereto, which were duly adopted on                            ,           [by unanimous written consent of the

(1)                                 Include name, office and signature of each officer who will sign any Loan Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

[Board of Directors] [Managers] of the Company] [by a meeting of the [Board of Directors] [Managers] of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified.  Except as attached hereto as Exhibit C, no resolutions have been adopted by the [Board of Directors] [Managers] of the Company which deal with the execution, delivery or performance of any of the Loan Documents to which the Company is party.

6.                                      On the date hereof, all of the conditions set forth in Sections 4.2(a) and (b) of the Credit Agreement have been satisfied.

7.                                      On the date hereof, the representations and warranties [of each Loan Party] [of the Company](1) set forth in the Credit Agreement and in the other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on the date hereof.

8.                                      On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof, or the issuance of any Letter of Credit or Foreign Credit Instrument to occur on the date hereof, as applicable.

9.                                      There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

IN WITNESS WHEREOF, I have hereunto set my hand this        day of December, 2013.

[NAME OF LOAN PARTY]

By:
Name:
Title:

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

10.                               [Name of Person making above certifications] is the duly elected and qualified [President/Executive Vice President/Chief Financial Officer] of the Company and the signature above is his genuine signature.

11.                               The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5, 6, 7, 8 and 9 above are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this         day of December, 2013.

[NAME OF LOAN PARTY]

By:
Name:
Title:

(1)                                 The Parent Borrower brings down the representations and warranties for each Loan Party, and each other Loan Party brings down the representations and warranties made by it.

EXHIBIT C

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, any Letters of Credit, Foreign Credit Instruments and/or the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.                                      Parent Borrower:       SPX Corporation

4.                                      Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:                                             Amended and Restated Credit Agreement, dated as of December 23, 2013 by and among SPX Corporation, a Delaware corporation (as the “Parent Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time

6.                                      Assigned Interest:

Assignor[s](1)	Assignee[s](2)	Facility Assigned(3)	Aggregate Amount of Commitment/Loans for all Lenders(4)	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans(5)
			$	$		%
			$	$		%
			$	$		%

[7.                                  Trade Date:                           ](6)

Effective Date:                                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

(1)                                 List each Assignor, as appropriate.

(2)                                 List each Assignee, as appropriate.

(3)                                 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Domestic Revolving Commitment”, “Global Revolving Commitment”, etc.).

(4)                                 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(5)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(6)                                 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](1) Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:](2)

By:
Title:

(1)                                 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(2)                                 To be added only if the consent of the Parent Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender, etc.) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.4(b)(iv), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.4(b)(ii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York.

EXHIBIT D

[FORM OF]
CERTIFICATE RE NON-BANK STATUS

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 23, 2013 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the financial institutions listed therein as Lenders, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, the other agents party thereto and such other parties thereto from time to time.  Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.  [Name of Non-U.S.  Person] (the “Lender”) is providing this certificate pursuant to subsection 2.19(e)(B) of the Credit Agreement.  The Lender hereby represents and warrants that:

(i)                                     The Lender is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate and it shall remain the sole beneficial owner of the Notes at all times during which it is the record holder of such Note.

(ii)                                  The Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Lender represents and warrants that:

(a)                                 the Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)                                 the Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

(iii)                               The Lender meets all of the requirements under Code Section 871(h) or 881(c) to be eligible for a complete exemption from withholding of Taxes on interest payments made to it under the Credit Agreement (i.e., no Borrower will be required to withhold any amounts under U.S.  tax law with respect to such interest payments), including without limitation that it is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) or the Code) of the Parent Borrower and is not a controlled foreign corporation related to the Parent Borrower (within the meaning of Section 864(d)(4) of the Code).

(iv)                              The Lender shall promptly notify the Parent Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the     day of                                 ,          .

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT E

[FORM OF]
BORROWING SUBSIDIARY AGREEMENT(1)

BORROWING SUBSIDIARY AGREEMENT, dated as of                                20     (this “Agreement”), among [NAME OF FOREIGN SUBSIDIARY BORROWER], a                                     (the “Subsidiary”), SPX CORPORATION, a Delaware corporation (the “Parent Borrower”), [DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as foreign trade facility agent (in such capacity, the “Foreign Trade Facility Agent”),] and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of December 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Lenders, the Administrative Agent, the Foreign Trade Facility Agent and such other parties thereto from time to time.

The parties hereto hereby agree as follows:

1.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.                                    Pursuant to Section 2.23[(a)][(b)] of the Credit Agreement, the Parent Borrower hereby designates the Subsidiary as a Foreign Subsidiary Borrower in respect of the [Global Revolving Facility][Foreign Trade Facility] [Bilateral Foreign Trade Facility] under the Credit Agreement.

3.                                    The Parent Borrower and the Subsidiary, jointly and severally, represent and warrant that the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof to the extent such representations and warranties relate to the Subsidiary and this Agreement.

4.                                    The Parent Borrower agrees that the guarantee of the Parent Borrower contained in the Guarantee and Collateral Agreement will apply to the obligations of the Subsidiary as a Foreign Subsidiary Borrower.

5.                                    For the avoidance of doubt, each party hereto acknowledges and agrees that (a) the Subsidiary shall not be liable for the Obligations of any other Loan Party and (b) the Obligations of the Subsidiary in respect of extensions of credit under the Credit Agreement shall not be secured by any assets of such Subsidiary.

6.                                    Upon execution of this Agreement by the Parent Borrower, the Subsidiary [, the Foreign Trade Facility Agent], the Administrative Agent [the Global Revolving Lenders] [the Foreign Issuing Lenders] [Lenders with a Foreign Credit Commitment], (a) the Subsidiary shall be a party to the Credit Agreement and shall be a Foreign Subsidiary Borrower and a Borrower, in each case under the [Global Revolving Facility] [Foreign Trade Facility] [Bilateral Foreign Trade Facility], for all purposes thereof, and (b) the Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

(1)The following agreement may be subject to adjustments that are customary for similar agreements entered into in the Foreign Subsidiary Borrower’s jurisdiction of organization or formation, provided that such adjustments are, in the reasonable opinion of counsel to such Borrower, required for the validity or enforceability of such agreement and are reasonably satisfactory to the Administrative Agent

7.                                    In the event of any inconsistency between the terms and conditions of the Credit Agreement and the terms and conditions of this Agreement, any form of [Letter of Credit] [Foreign Credit Instrument] application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable [Foreign] Issuing Lender relating to any [Letter of Credit] [Foreign Credit Instrument], the terms and conditions of the Credit Agreement shall control.

8.                                    This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

9.                                    This Agreement may be executed in any number of counterparts (including by facsimile, pdf or other electronic transmission), each of which shall be an original, and all of which, when taken together, shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

[SUBSIDIARY]

By:
Name:
Title:

SPX CORPORATION

By:
Name:
Title:

[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH],
as Foreign Trade Facility Agent

By:
Name:
Title:]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[GLOBAL REVOLVING LENDERS]

By:
Name:
Title:

[FOREIGN ISSUING LENDERS]

By:
Name:
Title:

[LENDERS WITH A FOREIGN CREDIT COMMITMENT]

By:
Name:
Title:

Address for notices to Subsidiary:

EXHIBIT F

[FORM OF]
BORROWING SUBSIDIARY TERMINATION

BANK OF AMERICA, N.A.,
as Administrative Agent

[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent

]

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of December 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

[The Parent Borrower hereby terminates the status and rights of                                              (the “Terminated Subsidiary Borrower”) as a Foreign Subsidiary Borrower under the Global Revolving Facility.  [The Parent Borrower represents and warrants that no Letters of Credit issued for the account of the Terminated Subsidiary Borrower are outstanding as of the date hereof (other than Letters of Credit that have been cash collateralized or otherwise supported in a manner consistent with the terms of the Credit Agreement), that no Loans made to the Terminated Subsidiary Borrower are outstanding as of the date hereof and that all Obligations payable by the Terminated Subsidiary Borrower in respect of interest and/or fees under the Global Revolving Facility (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the Global Revolving Facility) and all LC Disbursements pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Parent Borrower acknowledges that the Terminated Subsidiary Borrower shall continue to be a Foreign Subsidiary Borrower under the Global Revolving Facility until such time as all Letters of Credit issued for the account of the Terminated Subsidiary Borrower shall have expired or terminated (or been cash collateralized or otherwise supported in a manner consistent with the terms of the Credit Agreement), all Loans made to the Terminated Subsidiary Borrower shall have been prepaid and all amounts payable by the Terminated Subsidiary Borrower in respect of interest and/or fees under the Global Revolving Facility (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the Global Revolving Facility) and all LC Disbursements pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Subsidiary Borrower shall not have the right to make further borrowings as a Foreign Subsidiary Borrower under the Global Revolving Facility or request further Letters of Credit.]]

[The Parent Borrower hereby terminates the status and rights of                                  (the “Terminated Subsidiary Borrower”) as a Foreign Subsidiary Borrower under the Foreign Trade Facility.

[The Parent Borrower represents and warrants that no Foreign Credit Instruments issued for the account of the Terminated Subsidiary Borrower are outstanding as of the date hereof (other than Foreign Credit Instruments that have been cash collateralized or otherwise supported in a manner consistent with the terms of the Credit Agreement) and that all Obligations payable by the Terminated Subsidiary Borrower in respect of Foreign Credit Disbursements and/or fees under the Foreign Trade Facility (and, to the extent notified by the Foreign Trade Facility Agent, the Administrative Agent or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the Foreign Trade Facility) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Parent Borrower acknowledges that the Terminated Subsidiary Borrower shall continue to be a Foreign Subsidiary Borrower under the Foreign Trade Facility until such time as all Foreign Credit Instruments issued for the account of the Terminated Subsidiary Borrower shall have expired or terminated (or been cash collateralized or otherwise supported in a manner consistent with the terms of the Credit Agreement) and all Obligations payable by the Terminated Subsidiary Borrower in respect of Foreign Credit Disbursements and/or fees under the Foreign Trade Facility (and, to the extent notified by Foreign Trade Facility Agent, the Administrative Agent or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the Foreign Trade Facility) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Subsidiary Borrower shall not have the right to request further Foreign Credit Instruments or other extensions of credit as a Foreign Subsidiary Borrower under the Foreign Trade Facility.]]

This Borrowing Subsidiary Termination shall be construed in accordance with and governed by, the law of the State of New York.  This Borrowing Subsidiary Termination may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Borrowing Subsidiary Termination by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Very truly yours,

SPX CORPORATION

By:
Title:

Acknowledged and Agreed:

[TERMINATED SUBSIDIARY BORROWER]

By:
Title:

EXHIBIT G

[FORM OF]
INCREMENTAL FACILITY ACTIVATION NOTICE

To:          BANK OF AMERICA, N.A.,

as Administrative Agent under the Credit Agreement referred to below

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of December 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

This notice is an Incremental Facility Activation Notice referred to in the Credit Agreement, and the Parent Borrower and each of the Lenders party hereto hereby notify you that:

1.                                      Each Lender party hereto agrees to [increase the amount of its [Domestic Revolving][Global Revolving][Foreign Credit] [Bilateral Foreign Credit Issuing] Commitment by $                          , such that its aggregate [Domestic Revolving][Global Revolving][Foreign Credit] [Bilateral Foreign Credit Issuing] Commitment is $                 ] [make an Incremental Term Loan in the amount set forth opposite such Lender’s name below under the caption “Incremental Term Loan Amount.”]

2.                                      The closing date for [such increase] [the Incremental Term Loan Facility] is                                 , 20      .

3.                                      [The Incremental Term Loan Maturity Date is                , 20      .]

4.                                      [The proposed original issue discount, if any, for the Incremental Term Loan Facility is        %.]

[Each of the Lenders party hereto and the Parent Borrower hereby agrees that (a) the amortization schedule relating to this Incremental Term Loan is set forth in Annex A attached hereto and (b) the Applicable Rate for this Incremental Term Loan shall be                .]

The undersigned [Chief Financial Officer][Vice President — Finance] of the Parent Borrower certifies as follows:

1.                                        I am the duly elected, qualified and acting [Chief Financial Officer][Vice President — Finance] of the Parent Borrower.

2.                                        I have reviewed and am familiar with the contents of this Incremental Facility Activation Notice.

3.                                        I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Parent Borrower during the accounting period

ended                                        , 20       [insert most recent period for which financial statements have been delivered].  Such review did not disclose the existence during or at the end of the accounting period covered by the Parent Borrower’s most recent financial statements delivered pursuant to Section 5.1(a) or (b) of the Credit Agreement, and I have no knowledge of the existence, as of the date of this Incremental Facility Activation Notice, of any Default or Event of Default, both on the date hereof and after giving pro forma effect to any Loans made pursuant to this Incremental Facility Activation Notice and the application of the proceeds therefrom.

4.                                        Attached hereto as Attachment 1 are the computations showing that after giving pro forma effect to the making of any such [increase][Incremental Term Loans], the Parent Borrower shall be in compliance with the financial covenants contained in Section 6.1 of the Credit Agreement as of the last day of the most recent period of four consecutive fiscal quarters of the Parent Borrower for which financial statements have been delivered pursuant to Section 5.1 (calculated as if such [increase in Commitments and any Loans thereunder had been made] [Incremental Term Loans had been incurred] on the first day of such period).

IN WITNESS WHEREOF, the undersigned have executed this Incremental Facility Activation Notice this                   day of                                               , 20        .

Name:
Title: [Chief Financial Officer] [Vice President-Finance]

SPX CORPORATION

By:
Name:
Title:

[Amount of Commitment Increase]	[NAME OF LENDER]
[Incremental Term Loan Amount]
$	By:
Name:
Title:

CONSENTED TO:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent

By
Name:
Title

[Annex A to

Increased Facility Activation Notice

AMORTIZATION SCHEDULE]

Attachment 1 to
Increased Facility Activation Notice

[Set forth Compliance Calculations]

EXHIBIT H

[FORM OF]
NEW LENDER SUPPLEMENT

NEW LENDER SUPPLEMENT (this “New Lender Supplement”), dated                    , 201 , to the Amended and Restated Credit Agreement, dated as of December 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Lenders from time to time parties thereto, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent (in such capacity, the “Foreign Trade Facility Agent”), and such other parties thereto from time to time.

WITNESSETH:

WHEREAS, the Credit Agreement provides in Section 2.1(b) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Parent Borrower and the Administrative Agent [, the Foreign Trade Facility Agent](1) and the [Issuing Lenders][Foreign Issuing Lenders] (which consent shall not be unreasonably withheld) by executing and delivering to the Parent Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and

WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.           The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Parent Borrower [, the Issuing Lenders][, the Foreign Issuing Lenders][, the Foreign Trade Facility Agent] and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with [a                           Commitment of $                        ] [Incremental Term Loans of $                          ]

2.           The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.4 thereof, copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit

(1)The consent of the Foreign Trade Facility Agent is required to add any new Lender under the Foreign Trade Facility.

Agreement are required to be performed by it as a Lender including, without limitation, if it is a Non-U.S. Lender, its obligation pursuant to Section 2.19(e) of the Credit Agreement.

3.                                    The address of the undersigned for notices for the purposes of the Credit Agreement is as follows:

4.                                    Terms used but not otherwise defined herein and defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By
Name:
Title:

Accepted this day of
, 20 .

SPX CORPORATION

By
Name:
Title:

Accepted this day of

20 .

BANK OF AMERICA, N.A.,
as Administrative Agent

By
Name:
Title:

[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent

By
Name:
Title:

[ISSUING LENDERS]

By
Name:
Title:

[FOREIGN ISSUING LENDERS]

By
Name:
Title:

EXHIBIT I

[FORM OF]
UTILIZATION REQUEST

From:               [Name of Borrower]

To:                             Deutsche Bank AG Deutschlandgeschäft Branch

Trade Advisory

Königsallee 45-47

40212 Düsseldorf, Germany

Attn: Roland Stephan or Irmgard Kleinsteinberg

[Date]

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement, dated as of December 23, 2013 (as amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), among SPX Corporation, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

We hereby give you notice that, pursuant to the Credit Agreement and upon the terms and subject to the conditions contained therein, we request the [issuance][amendment] of a Foreign Credit Instrument as specified below [and in substantially the form attached]:

(i)	Our reference:	[	]

(ii)	Type of Foreign Credit Instrument:(1)	[	]

(iii)	Beneficiary:*	[	]

(iv)	Obligor:	[	]

(v)	Face Amount: *	[	]

(vi)	Currency: *	[	]

(vii)	Expiry date: *	[	]

(viii)	Commercial Lifetime:*/**	[	]

(ix)	Reference to underlying transaction:	[	]

(x)	Foreign Credit Instrument deed to be delivered to:	[	]

(1)Not in case of an amendment.

**In case of any Foreign Credit Instrument that comprises more than one type of Foreign Credit Instrument the commercial lifetime for the different types to be included.

(xi)	Foreign Issuing Lender:	[	]

[In the case of an amendment:]

(xii)	Foreign Issuing Lender:	[	]

(xiii)	Reference No. of Foreign Issuing Lender:	[	]

(xiv)	Reference No. of Foreign Trade Facility Agent:	[	]

(xv)	Amendment details:	[	]

We confirm that, on and as of the date hereof, before and after giving effect to the issuance, amendment, renewal or extension, as applicable, of the Foreign Credit Instrument requested hereby, (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects and (b) no Default or Event of Default has occurred and is continuing.

[SPX CORPORATION][NAME OF FOREIGN SUBSIDIARY BORROWER]

By:
Name:
Title:

EXHIBIT J

[FORM OF]
[AMENDED AND RESTATED] DOMESTIC REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Domestic Revolving Loan from time to time made by the Lender to the Parent Borrower under that certain Amended and Restated Credit Agreement dated as of December 23, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Parent Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Parent Borrower promises to pay interest on the unpaid principal amount of each Domestic Revolving Loan from the date of such Domestic Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Domestic Revolving Note is one of the Domestic Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Domestic Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Domestic Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Domestic Revolving Note and endorse thereon the date, amount and maturity of its Domestic Revolving Loans and payments with respect thereto.

The Parent Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Domestic Revolving Note.

THIS DOMESTIC REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[This Domestic Revolving Note amends and restates, and is given in replacement of, that certain Domestic Revolving Note, dated June 30, 2011, given by the Parent Borrower in favor of the Lender.]

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the Parent Borrower has caused this Domestic Revolving Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT K

[FORM OF]
[AMENDED AND RESTATED] GLOBAL REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Global Revolving Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement dated as of December 23, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Global Revolving Loan from the date of such Global Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the applicable currency in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Global Revolving Note is one of the Global Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Global Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Global Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Global Revolving Note and endorse thereon the date, amount and maturity of its Global Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Global Revolving Note.

THIS GLOBAL REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[This Global Revolving Note amends and restates, and is given in replacement of, that certain Global Revolving Note, dated June 30, 2011, given by the Borrower in favor of the Lender.]

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the Borrower has caused this Global Revolving Note to be duly executed by its duly authorized officer as of the day and year first above written.

[SPX CORPORATION,
a Delaware corporation]

By:
Name:
Title:

[Foreign Subsidiary Borrower(s)]

By:
Name:
Title:

EXHIBIT L

[FORM OF]
[AMENDED AND RESTATED] TERM A NOTE

FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the portion of the Term Loan A made by the Lender to the Parent Borrower under that certain Amended and Restated Credit Agreement dated as of December 23, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Parent Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Parent Borrower promises to pay interest on the unpaid principal amount of the Term Loan A from the Effective Date until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term A Note is one of the Term A Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  The portion of the Term Loan A made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term A Note and endorse thereon the date, amount and maturity of the Term Loan A and payments with respect thereto.

The Parent Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term A Note.

THIS TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[This Term A Note amends and restates, and is given in replacement of, that certain Incremental Term Note, dated October 5, 2011, given by the Parent Borrower in favor of the Lender.]

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the Parent Borrower has caused this Term A Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT M

[FORM OF]
DELAYED DRAW TERM A NOTE

FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the portion of the Delayed Draw Term Loan A made by the Lender to the Parent Borrower under that certain Amended and Restated Credit Agreement dated as of December 23, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Parent Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Parent Borrower promises to pay interest on the unpaid principal amount of the Delayed Draw Term Loan A from the Effective Date until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Delayed Draw Term A Note is one of the Delayed Draw Term A Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Delayed Draw Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  The portion of the Delayed Draw Term Loan A made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Delayed Draw Term A Note and endorse thereon the date, amount and maturity of the Delayed Draw Term Loan A and payments with respect thereto.

The Parent Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Delayed Draw Term A Note.

THIS DELAYED DRAW TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the Parent Borrower has caused this Delayed Draw Term A Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT N

[FORM OF]
AMENDED AND RESTATED SWINGLINE NOTE

FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promises to pay to                              or registered assigns (the “Swingline Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swingline Loan from time to time made by the Swingline Lender to the Parent Borrower under that certain Amended and Restated Credit Agreement dated as of December 23, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Parent Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Parent Borrower promises to pay interest on the unpaid principal amount of each Swingline Loan from the date of such Swingline Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Swingline Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Swingline Note is the Swingline Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Swingline Loans made by the Swingline Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Swingline Lender may also attach schedules to this Swingline Note and endorse thereon the date, amount and maturity of its Swingline Loans and payments with respect thereto.

The Parent Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Swingline Note.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This Swingline Note amends and restates, and is given in replacement of, that certain Swingline Note, dated June 30, 2011, given by the Parent Borrower in favor of the Swingline Lender.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the Parent Borrower has caused this Swingline Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT O

[FORM OF]
INCREMENTAL TERM NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower[(s)]”), hereby promise[s] to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Incremental Term Loan made by the Lender to the Parent Borrower under that certain Amended and Restated Credit Agreement dated as of December 23 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Parent Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower[(s)] promise[s] to pay interest on the unpaid principal amount of the Incremental Term Loans from the date of the Incremental Term Loans until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement and the applicable Incremental Facility Activation Notice.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the applicable currency in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Incremental Term Note is one of the Incremental Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Incremental Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  The Incremental Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Incremental Term Note and endorse thereon the date, amount and maturity of the Incremental Term Loan and payments with respect thereto.

The Borrower[(s)], for [itself][themselves] and [its][their] successors and assigns, hereby waive[s] diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Incremental Term Note.

THIS INCREMENTAL TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, [the][each] Borrower has caused this Incremental Term Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT P

[FORM OF]
COMPLIANCE CERTIFICATE

Financial Statement Date:                     , 20

To:                             Bank of America, N.A., as Administrative Agent

Re:                             Amended and Restated Credit Agreement dated as of December 23, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Financial Officer hereby certifies as of the date hereof that [he/she] is the                                of the Parent Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.                                  Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.1(a) of the Credit Agreement for the fiscal year of the Parent Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.                                  Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.1(b) of the Credit Agreement for the fiscal quarter of the Parent Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.                                      The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Parent Borrower during the accounting period covered by the attached financial statements.

3.                                      A review of the activities of the Parent Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Parent Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 3.4 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.                                      The financial covenant analyses and calculation of Consolidated Leverage Ratio and Consolidated Interest Coverage Ratio set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                     , 201    .

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT Q

[FORM OF]
FOREIGN ISSUING LENDER JOINDER AGREEMENT

THIS FOREIGN ISSUING LENDER JOINDER AGREEMENT (this “Agreement”) dated as of                    , 20     is among SPX CORPORATION, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers(1) identified on the signature pages hereto (the “Foreign Subsidiary Borrowers”), the Subsidiary Guarantors identified on the signature pages hereto (the “Subsidiary Guarantors”), [                              ] (the “New Foreign Issuing Lender”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) party to the Credit Agreement (as hereafter defined) and DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as the Foreign Trade Facility Agent (in such capacity, the “Foreign Trade Facility Agent”).

WITNESSETH

WHEREAS the Parent Borrower, the Lenders, the Foreign Trade Facility Agent, the Administrative Agent and such other parties thereto from time to time are parties to that certain Amended and Restated Credit Agreement, dated as of December 23, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.6(t) of the Credit Agreement, the Parent Borrower has the right to designate additional Foreign Issuing Lenders to provide additional Participation Foreign Credit Instrument Issuing Commitments (an “Additional Participation Foreign Credit Instrument Issuing Commitment”) and/or additional Bilateral Foreign Credit Instrument Issuing Commitments (an “Additional Bilateral Foreign Credit Instrument Issuing Commitment”) and/or designate existing Foreign Issuing Lenders to provide an increase to its existing Participation Foreign Credit Instrument Issuing Commitment (an “Increased Participation Foreign Credit Instrument Issuing Commitment”) and/or its existing Bilateral Foreign Credit Instrument Issuing Commitments (an “Increased Bilateral Foreign Credit Instrument Issuing Commitment”); and

WHEREAS, the New Foreign Issuing Lender has agreed to provide a [$                      ] [Participation Foreign Credit Instrument Issuing Commitment] [Bilateral Foreign Credit Instrument Issuing Commitment] under the Credit Agreement which is an [Additional Participation Foreign Credit Instrument Issuing Commitment] [Additional Bilateral Foreign Credit Instrument Issuing Commitment] [Increased Participation Foreign Credit Instrument Issuing Commitment] [Increased Bilateral Foreign Credit Instrument Issuing Commitment] on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.                                      Commitment.  The New Foreign Issuing Lender hereby agrees that from and after the date hereof the New Foreign Issuing Lender shall have a [Participation Foreign Credit Instrument Issuing

(1)         Only include signature pages for those Foreign Subsidiary Borrowers under the Foreign Trade Facility.

Commitment] [Bilateral Foreign Credit Instrument Issuing Commitment] of [$                    ] under the Credit Agreement.  [The Parent Borrower, the Foreign Subsidiary Borrowers and the New Foreign Issuing Lender hereby acknowledge, agree and confirm that the New Foreign Issuing Lender shall from and after the date hereof be deemed to be a party to the Credit Agreement in such capacity and a “Foreign Issuing Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Foreign Issuing Lender under the Credit Agreement and the other Loan Documents as if the New Foreign Issuing Lender had executed the Credit Agreement] [If such New Foreign Issuing Lender is already a party to the Credit Agreement, the Parent Borrower, the Foreign Subsidiary Borrowers and the New Foreign Issuing Lender hereby acknowledge, agree and confirm that the New Foreign Issuing Lender shall continue to have all of the rights and obligations of a Foreign Issuing Lender under the Credit Agreement and the other Loan Documents].

3.                                      Conditions Precedent.  This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a)                                 receipt by the Administrative Agent of this Agreement executed by the Parent Borrower, the Foreign Subsidiary Borrowers, the Subsidiary Guarantors, the New Foreign Issuing Lender, the Foreign Trade Facility Agent and the Administrative Agent; and

(b)                                 receipt by the Administrative Agent of a certificate dated as of the date of the [Additional Participation Foreign Credit Instrument Issuing Commitment] [Additional Bilateral Foreign Credit Instrument Issuing Commitment] [Increased Participation Foreign Credit Instrument Issuing Commitment] [Increased Bilateral Foreign Credit Instrument Issuing Commitment] from a Responsible Officer of the Parent Borrower, certifying that, before and after giving effect to the [Additional Participation Foreign Credit Instrument Issuing Commitment] [Additional Bilateral Foreign Credit Instrument Issuing Commitment] [Increased Participation Foreign Credit Instrument Issuing Commitment] [Increased Bilateral Foreign Credit Instrument Issuing Commitment] , (A) the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of the [Additional Participation Foreign Credit Instrument Issuing Commitment] [Additional Bilateral Foreign Credit Instrument Issuing Commitment] [Increased Participation Foreign Credit Instrument Issuing Commitment] [Increased Bilateral Foreign Credit Instrument Issuing Commitment], except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (B) no Default or Event of Default shall have occurred and be continuing.

4.                                      Notices.  The applicable address, facsimile number and electronic mail address of the New Foreign Issuing Lender for purposes of Section 9.1 of the Credit Agreement are as set forth in the administrative questionnaire delivered by the New Foreign Issuing Lender to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Foreign Issuing Lender in a notice to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower.

5.                                      Reaffirmation of Guarantee.  Each Subsidiary Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement and (b) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Subsidiary Guarantor’s obligations under the Loan Documents.

6.                                      Schedule 1.1A.  The parties hereto agree that Schedule 1.1A to the Credit Agreement is hereby deemed to be amended to reflect the [Additional Participation Foreign Credit Instrument Issuing Commitment] [Additional Bilateral Foreign Credit Instrument Issuing Commitment] [Increased Participation Foreign Credit Instrument Issuing Commitment] [Increased Bilateral Foreign Credit Instrument Issuing Commitment] of the New Foreign Issuing Lender.

7.                                      Acknowledgment by Agents.  Each of the Administrative Agent and the Foreign Trade Facility Agent hereby acknowledge and agree that the New Foreign Issuing Lender is reasonably acceptable to the Administrative Agent and the Foreign Trade Facility Agent.

8.                                      Governing Law.  This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance, with the laws of the State of New York.

9.                                      Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of any executed counterparts of this Agreement by telecopier, pdf or other electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parent Borrower, the Foreign Subsidiary Borrowers, the Subsidiary Guarantors, the New Foreign Issuing Lender, the Foreign Trade Facility Agent and the Administrative Agent have caused this Agreement to be executed by their officers thereunto duly authorized as of the date hereof.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

[FOREIGN SUBSIDIARY BORROWER(S)]

By:
Name:
Title:

[SUBSIDIARY GUARANTOR(S)]

By:
Name:
Title:

[NEW FOREIGN ISSUING LENDER]

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as Foreign Trade Facility Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT R

[FORM OF]
UK TAX CERTIFICATION

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of December 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and such other parties thereto from time to time.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

Pursuant to Section 2.19A of the Credit Agreement, the undersigned hereby certifies that

1. The Assignee confirms, for the benefit of the Administrative Agent and without liability to any UK Obligor (as defined in Section 2.19A), that it is:

(a) [a Qualifying Lender falling within paragraph (i)(A) or paragraph (ii) of the definition of Qualifying Lender];

(b) [a Treaty Lender];

(c) [not a Qualifying Lender].

[Delete as appropriate].

2. The Assignee confirms that the person beneficially entitled to interest payable to that Lender in respect of Loan is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes; or

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. (For these purposes “CTA” has the same meaning as defined in Section 2.19A).[Include the confirmation in paragraph 2 above if Assignee comes within definition of paragraph (i)(B) of the definition of Qualifying Lender in Section 2.19A].

3. The Assignee confirms (for the benefit of the Administrative Agent and without liability to any UK Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [    ]) and is tax resident in [      ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Parent Borrower that:

(a) each UK Obligor which is a UK Obligor on the date on which the Assignee becomes a Lender under this Agreement must, to the extent that the Assignee becomes a Lender under a Facility which is made available to that UK Obligor pursuant to Section 2.1 (Commitments; Incremental Facilities) of this Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the date on which the Assignee becomes a Lender under this Agreement; and

(b) each UK Obligor which becomes a party to this Agreement as a UK Obligor after the date on which the Assignee becomes a party must, to the extent that the Assignee becomes a Lender under a Facility which is made available to that UK Obligor pursuant to Section 2.1 (Commitments; Incremental Facilities) of this Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the UK Obligor becoming a party to this Agreement.

(For these purposes “UK Obligor” has the same meaning as defined in Section 2.19A).

[The confirmation in the paragraph 3 above must be included if the Assignee holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement].

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the      day of                       .

[Lender]

By:
Name:
Title: